Exhibit 10.2

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ANNEX TO AMENDMENT AND RESTATEMENT AGREEMENT

AMENDED AND RESTATED UK CREDIT AGREEMENT

Dated as of 30 December, 2005

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the UK Lenders

and

BANK OF AMERICA, N.A.
as the Administrative Agent

and

BANK OF AMERICA, N.A.
as the UK Fronting Lender, the UK Agent and the UK Security Trustee

and

MOBILE STORAGE GROUP, INC.

as the US Borrower

and

MOBILE SERVICES GROUP, INC.
as the Parent Guarantor

and

RAVENSTOCK MSG LIMITED
as the UK Borrower

and

BANC OF AMERICA SECURITIES LLC
as Sole Arranger and Book Runner

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5.1	Books and Records	30
5.2	Financial Information	30
5.3	Notices to the Lenders	34

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS		36

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	36
6.2	Validity and Priority of Security Interest	37
6.3	Organization and Qualification	37
6.4	Corporate Name; Prior Transactions	37
6.5	Subsidiaries and Affiliates	37
6.6	Financial Statements and Projections	38
6.7	Capitalization	38
6.8	Solvency	38
6.9	Debt	38
6.10	Distributions	39
6.11	Personal Property; Real Estate; Leases	39
6.12	Proprietary Rights	.40
6.13	Trade Names	41
6.14	Litigation	41
6.15	Labor Disputes	41
6.16	Environmental Laws	41
6.17	No Violation of Law	42
6.18	No Default	42
6.19	ERISA Compliance	42
6.20	Taxes	44
6.21	Regulated Entities	44
6.22	Use of Proceeds; Margin Regulations	44
6.23	Copyrights, Patents, Trademarks and Licenses, etc	44
6.24	No Material Adverse Change	44
6.25	Full Disclosure	44
6.26	Material Agreements	45
6.27	Bank Accounts	45
6.28	Governmental Authorization	45
6.29	Tax Shelter Regulations	45
6.30	Non-Guarantor Subsidiaries	45
6.31	Luxembourg Subsidiaries	45
6.32	UK Financial Assistance	45
6.33	Subordinated Debt	46
6.34	Sales of Vehicles	46
6.35	Anti-Terrorism Laws	46

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS		46

7.1	Taxes and Other Obligations	46
7.2	Legal Existence and Good Standing	47

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7.3	Compliance with Law and Agreements; Maintenance of Licenses	47
7.4	Maintenance of Property; Inspection of Property	47
7.5	Insurance	48
7.6	Insurance and Condemnation Proceeds	49
7.7	Environmental Laws	50
7.8	Compliance with ERISA and other laws	52
7.9	Mergers, Amalgamations, Consolidations or Sales	53
7.10	Distributions; Capital Change; Restricted Investments	54
7.11	Transactions Affecting Collateral or Obligations	55
7.12	Guaranties	56
7.13	Debt	56
7.14	Prepayments; Payments on Subordinated Note Debt; Payments on Intercompany Debt	59
7.15	Transactions with Affiliates	60
7.16	Investment Banking and Finder’s Fees	61
7.17	Business Conducted	62
7.18	Liens	62
7.19	Sale and Leaseback Transactions	62
7.20	New Subsidiaries	62
7.21	Fiscal Year	62
7.22	Depreciation Method	62
7.23	Cash Interest Coverage Ratio	63
7.24	Maximum Consolidated Total Debt to Pro Forma EBITDA Ratio	63
7.25	Minimum Fleet Utilization Rate	63
7.26	Capital Expenditures	64
7.27	Use of Proceeds	64
7.28	Further Assurances	64
7.29	Bank Accounts	65
7.30	Changes Relating to Permitted Subordinated Debt	65
7.31	Access Agreements	65
7.32	Additional Credit Parties	66
7.33	Mortgages	67
7.34	Preferred Stock	67
7.35	[Intentionally deleted]	68
7.36	Center of Main Interest	68
7.37	[Intentionally deleted]	68
7.38	Anti-Terrorism Laws	68

ARTICLE 8 CONDITIONS OF LENDING		68

8.1	Conditions Precedent to the Effectiveness of this Agreement and the Making of Loans on the Closing Date	68
8.2	Conditions Precedent to Each Loan	72

ARTICLE 9 DEFAULT; REMEDIES		72

9.1	Events of Default	72

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9.2	Remedies	76

ARTICLE 10 TERM AND TERMINATION		78

10.1	Term and Termination	78

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS		79

11.1	Amendments and Waivers	79
11.2	Transfers; Participations	81

ARTICLE 12 THE UK AGENT; UK SECURITY TRUSTEE; UK AGENTS; UK FRONTING LENDER		83

12.1	Appointment and Authorization	83
12.2	Delegation of Duties	84
12.3	Liability of Agent	84
12.4	Reliance by Each Agent	85
12.5	Notice of Default.	85
12.6	Credit Decision	85
12.7	Indemnification	86
12.8	Agent in Individual Capacity	86
12.9	Successor Agent	86
12.10	[Reserved]	87
12.11	Collateral Matters and Release of Guaranties	87
12.12	Restrictions on Actions by Lenders; Sharing of Payments	89
12.13	Agency for Perfection	89
12.14	Payments by Responsible Agent to Applicable Lenders	89
12.15	Settlement	90
12.16	Letters of Credit; Intra-Lender Issues	94
12.17	Concerning the Collateral and the Related Loan Documents	96
12.18	Field Audit and Examination Reports; Disclaimer by Lenders	96
12.19	Relation Among Lenders	97
12.20	Bank as UK Security Trustee	97
12.21	Protection of UK Security Trustee	97
12.22	Co-Agents	97
12.23	[Intentionally deleted]	98
12.24	Withholding Tax	98

ARTICLE 13 MISCELLANEOUS		98

13.1	No Waivers; Cumulative Remedies	98
13.2	Severability	99
13.3	Notices (a)	99
13.4	Survival of Representations and Warranties	100
13.5	Other Security and Guaranties	100
13.6	Fees and Expenses	100

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13.7	Notices	101
13.8	Waiver of Notices	103
13.9	Waiver of Counterclaims	103
13.10	Binding Effect	104
13.11	Indemnity of the Agents and the Lenders by the Borrowers	104
13.12	Rights of Third Parties	105
13.13	Law and Jurisdiction	105
13.14	Limitation of Liability	106
13.15	Final Agreement	106
13.16	Counterparts	106
13.17	Captions	106
13.18	Right of Setoff	106
13.19	Confidentiality	107
13.20	Conflicts with Other Loan Documents	108
13.21	Currency Indemnity	108
13.22	Reinstatement	108

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	-	DEFINED TERMS

ANNEX B	-	MANDATORY COSTS FORMULAE

EXHIBIT A	-	[INTENTIONALLY DELETED]

EXHIBIT B	-	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C	-	FINANCIAL STATEMENTS

EXHIBIT D	-	FORM OF NOTICE OF BORROWING

EXHIBIT E	-	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F	-	FORM OF UK TRANSFER AGREEMENT

EXHIBIT G	-	FORM OF INSTRUMENT OF JOINDER

EXHIBIT H	-	FORM OF OFFICER’S CERTIFICATE OF UK BORROWER

EXHIBIT I	-	FORM OF UK INTERCREDITOR DEED

EXHIBIT J	-	[INTENTIONALLY DELETED]

SCHEDULE 1	-	LENDERS’ COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.2	-	PRIORITY

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SCHEDULE 6.4	-	CORPORATE NAME; PRIOR TRANSACTIONS

SCHEDULE 6.5	-	SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7	-	CAPITALIZATION

SCHEDULE 6.9	-	DEBT

SCHEDULE 6.10	-	DISTRIBUTIONS

SCHEDULE 6.11	-	REAL ESTATE; LEASES; ORAL LEASES

SCHEDULE 6.12	-	PROPRIETARY RIGHTS

SCHEDULE 6.13	-	TRADE NAMES

SCHEDULE 6.14	-	LITIGATION

SCHEDULE 6.15	-	LABOR DISPUTES

SCHEDULE 6.16	-	ENVIRONMENTAL LAW

SCHEDULE 6.19	-	ERISA COMPLIANCE

SCHEDULE 6.26	-	MATERIAL AGREEMENTS

SCHEDULE 6.27	-	BANK ACCOUNTS

SCHEDULE 7.4	-	PROPERTY

SCHEDULE 7.15	-	TRANSACTIONS WITH AFFILIATES

AMENDED AND RESTATED CREDIT AGREEMENT

                    This AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT, dated as of 30 December, 2005, (this “Agreement” or the “UK Credit Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “UK Lender” and collectively as the “UK Lenders”), BANK OF AMERICA, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the UK Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., with an office at 5 Canada Square, London El4 5AQ, as fronting lender for the UK Revolver Participants (as defined below) (in such capacity, together with its permitted successors and assigns in such capacity, the “UK Fronting Lender”), as agent for the UK Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “UK Agent”) and as security trustee (in such capacity, together with its permitted successors and assigns in such capacity, the “UK Security Trustee”) (the Administrative Agent, the UK Agent and the UK Security Trustee are sometimes collectively referred to herein as the “UK. Agents”), MOBILE STORAGE GROUP, INC., a Delaware corporation, with offices at 7590 North Glenoaks Blvd., Burbank, California 91504 (“MSG”), RAVENSTOCK MSG LIMITED, a company incorporated under the laws of England and Wales with company number 4283040 and whose registered office is at 32-38 Station Road, Gerrards Cross, SL9 8EL (“Ravenstock”) (Ravenstock and each Subsidiary of Ravenstock which becomes a Borrower in accordance with this Agreement is sometimes referred to in this Agreement as a “UK Borrower” and collectively the “UK Borrowers”) and MOBILE SERVICES GROUP, INC., a Delaware corporation (the “Parent Guarantor”).

W I T N E S S E T H:

                    WHEREAS, pursuant to the Existing US Credit Agreement the Existing US Lenders have extended credit in the form of, among other things, Existing US Revolving Loans;

                    WHEREAS, MSG has requested that the US Lenders continue to make available to MSG and each of the US Borrowers a revolving line of credit for revolving loans and letters of credit in an amount not to exceed $260,000,000 less the Dollar Equivalent of the UK Aggregate Outstandings (as defined below), and which extensions of credit the US Borrowers will use for the purposes permitted hereunder;

                    WHEREAS, pursuant to the Existing UK Credit Agreement the Existing UK Lenders have extended credit in the form of, among other things, Existing UK Revolving Loans;

                    WHEREAS, Ravenstock has requested that the UK Lender’s continue to make available to the UK Borrowers a line of credit for revolving loans and letters of credit in an aggregate amount not to exceed £75,000,000, which extensions of credit the UK Borrowers will use for the purposes permitted hereunder;

                    WHEREAS, each of the Borrowers and the Guarantors are engaged in an interrelated business enterprise with an identity of interests, and accordingly the financing provided

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Under this Agreement and the US Credit Agreement will directly and indirectly benefit each of the Borrowers and the Guarantors;

                    WHEREAS, the Borrowers would not be able to obtain financing for their businesses and the businesses of their Subsidiaries on terms and conditions as favorable as those set forth in this Agreement and the US Credit Agreement unless the US Obligors and UK Obligors guarantee the UK Obligations of the UK Borrowers under this Agreement and the US Obligors guarantee the US Obligations of the US Borrowers under the US Credit Agreement, in each case as provided in the Loan Documents;

                    WHEREAS, each UK Credit Party desires that (a) the UK Lenders continue the Existing UK Letters of Credit as UK Letters of Credit, continue the Existing UK Revolving Loans and Existing UK Commitments as UK Revolving Loans and UK Commitments hereunder and agree to increase the Commitments and extend the credit facilities and (b) the UK Lenders agree to amend and restate the Existing UK Credit Agreement in its entirety for the purpose of making the amendments reflected herein;

                    WHEREAS, the UK Lenders have agreed to amend and restate the Existing UK Credit Agreement in its entirety for the purpose of making the amendments reflected herein, which amendment and restatement shall become effective on and from the Closing Date upon the satisfaction of the conditions precedent set forth in the UK Amendment and Restatement Agreement;

                    WHEREAS, each US Credit Party desires that (a) the US Lenders continue the Existing US Letters of Credit as US Letters of Credit, continue the Existing US Revolving Loans and Existing US Commitments as US Revolving Loans and US Commitments under the US Credit Agreement and agree to increase the Commitments and extend the credit facilities and (b) the US Lenders agree to amend and restate the Existing US Credit Agreement in its entirety for the purpose of making the amendments reflected in the US Credit Agreement (such amended and restated credit agreement, the “US Credit Agreement”);

                    WHEREAS, the US Lenders have agreed to amend and restate the Existing US Credit Agreement for the purpose of making the amendments reflected therein, which amendment and restatement shall become effective on the Closing Date upon the satisfaction of the conditions precedent set forth, therein;

                    WHEREAS, each UK Borrower desires to continue to guarantee and secure all of the UK Obligations hereunder and under the other UK Loan Documents to the extent so guaranteed and secured under the Existing UK Credit Agreement and the UK Loan Documents, as in effect prior to the date hereof, and as further provided herein;

                    WHEREAS, the UK Guarantors have agreed to continue to guarantee and secure all of the UK Obligations hereunder and under the other UK Loan Documents to the extent so guaranteed and secured under the Existing UK Credit Agreement and the UK Loan Documents, as in effect prior to the date hereof, and as further provided herein; and

                    WHEREAS, capitalised terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and

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incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all annexes, exhibits and schedules attached hereto are incorporated herein by reference.

                    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the UK Lenders, the Administrative Agent, the UK Agent, the UK Security Trustee, the Documentation Agent, if any, and the UK Borrowers hereby agree as follows.

ARTICLE 1
LOANS AND LETTERS OF CREDIT

                    1.1 Total UK Facility. Subject to all of the terms and conditions of this Agreement, the UK Lenders agree to continue the Existing Revolving Loans and Existing Letters of Credit as UK Revolving Loans and Letters of Credit hereunder and to make available a total credit facility of up to £75,000,000 (the “Total UK Facility”) to the UK Borrowers from time to time during the term of this Agreement. The Total UK Facility shall be composed of a revolving line of credit consisting of UK Revolving Loans and Letters of Credit. On the Closing Date, the Borrowers (directly or through funding of a Revolving Loan) shall pay in full the Existing Term Loans and the Existing UK Credit Agreement and the Existing US Credit Agreement shall be amended and restated in their entirety as more particularly described herein and therein and neither the Credit Parties nor the Lenders shall be subject to or bound by any of the terms or provisions of the Existing US Credit Agreement or the Existing UK Credit Agreement and shall only be subject to or bound by the terms and provisions of this Agreement and the US Credit Agreement in respect of the US Commitments, the UK Commitments, the Loans and other Obligations and the transactions contemplated hereby and thereby, as set forth herein and therein. The parties to this Agreement acknowledge and agree that this Agreement, the US Credit Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Revolving Loans and other obligations under the Existing US Credit Agreement and the Existing UK Credit Agreement (other than the prepayment of the Existing Term Loans made concurrently with the effectiveness of the UK Credit Agreement or the US Credit Agreement) and that all such obligations (other than the Existing Term Loans so prepaid) are in all respects continued and outstanding as obligations under this Agreement and the US Credit Agreement with only the terms being modified from and after the Closing Date as provided in this Agreement, the US Credit Agreement and the other Loan Documents. By its execution hereof, each UK Lender consents to the amendment, amendment and restatement, replacement or other modification to any other Loan Document being so amended, amended and restated, replaced or otherwise modified on the Closing Date in the form approved by the UK Agent.

                    1.2 UK Revolving Loans.

               (a) (i) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Funding UK Lender and the UK Fronting Lender (as fronting lender for each of the UK Revolver Participants) severally, but not jointly, agrees, upon the UK Borrower Representative’s request from time to time on any UK

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Business Day during the period from the Closing Date to the Termination Date, to make revolving loans in Pounds Sterling (the “UK Revolving Loans”) to the UK Borrowers (or to continue Existing Revolving Loans under the UK Credit Agreement) in amounts not to exceed such Funding UK Lender’s (or in the case of the UK Fronting Lender, the total aggregate amount of the UK Revolver Participants’) Pro Rata Share of UK Availability, except for Non-Ratable Loans and Agent Advances (together with the agreement set forth in Section 1.4 to issue Letters of Credit or provide Credit Support for the account of the UK Borrowers, the “UK Revolving Facility”). The UK Lenders, however, in their unanimous discretion, may elect to make (or, in the case of the UK Revolver Participants direct the UK Fronting Lender to make) UK Revolving Loans or issue or arrange to have issued Letters of Credit for the account of the UK Borrowers in excess of the UK Borrowing Base on one or more occasions, but if they do so, neither the UK Agent nor the UK Lenders shall be deemed thereby to have changed the limits of the UK Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Outstandings would exceed Total Excess Availability (with Total Excess Availability for this purpose only calculated as if Aggregate Outstandings, US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero) after giving effect to any UK Borrowing or if UK Aggregate Outstandings would exceed UK Availability (with UK Availability for this purpose only calculated as if US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero) after giving effect to any UK Borrowing, the UK Lenders may refuse to make (or, in the case of the UK Revolver Participants refuse to direct the UK Fronting Lender to make) or may otherwise restrict the making of UK Revolving Loans as the UK Lenders determine until such excess has been eliminated, subject to the UK Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

                    (ii) Participations. Each of the UK Revolver Participants agrees to enter into and assume a risk participation with and from the UK Fronting Lender (and the UK Fronting Lender hereby agrees to such risk participation) in the amount of its UK Revolver Participant Commitment on the terms and conditions set out in this Agreement.

(b) Procedure for Borrowing.

                              (1) Each UK Borrowing of UK Revolving Loans shall be made upon the UK Borrower Representative’s irrevocable written notice delivered to the UK Agent, with a copy to the Administrative Agent in the form of a notice of borrowing in the form attached hereto as Exhibit D (“Notice of Borrowing”), which must be received by the UK Agent prior to (i) 11:00 a.m. (London time) three UK Business Days prior to the requested Funding Date, in the case of UK LIBOR Revolving Loans and (ii) 11:00 a.m. (London time) one UK Business Day prior to the requested Funding Date, in the case of UK Base Rate Revolving Loans, specifying:

                              (A) the amount of UK Borrowing, which in the case of a UK LIBOR Revolving Loan must equal to or exceed £500,000 (and increments of £250,000 in excess of such amount);

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                              (B) the requested Funding Date, which must be a UK Business Day;

                              (C) whether the UK Revolving Loans requested are to be UK Base Rate Revolving Loans or UK LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a UK Base Rate Revolving Loan); and

                              (D) the duration of the Interest Period for any requested UK LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the UK Borrowing to be made on the Closing Date, such UK Borrowings will consist of UK Base Rate Revolving Loans only.

                              (2) The UK Borrowers shall have no right to request a UK LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

                         (c) Reliance upon Authority; Appointment of UK Borrower Representatives.

                              (1) Each UK Borrower hereby designates Ravenstock as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing and Notices of Conversion/Continuation, in each case in respect of UK Revolving Loans, giving instructions with respect to the disbursement of the proceeds of the UK Revolving Loans, selecting interest rate options, requesting Letters of Credit for the account of any UK Borrower, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any UK Borrower or UK Borrowers under the Loan Documents (in such capacity, the “UK Borrower Representatives”). The UK Borrower Representative hereby accepts such appointment. Each UK Agent, the Letter of Credit Issuer and each UK Lender may regard any notice or other communication pursuant to any Loan Document from the UK Borrower Representative as a notice or communication from all UK Borrowers, and may give any notice or communication required or permitted to be given to the UK Borrower or Borrowers hereunder to the UK Borrower Representative on behalf of the UK Borrower or Borrowers. Each UK Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the UK Borrower Representative shall be deemed for all purposes to have been made by such UK Borrower and shall be binding upon and enforceable against such UK Borrower to the same extent as if the same had been made directly by such UK Borrower.

                              (2) All UK Borrowers acknowledge and agree that the UK Borrowers are engaged in an integrated operation that requires financing on the basis of credit availability to each UK Borrower, that the co-borrowing and participation arrangement has been established at the request of the UK Borrowers, and that each UK Borrower expects to derive, directly or indirectly, benefit from such credit availability to the other UK Borrowers. Neither any UK Agent nor the Letter of Credit Issuer nor any UK Lender shall incur any liability to UK Borrowers or any other Credit Party as a result of the co-borrowing and participation

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arrangement for the UK Borrowers established by this Agreement and shall not have any liability or responsibility to the UK Borrowers to inquire into the allocation, apportionment or use of the proceeds of any UK Revolving Loans or extensions of credit hereunder. To induce the UK Agents, the Letter of Credit Issuer and the UK Lenders to establish this co-borrowing and participation arrangement for the UK Borrowers and in consideration thereof, each UK Borrower hereby indemnifies the UK Agents, the Letter of Credit Issuer and the UK Lenders (including for the avoidance of doubt the UK Fronting Lender and the UK Revolver Participants), and their respective successors and assigns, and agrees to hold each of them harmless from any and all liabilities, expenses, losses, damages and claims asserted against them by any Person arising from or incurred by reason of the designation of the UK Borrower Representative as such and the co-borrowing and participation arrangements of the UK Borrowers as provided in this Agreement, any reliance by any UK Agent, the Letter of Credit Issuer or any UK Lender on any document, request or instruction given by the UK Borrower Representative designated by the UK Borrowers herein to act on their behalf or any other action taken by any UK Agent, the Letter of Credit Issuer or the UK Lenders with respect to the co-borrowing and participation arrangement; provided, however, that no UK Borrower shall have an obligation to indemnify any UK Agent, the Letter of Credit Issuer or any UK Lender under this Section 1.2(c)(2) with respect to any liabilities resulting solely from the gross negligence or willful misconduct of such indemnified party as determined in a final non-appealable judgment of a court of competent jurisdiction. The agreements of the UK Borrowers contained in this Section l.2(c)(2) shall survive payment of all other Obligations.

                              (3) Prior to the Closing Date, the UK Borrower Representative shall deliver to the UK Agent, a notice setting forth the account of each UK Borrower (each, a “Designated Account”) to which the Applicable Agent is authorized to transfer the proceeds of the UK Revolving Loans requested hereunder. Each UK Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the UK Agent. The UK Agent is entitled to rely conclusively on any person’s request for UK Revolving Loans on behalf of each UK Borrower, so long as the proceeds thereof are to be transferred to such UK Borrower’s Designated Account. The UK Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the UK Borrower to make such requests on its behalf.

               (d) No Liability. No UK Agent shall incur any liability to any UK Borrower as a result of acting upon any notice referred to in Section 1.2(b) which the UK Agent believes in good faith to have been given by an officer or other person duly authorized by the UK Borrower Representative to request UK Revolving Loans on behalf of the UK Borrowers. The crediting of UK Revolving Loans to a UK Borrower’s Designated Account conclusively establishes the obligation of such UK Borrower to repay such UK Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing made pursuant to Section 1.2(b) shall be irrevocable. The UK Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) UK Agent’s Election. Promptly after receipt of a Notice of Borrowing, the UK Agent shall elect to have the terms of Section 1.2(g) or the terms of

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Section 1.2(h) apply to such requested UK Borrowing. If the Administrative Agent declines in its sole discretion to have the Bank make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested UK Borrowing.

               (g) Making of UK Revolving Loans. If the UK Agent elects to have the terms of this Section 1.2(g) apply to a requested UK Borrowing, then promptly after receipt of a Notice of Borrowing, the UK Agent shall notify the UK Lenders in writing by telecopy or e-mail of the requested UK Borrowing. Each Funding UK Lender shall transfer its Pro Rata Share and the UK Fronting Lender (as fronting lender for the UK Revolver Participants) shall transfer the UK Revolver Participants’ Pro Rata Share of the requested UK Borrowing to the UK Agent in immediately available funds, to the account from time to time designated by the UK Agent, not later than 11:00 a.m. (London time) on the applicable Funding Date. After the UK Agent’s receipt of all proceeds of such UK Revolving Loans, the UK Agent shall make the proceeds of such UK Revolving Loans available to the UK Borrowers on the applicable Funding Date by transferring same day funds to the UK Borrower’s Designated Account; provided, however, that the amount of UK Revolving Loans so made on any date shall not exceed either UK Availability or Total Excess Availability on such date.

(h) Making of Non-Ratable Loans.

                         (1) If the UK Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested UK Borrowing, the Bank shall make a UK Revolving Loan in the amount of that UK Borrowing available to the UK Borrower on the applicable Funding Date by transferring same day funds to UK Borrower’s Designated Account or, in the case of UK Revolving Loans made on the Closing Date, to such accounts as designated by the UK Borrower Representative in writing. Each UK Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such UK Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other UK Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time to all UK Borrowers shall not exceed £10,000,000. The UK Agent shall not request the Bank to make any Non-Ratable Loan if (1) the UK Agent has received written notice from any UK Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested UK Borrowing would exceed UK Availability or Total Excess Availability on that Funding Date.

                         (2) The Non-Ratable Loans to the UK Borrower shall be secured by the UK Agents’ Liens in and to the UK Collateral and shall constitute UK Base Rate Revolving Loans and UK Obligations of the UK Borrowers hereunder.

                         (i) Agent Advances.

                         (1) Subject to the limitations set forth below, the UK Agent is authorized by each UK Obligor and each UK Lender, from time to time in the UK Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that

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any of the other conditions precedent set forth in Article 8 have not been satisfied, to make UK Base Rate Revolving Loans to the UK Borrowers on behalf of the UK Lenders in an aggregate amount outstanding at any time not to exceed 10% of the UK Borrowing Base but not in excess of the Maximum UK Amount which the UK Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the UK Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the UK Revolving Loans and other UK Obligations, or (3) to pay any other amount chargeable to the UK Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided, that the UK Required Lenders may at any time revoke the UK Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the UK Agent’s receipt thereof.

                         (2) The Agent Advances made with respect to any UK Borrower shall be secured by the UK Agents’ Liens in and to the UK Collateral and shall constitute UK Base Rate Revolving Loans and UK Obligations of the UK Borrowers hereunder.

                    1.3 [Intentionally deleted].

                    1.4 Letters of Credit.

               (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, UK Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of a UK Borrower one or more standby letters of credit when instructed by the UK Borrower Representative (“Letter of Credit”) and/or (ii) to provide credit support or other enhancement to an issuer of a letter of credit acceptable to UK Agent, which issues a Letter of Credit for the account of any UK Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) when instructed by such UK Borrower Representative from time to time during the term of this Agreement.

               (b) Amounts; Outside Expiration Date. The UK Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the UK Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the UK Borrowers in connection with the opening thereof would exceed either UK Availability or Total Excess Availability at such time; (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit; (iv) a Default or Event of Default has occurred and is continuing; or (v) such Letter of Credit for the account of any UK Borrower is denominated in any currency other than Pounds Sterling. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each UK Lender shall be deemed to have consented to any such extension or renewal unless the Required Lenders shall have provided to the UK Agent, written notice that they decline to consent to any such

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extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit.

               (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Letter of Credit Issuer to issue or the UK Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the UK Agent:

                              (1) The UK Borrower Representative shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the UK Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the UK Agent and the Letter of Credit Issuer; and

                              (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                         (d) Issuance of Letters of Credit.

                              (1) Request for Issuance. The UK Borrower Representative must notify the UK Agent of a requested Letter of Credit at least three (3) UK Business Days prior to the proposed issuance date (or any lesser period as approved by the UK Agent and the Letter of Credit Issuer). Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the UK Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the UK Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The UK Borrower Representative shall attach to such notice the proposed form of the Letter of Credit.

                              (2) Responsibilities of the UK Agent; Issuance. As of the UK Business Day immediately preceding the requested issuance date of the Letter of Credit, the UK Agent shall determine the amount of the UK Unused Letter of Credit Subfacility and UK Availability or Total Excess Availability. If (i) the face amount of the requested Letter of Credit is less than the UK Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the UK Borrower in connection with the opening thereof would not exceed UK Availability or Total Excess Availability, the UK

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Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                              (3) No Extensions or Amendment. The UK Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

               (e) Payments Pursuant to Letters of Credit. The UK Borrowers agree, jointly and severally to reimburse immediately when due the Letter of Credit Issuer for any draw under any Letter of Credit and the UK Agent for the account of the Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants) upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit issued for its account immediately when due, irrespective of any claim, setoff, defense or other right which the UK Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the UK Borrowers to the UK Agent for a Borrowing of a UK Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing, and the UK Agent is authorized to charge the UK Borrowers’ Loan Account for the amount of such drawing in accordance with Section 3.6.

(f) Indemnification; Exoneration; Power of Attorney.

                              (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the UK Borrowers agree, jointly and severally, to protect, indemnify, pay and save the UK Lenders (including, for the avoidance of doubt, the UK Fronting Lender and the UK Revolver Participants) and the UK Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any UK Lender or the UK Agent (other than a UK Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The UK Borrowers’ obligations under this Section shall survive payment of all other Obligations.

                              (2) Assumption of Risk by the Applicable Borrowers. As among the UK Borrowers, the UK Lenders, and the UK Agents, the UK Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the UK Lenders and the UK Agents (in each case, in their capacity as such) shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be

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invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the UK Lenders or the UK Agents, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the UK Agents or any UK Lender under this Section 1.4(f).

                              (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by any UK Agent or any UK Lender (excluding any UK Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of UK Agent or any UK Lender to any UK Borrower, or relieve any UK Borrower of any of its obligations hereunder to any such Person.

                              (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the UK Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the UK Borrower (or the UK Borrower Representative on its behalf) and the Letter of Credit Issuer.

                              (5) Account Party. Each UK Borrower hereby authorizes and directs any Letter of Credit Issuer to name the UK Borrower as the “Account Party” therein for any Letter of Credit issued on its behalf and to deliver to the UK Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the UK Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the UK Borrowers shall deposit with the UK Agent upon the UK Agent’s request in writing, for the ratable benefit of the UK Agents and the applicable UK Lenders, with respect to each Letter of Credit or Credit Support then outstanding, either (X) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the UK Agent, issued by an issuer satisfactory to the UK Agent in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support or (Y) cash collateral in such amount. The UK Agent shall be entitled to draw on such Supporting Letter of Credit, or withdraw from the cash collateral account, for amounts necessary to reimburse the UK Agent and the applicable UK Lenders for payments to be made by the UK Agent and the Funding UK Lenders (and the UK Fronting Lender as

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fronting lender for the UK Revolver Participants) under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit or cash collateral shall be held by the UK Agent, for the ratable benefit of the UK Agents and the applicable UK Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding. Upon expiration of any such outstanding Letter of Credit, or cancellation and return of such Letter of Credit to the Letter of Credit Issuer, the UK Agent shall return to the UK Borrowers any Supporting Letter of Credit and pay to the UK. Borrowers any cash remaining after payment of all amounts due with respect to such Letter of Credit.

                    1.5 UK Bank Products. Each UK Borrower may request and the UK Agent may, in its sole and absolute discretion, arrange for such UK Borrower to obtain from the Bank or the Bank’s Affiliates’ UK Bank Products, although no UK Borrower is required to do so. If UK Bank Products are provided by an Affiliate of the Bank, the UK Borrowers agree, jointly and severally, to indemnify and hold the UK Agents, the Bank and the UK Lenders harmless from any and all costs and obligations now or hereafter incurred by any UK Agent, the Bank or any of the UK Lenders which arise from any indemnity given by the UK Agent to its Affiliates related to such UK Bank Products; provided, however, nothing contained herein is intended to limit any UK Borrower’s rights with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between any UK Borrower and the Bank which relate to UK Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each UK Borrower acknowledges and agrees that the obtaining of UK Bank Products from the Bank or the Bank’s Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank’s Affiliates.

                    1.6 Joint And Several Obligations; Cross-Guaranty.

               (a) Each UK Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the UK Agents and the UK Lenders the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all UK Obligations owed or hereafter owing to the UK Agent and the UK Lenders by each other UK Borrower, regardless of which UK Borrower actually receives any UK Revolving Loans or other extensions of credit under the UK Loan Documents, the amount received by any UK Borrower or the manner in which any UK Borrower, the UK Agent or any UK Lender accounts for such Loans and other extensions of credit. Each UK Borrower agrees that its joint and several guaranty of the Obligations hereunder are a continuing obligation of payment and performance and not of collection, and that its UK Obligations under this Section 1.6 shall not be discharged until payment and performance in full of all Obligations and termination of all US Commitments and UK Commitments.

               (b) The UK Obligations of the UK Borrowers under this Section 1.6 and the Liens securing such UK Obligations shall not be released or impaired by any action or inaction on the part of any UK Agent or any UK Lender which would otherwise constitute the release of a surety. Without limiting the generality of the foregoing, the

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liability of any UK Borrower hereunder shall not be affected or impaired in any manner by (i) the failure of any Person to become or remain a UK Borrower or guarantor or the failure of any UK Agent or any UK Lender to preserve, protect or enforce any right to require any Person to become or remain a UK Borrower or guarantor, (ii) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any UK Obligations of any other UK Borrower, or any taking, failure to take, release or amendment or waiver of or consent to departure from, any other guaranty of any of the UK Obligations of any other UK Borrower, (iii) any manner or order of sale or other enforcement of any Lien securing any of the UK Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the UK Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (iv) any furnishing, exchange, substitution or release of any collateral securing the UK Obligations, or any failure to perfect any Lien in any of the collateral securing the UK Obligations, or (v) any other circumstance which might otherwise constitute a defense (except the final payment in full) available to, or a discharge of, a surety or guarantor.

               (c) The liability of each UK Borrower under this Agreement for obligations in its capacity as guarantor and in its joint and several liability as a co-UK Borrower for any other UK Borrower’s UK Obligations hereunder shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than final payment in full of the UK Obligations), including the occurrence of any of the following, whether or not such Borrower shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the UK Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the UK Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant hereto or thereto, or of any other guaranty or security for the UK Obligations, in each case whether or not in accordance with the terms of this Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the UK Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the UK Obligations, even though the UK Lenders might have elected to apply such payment to any part or all of the UK Obligations; (v) any consent by any UK Lender or any UK Agent to the change, reorganization or termination of the corporate structure or existence of any other UK Borrower, or any other Person and to any corresponding restructuring of the UK Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the UK Obligations; (vii) any defenses (except the defense of final payment in full), set-offs or counterclaims which any UK Borrower, any guarantor or any other Person may allege or assert against any Agent or any Lender in respect of the UK Obligations, including, for example, failure of

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consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any UK Borrower as an obligor in respect of the UK Obligations.

               (d) To the maximum extent permitted by law, each UK Borrower in its capacity as a guarantor hereunder, hereby waives and agrees not to assert or take advantage of: (i) any defense now existing or hereafter arising based upon any legal disability or other defense of any other UK Borrower or any guarantor or other Person, or by reason of the cessation or limitation of the liability of any other UK Borrower or any guarantor or other Person from any cause other than full payment and performance of all obligations due under this Agreement or any of the other Loan Documents; (ii) any defense based upon any lack of authority of the officers, directors, partners or UK Agents acting or purporting to act on behalf of any other UK Borrower or any guarantor or other Person, or any defect in the formation of any other UK Borrower or any guarantor or other Person; (iii) the unenforceability or invalidity of any security or guaranty or the lack of perfection or continuing perfection, or failure of priority of any security for the UK Obligations; (iv) any and all rights and defenses arising out of an election of remedies by any UK Agent or any UK Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for an UK Obligation, has destroyed such UK Borrower’s rights of subrogation or otherwise; (v) any defense based upon any failure to disclose to such UK Borrower any information concerning the financial condition of any other UK Borrower or any guarantor or other Person or any other circumstances bearing on the ability of any other UK Borrower or any guarantor or other Person to pay and perform all obligations due under this Agreement or any of the other Loan Documents; (vi) any failure by any UK Agent or any UK Lender to give notice to such UK Borrower or any guarantor or other Person of the sale or other disposition of security, and any defect in notice given by any UK Agent or any UK Lender in connection with any such sale or disposition of security; (vii) any failure of any UK Agent or any UK Lender to comply with applicable laws in connection with the sale or disposition of security, including, without limitation, any failure by any UK Lender or any UK Agent to conduct a commercially reasonable sale or other disposition of such security; (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety’s or guarantor’s obligations in proportion to the principal’s obligation; (ix) any right of subrogation, any right to enforce any remedy which any UK Agent or any UK Lender may have against any other UK Borrower or any guarantor or other Person and any right to participate in, or benefit from, any security now or hereafter held by the UK Agent or any UK Lender for the UK Obligations of the other UK Borrowers, until all UK Obligations have been paid in full and the UK Commitments terminated; (x) presentment, demand, protest and notice of any kind, including notice of acceptance of this Agreement and of the existence, creation or incurring of new or additional UK Obligations; (xi) the benefit of any statute of limitations affecting the liability of any other UK Borrower or any guarantor or other Person, enforcement of this Agreement or any other Loan Documents, the liability of any other UK Borrower hereunder or the enforcement hereof; (xii) all notices of intention to accelerate and/or notice of acceleration of the UK Obligations; (xiii) relief from any

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applicable valuation or appraisement laws; (xiv) any other action by any UK Agent or any UK Lender, whether authorized by this Agreement or otherwise, or any omission by any UK Agent or any UK Lender or other failure of any UK Agent or any UK Lender to pursue, or delay in pursuing, any other remedy in its power; (xv) any and all claims and/or rights of counterclaim, recoupment, setoff or offset; and (xvi) any defense based upon the application of the proceeds of a Loan for purposes other than the purposes represented by the UK Borrowers or intended or understood by any UK Agent or any UK Lender or any UK Borrower. Each UK Borrower agrees that the payment and performance of all UK Obligations or any part thereof or other act which tolls any statute of limitations applicable to this Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such UK Borrower’s liability under this Section 1.6. Without limiting the generality of the foregoing or any other provision hereof, each UK Borrower further waives any and all rights and defenses that such UK Borrower may have as a guarantor because the UK Obligations of any of the other UK Borrowers are secured by real property of any of the other UK Borrowers; this means, among other things, that: (l) the UK Lenders may collect from such UK Borrower without first foreclosing on any real or personal property collateral pledged by any other UK Borrower, (2) if any UK Agent or any UK Lender forecloses on any real property collateral pledged by any other UK Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) any UK Agent or any UK Lender may collect from such UK Borrower even if any UK Agent or any UK Lender, by foreclosing on the real property collateral, has destroyed any right such UK Borrower may have to collect from any other UK Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses each UK Borrower may have because the UK Obligations are secured by real property of any other UK Borrower. Based on the preceding sentence and without limiting the generality of the foregoing waivers contained in this subparagraph or any other provision hereof, each UK Borrower expressly waives to the maximum extent permitted by law any and all rights and defenses (except the defense of final payment in full), including without limitation any rights of subrogation, reimbursement, indemnification and contribution (except subrogation or contribution pursuant to this Agreement), which might otherwise be available to such UK Borrower under the laws of any jurisdiction to the extent the same are applicable to this Agreement or the agreements, covenants or obligations of any other UK Borrower hereunder or under any other UK Loan Document.

               (e) Each UK Borrower is fully aware of the financial condition of the other UK Borrowers and is executing and delivering this Agreement based solely upon such UK Borrower’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any UK Agent or any UK Lender. Each UK Borrower hereby assumes full responsibility for obtaining any additional information concerning the financial condition of the other UK Borrowers, or any other guarantor or their respective properties, financial condition and prospects and any other matter pertinent hereto as such UK Borrower may desire, and such UK Borrower is not relying upon or expecting any UK Agent or any UK Lender to furnish to such UK Borrower any information now or hereafter in the possession of the UK Agent or any UK Lender concerning the same or any other matter. By executing this

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Agreement, each UK Borrower knowingly accepts the full range of risks encompassed within a contract of this type, which risks such UK Borrower acknowledges. No UK Borrower shall have the right to require any UK Agent or any UK Lender to obtain or disclose any information with respect to the UK Obligations, the financial condition or prospects of any other UK Borrower, the ability of any other UK Borrower to pay or perform its UK Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the UK Obligations, the existence or enforceability of any other guaranties of all or any part of the UK Obligations, any action or non-action on the part of any UK Agent or any UK Lender, any other UK Borrower or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

(f) [Intentionally deleted].

               (g) Each UK Borrower hereby agrees that to the extent that any UK Borrower makes any payment hereunder on behalf of another UK Borrower, the UK Borrower making such payment shall be entitled to seek and receive contribution and indemnification from and to be reimbursed by each other UK Borrower, in an amount equal to a fraction of such payment, the numerator of which is the Maximum Liability of the UK Borrower making the payment and the denominator of which is the Maximum Liability of all UK Borrowers as of the date of determination. Each UK Borrower’s right of contribution shall be subject to the terms and conditions of this Section 1.6(g). The provisions of this Section 1.6(g) shall in no respect limit the direct obligations and liabilities of any UK Borrower to the UK Lenders for any UK Revolving Loans and advances made to it, or any Letter of Credit or Credit Support issued for its benefit and each UK Borrower shall remain liable to the UK Lenders for the full amount of its liabilities under this Agreement.

               (h) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each UK Borrower in its capacity as a guarantor hereby expressly and irrevocably subordinates to payment of the UK Obligations of the UK Borrowers any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the UK Obligations of the UK Borrowers are paid in full in cash and all UK Commitments are terminated. Each UK Borrower in its capacity as a guarantor only acknowledges and agrees that this subordination is intended to benefit the UK Agents and the UK Lenders and shall not limit or otherwise affect such UK Borrower’s primary liability hereunder or the enforceability of this Section 1.6, and that the UK Agents, UK Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 1.6.

               (i) No UK Borrower shall be entitled to be subrogated to any of the rights of any UK Agent or any UK Lender or against any other UK Borrower, or any collateral security or guarantee or right to offset held by any UK Agent or any UK Lender for the payment of the UK Obligations of the UK Borrowers, as the case may be, nor shall any UK Borrower seek or be entitled to seek any contribution or reimbursement from or any other UK Borrower in respect of payments made by such UK Borrower

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hereunder, until all amounts owing to the UK Agents and the UK Lenders on account of the UK Obligations of the UK Borrowers are paid in full, no Letter of Credit shall be outstanding and the UK Commitments are terminated or have expired. If any amount shall be paid to any UK Borrower on account of such subrogation rights at any time not permitted hereunder, such amount shall be held by such UK Borrower in trust for the UK Agent and the UK Lenders, segregated from other funds of such UK Borrower, and shall, forthwith upon receipt, be turned over to the UK Agent in the exact form received (duly endorsed to the UK Agent, if required), to be applied against the UK Obligations, whether matured or unmatured, in such order as the UK Agent may determine.

               (j) This Section 1.6 is intended only to define the relative rights of the UK Borrowers, the UK Agents and the UK Lenders and nothing set forth in this Section 1.6 is intended to or shall impair the obligations of the UK Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 1.6 shall limit the liability of any UK Borrower to pay the Loans or Advances made directly or indirectly to that UK Borrower and accrued interest, Fees and expenses with respect thereto, for which such UK Borrower shall be primarily liable.

(k) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each UK Borrower to which such contribution and indemnification is owing.

                    1.7 UK Fronting Lender’s Put Rights. So long as any Event of Default shall have occurred and be continuing, the UK Fronting Lender shall have the right, upon written notice (a “Put Notice”), to each UK Revolver Participant to require such UK Revolver Participants, within three (3) UK Business Days following receipt of a Put Notice, to purchase and assume the aggregate outstanding amount of its UK Revolver Participant Commitment from the UK Fronting Lender by payment of such amount in immediately available funds in Pounds Sterling. Each UK Revolver Participant’s duty and obligation to purchase the aggregate outstanding amount of such UK Revolver Participant Commitment shall be absolute and unconditional and shall not be affected by any circumstance, including: (a) any setoff, counterclaim, recoupment, defense or other right that such UK Revolver Participant may have against the UK Fronting Lender, any UK Borrower or any other Person for any reason whatsoever; (b) the occurrence of any Default or Event of Default; (c) any inability of any UK Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (d) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing. If any UK Revolver Participant does not pay to the UK Fronting Lender the amount of the aggregate outstanding amount of its UK Revolver Participant Commitment within the later of three (3) UK Business Days or three (3) US Business Days after receipt of the Put Notice (the “Put Date”), (i) such amount shall be due and payable on demand and shall bear interest at the higher of (x) the UK Base Rate plus the Applicable Margin specified for UK Base Rate Revolving Loans plus Mandatory Costs and (y) the UK LIBOR Rate plus the Applicable Margin for UK LIBOR Revolving Loans plus the Mandatory Cost per annum until paid and (ii) such UK Revolver Participant shall be required to pay an administration and risk management charge to the UK Fronting Lender in the amount of £50,000, unless such non-payment is due solely to

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administrative or technical delays in the transmission of funds and payment is made within the later of two (2) UK Business Days and two (2) US Business Days of the Put Date.

                    1.8 [Intentionally deleted].

ARTICLE 2
INTEREST AND FEES

                    2.1 Interest.

                         (a) Interest Rates. All outstanding UK Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the UK Base Rate or the UK LIBOR Rate, as applicable, plus the Applicable Margin plus the Mandatory Cost, but not to exceed the Maximum Rate. If at any time UK Revolving Loans are outstanding with respect to which the UK Borrower Representative has not delivered to the UK Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those UK Revolving Loans shall bear interest at a rate determined by reference to the UK Base Rate, as applicable, until notice to the contrary has been given to the UK Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding UK Obligations shall bear interest as follows:

          For all UK Revolving Loans:

                              (A) for all UK Base Rate Revolving Loans and other UK Obligations of the UK Obligors (other than UK LIBOR Revolving Loans) at a fluctuating per annum rate equal to the UK Base Rate plus the Applicable Margin specified for UK Base Rate Revolving Loans plus the Mandatory Cost; and

                              (B) For all UK LIBOR Revolving Loans at a per annum rate equal to the sum of the UK LIBOR Rate plus the Applicable Margin specified for UK LIBOR Revolving Loans plus the Mandatory Cost.

Each change in the UK Base Rate shall be reflected in the interest rate applicable to UK Revolving Loans, as of the effective date of such change. All interest charges on UK Base Rate Revolving Loans shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All interest charges on UK LIBOR Revolving Loans shall be computed on the basis of a 365-day year and actual days elapsed. The UK Borrowers shall pay to the UK Agent, for the ratable benefit of Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants), interest accrued on all UK Base Rate Revolving Loans in arrears on the first day of each month hereafter and on the Termination Date, and the UK Borrowers shall pay to the UK Agent, for the ratable benefit of the Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants) interest on all UK LIBOR Revolving Loans in arrears on each LIBOR Interest Payment Date.

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                (b) Fronting Fee; Participation Fee. When and as the UK Fronting Lender collects interest on the UK Revolving Loans prior to the Put Date, the UK Fronting Lender shall retain for its account interest at the UK Base Rate or UK LIBOR Rate, as applicable, any Mandatory Costs incurred and an amount equal to the Fronting Fee and shall promptly thereafter distribute to each UK Revolver Participant its Pro Rata Share of the remaining Applicable Margin, as a participation fee (the “Participation Fee”). If the UK Borrowers pay less than all of the interest then due and owing by it for any period, that portion of the interest equal to the Participation Fee shall be deemed to be the last portion of interest paid or to be paid For the avoidance of doubt, from and after the Put Date (assuming each UK Revolver Participant has purchased its requisite Pro Rata Share of the UK Revolving Loans from the UK Fronting Lender), interest shall be distributed by the UK Agent for the rateable benefit of the UK Lenders (directly).

               (c) Default Rate. If any Event of Default occurs and is continuing and the UK Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the UK Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) Subject to Section 1.2(b)(2), the UK Borrower may:

          (i) elect, as of any UK Business Day, in the case of UK Base Rate Revolving Loans to convert any UK Base Rate Revolving Loans (or any part thereof in an amount not less than £500,000, or that is in an integral multiple of £250,000 in excess thereof) into UK LIBOR Revolving Loans; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any UK LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than £500,000, or that is in an integral multiple of £250,000 in excess thereof);

provided, that if at any time the aggregate amount of UK LIBOR Revolving Loans in respect of any single Interest Period is reduced, by payment, prepayment, or conversion of part thereof to be less than £500,000, such UK LIBOR Revolving Loans shall automatically convert into UK Base Rate Revolving Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

               (b) The UK Borrower Representative shall deliver a notice of continuation/conversion in the form attached hereto as Exhibit E (a “Notice of Continuation/Conversion”) to the UK Agent not later than 11:00 a.m. (London time), at least three (3) UK Business Days in advance of the Continuation/Conversion Date, if the UK Revolving Loans are to be converted into or continued as UK LIBOR Revolving Loans and specifying:

(i) the proposed Continuation/Conversion Date;

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(ii) the aggregate amount of UK Revolving Loans to be converted or renewed;

(iii) the type of UK Revolving Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the UK Borrower Representative may not select an Interest Period that ends after the Stated Termination Date.

               (c) If upon the expiration of any Interest Period applicable to UK LIBOR Revolving Loans, the UK Borrower Representative has failed to select timely a new Interest Period to be applicable to such UK LIBOR Revolving Loans or if any Default or Event of Default then exists, the UK Borrower Representative shall be deemed to have elected to convert such UK LIBOR Revolving Loans into UK Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

               (d) The UK, Agent will promptly notify each UK Lender, as applicable, of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each UK Lender.

(e) There may not be more than six (6) different Interest Periods for UK LIBOR Revolving Loans in effect hereunder at any time.

                    2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any UK Lender under applicable law for such UK Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the UK Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the UK Borrowers shall, to the extent permitted by applicable law, pay the UK Agent, for the account of the applicable UK Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the UK Agent and/or any UK Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the UK Obligations of the UK Borrowers other than interest, in the inverse

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order of maturity, and if there are no UK Obligations of the UK Borrowers outstanding, the UK Agent and/or such UK Lender shall refund to the UK Borrowers such excess.

                    2.4 UK Agent Fees. The UK Borrowers agree, jointly and severally, to pay the UK Agent and the UK Security Trustee fees in the amount and at the times set forth in the confidential fee letter dated as of November 18, 2005, among the Administrative Agent, Banc of America Securities, LLC, Ravenstock and MSG (as amended, restated, supplemented, or otherwise modified from time to time, the “Fee Letter”).

                    2.5 Unused Line Fee. On the first day of each month and on the Termination Date; (i) the UK Borrowers agree, jointly and severally, to pay to the UK Agent, for the account of the Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants) in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) in an amount equal to the Sterling Equivalent of the Applicable Unused Line Fee Rate multiplied by the amount by which the UK Commitments exceed the average daily amount of UK Aggregate Outstandings and (ii) the US Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the US Revolver Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “US Unused Line Fee”) in an amount equal to the Dollar Equivalent of (x) the Applicable Unused Line Fee Rate multiplied by the amount by which the Aggregate Commitments exceeds the average daily amount of Aggregate Outstandings less (y) the amount of the UK Unused Line Fee payable for such period during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                    2.6 Letter of Credit Fee. The UK Borrowers agree, jointly and severally, to pay to the UK Agent, for the account of the Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants), in accordance with their respective Pro Rata Shares, for each Letter of Credit issued under the UK Credit Agreement, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for UK LIBOR Revolving Loans and to the UK Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all customary out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, extension of, draws under or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                    2.7 Distribution of Fees to UK Revolver Participants. When and as the UK Fronting Lender collects any Letter of Credit Fee or any Unused Line Fee prior to the Put Date, the UK Fronting Lender shall promptly distribute the same to each UK Revolver Participant in accordance with such UK Revolver Participant’s Pro Rata Share.

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ARTICLE 3
PAYMENTS AND PREPAYMENTS

                    3.1 Revolving Loans. The UK Borrowers shall repay the outstanding principal balance of the UK Revolving Loans made to such UK Borrowers, plus all accrued but unpaid interest thereon, on the Termination Date. The UK Borrowers may prepay the UK Revolving Loans made to such UK Borrowers at any time, and reborrow subject to the terms of this Agreement; provided, however, that the UK Borrowers may not terminate the Total UK Facility unless the US Borrowers also terminate the Total US Facility. In addition, and without limiting the generality of the foregoing, (a) the UK Borrowers shall pay to the UK Agent, for the account of the Funding UK Lenders and the UK Fronting Lender (as fronting lender for the UK Revolver Participants) the amount, without duplication, by which the UK Aggregate Outstandings exceed the lesser of the UK Borrowing Base or the Maximum UK Amount, and (b) the UK Borrowers shall pay to the UK Agent for the account of the UK Lenders the amount by which the Aggregate Outstandings exceeds the Maximum Consolidated Borrowing Base Amount unless such amount shall have otherwise been paid by the US Borrowers to the Administrative Agent pursuant to the US Credit Agreement.

                    3.2 Termination of Facility. The UK Borrowers may terminate this Agreement upon at least thirty (30) UK Business Days’ notice of intent to terminate and ten (10) UK Business Day’s actual notice to the Administrative Agent, the UK Agent, the UK Lenders, the UK Agent and UK Lenders, upon (a) the payment by the Borrowers in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the US Credit Agreement, (b) the payment by each Borrower in full in cash of all reimbursable expenses and other Obligations of such Borrower under this Agreement and the US Credit Agreement, and (c) with respect to any LIBOR Revolving Loans prepaid, payment by each Borrower of the amounts due under Section 4.4, if any and the corresponding amounts due, if any, under the US Credit Agreement.

                    3.3 [Intentionally deleted].

                    3.4 UK LIBOR Revolving Loan Prepayments. In connection with any prepayment, if any UK LIBOR Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the UK Borrowers shall pay to the UK Lenders the amounts described in Section 4.4.

                    3.5 Payments by the UK Borrowers.

                (a) All payments to be made by the UK Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the UK Borrowers shall be made to the UK Agent for the account of the applicable UK Lenders, at the account designated by the UK Agent and shall be made in Pounds Sterling (other than payments made in respect of UK Terms Loans which shall be in US Dollars) and in immediately available funds, no later than 11:00 a.m. (London time) on the date specified herein. Any payment received by the UK Agent on such date after such time shall be deemed at the option of the UK Agent to have been

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received on the following UK, Business Day and any applicable interest shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of “Interest Period,” whenever any payment is due on a day other than an UK Business Day, such payment shall be due on the following UK Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                    3.6 Payments as UK Revolving Loans. At the election of the UK Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder or under any UK Loan Document, may be paid from the proceeds of UK Revolving Loans made to the UK Borrowers hereunder. Each UK Borrower hereby irrevocably authorizes the UK Agent to charge the Loan Account of the UK Borrowers for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute UK Base Rate Revolving Loans (including Non-Ratable Loans and Agent Advances) to the UK Borrowers.

                    3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the applicable UK Lenders (according to the unpaid principal balance of the UK Revolving Loans to which such payments relate held by each applicable UK Lender) and payment of fees shall, as applicable, be apportioned ratably among the applicable UK Lenders, except for fees payable solely to any UK Agent, the UK Security Trustee and any Letter of Credit Issuer, (b) except as provided in Section 2.1 (b), and (d) amounts payable to the UK Agent in connection with the funding of the UK Revolving Loans in Pounds Sterling agreed from time to time by the UK Lenders. All payments shall be remitted to the UK Agent and all such payments by any UK Borrower not relating to principal or interest or premiums of specific UK Revolving Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral of such UK Borrower received by the UK Agent (other than voluntary or mandatory payments pursuant to Section 7.6), shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, (including any Additional Monitoring and Administration Fee (as defined in Section I3.6(b))) indemnities or expense reimbursements then due to the UK Agents from the UK Borrowers; second, to pay any fees or expense reimbursements then due to the UK Lenders from the UK Borrowers; third, to pay interest due in respect of all UK Revolving Loans, including Non-Ratable Loans and Agent Advances, made to the UK Borrowers whether or not allowed or allowable in an insolvency proceeding; fourth, to pay or prepay principal of the UK Revolving Loans and Agent Advances made to the UK Borrowers and unpaid reimbursement obligations in respect of Letters of Credit; fifth, following the occurrence and during the continuance of a Default or an Event of Default, to pay an amount to the UK Agent equal to 105% of all outstanding Letter of Credit obligations of the UK Borrowers to be held as cash collateral for such obligations; and sixth to the payment of any other Obligation to any UK Agent, Bank or the UK Revolving Lenders, including, without limitation, Obligations in respect of Bank Products. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the UK Borrowers, or unless an Event of Default has occurred and is continuing or following termination of this Agreement, neither the UK Agent nor any UK Lender shall apply any payments which it receives to any UK LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such

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UK LIBOR Revolving Loan, or (b) in the case of UK LIBOR Revolving Loans only, in the event, and only to the extent, that there are no outstanding UK Base Rate Revolving Loans made to the UK Borrowers and, in any event, in each case the UK Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. Upon the occurrence and during the continuation of an Event of Default and, prior thereto in order to correct any error or otherwise with the consent of the Lenders required pursuant to Section 11.1(b) hereof, the UK Agent and the UK Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations of the UK Borrowers.

                    3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the UK Obligations, any UK Agent, any UK Lender, Bank or any Affiliate of the Bank, is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the UK Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such UK Agent, such UK Lender, Bank or such Affiliate and the UK Borrowers shall be jointly and severally liable to pay to the UK Agents, the UK Lenders, Bank and such Affiliate, and hereby do jointly and severally indemnify the UK Agents, the UK Lenders, Bank and such Affiliate and hold the UK Agents, the UK Lenders, Bank and such Affiliate harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any contrary action which may have been taken by any UK Agent, any UK Lender, Bank or any such Affiliate in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the UK Agents’, the UK Lenders’, Bank’s and such Affiliate’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

                    3.9 UK Agent’s and UK Lenders’ Books and Records; Monthly Statements The UK Agent shall record the principal amount of the UK Revolving Loans owing to the UK Lenders, the undrawn face amount of all outstanding Letters of Credit issued for the account of the UK Borrowers and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit for the account of the UK Borrowers from time to time on its books. In addition, each UK Lender may note the date and amount of each payment or prepayment of principal of such UK Lender’s Revolving Loans in its books and records. Failure by the UK Agents or any UK Lender to make such notation shall not affect the obligations of the UK Borrowers with respect to the UK Revolving Loans or the Letters of Credit. The UK Borrowers agree that the UK Agents’ and each UK Lender’s books and records showing the UK Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any UK Obligation is also evidenced by a promissory note or other instrument. The UK Agent will provide to the UK Borrowers a monthly statement of UK Revolving Loans, payments, and other transactions with respect to such UK Borrowers pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on such UK Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 hereof and corrections of errors

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discovered by the UK Agent), unless the UK Borrower Representative notifies the UK Agent in writing to the contrary within 45 days after such statement is rendered. In the event a timely written notice of objections is given by the UK Borrower Representative, only the items to which exception is expressly made will be considered to be disputed by the UK Borrowers.

                    3.10 [Intentionally deleted].

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY

                    4.1 Taxes.

                (a) Any and all payments by each UK Obligor to any Lender (including payments made indirectly to the UK Revolver Participants) or any Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each UK Obligor shall pay all Other Taxes with respect to the UK Obligations of such UK Obligor and the payments due under the execution, delivery, registration and performance of this Agreement, or otherwise and any other Loan Document.

                (b) Each UK Obligor shall indemnify the UK Agents and each UK Lender (including for the avoidance of doubt the UK Fronting Lender and the UK Revolver Participants) for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any UK Agent or such UK Lender with respect to the UK Obligations of such UK Obligor and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Each UK Agent and each UK Lender seeking indemnification pursuant to this Section 4.1(b) agrees to deliver to the UK Borrower Representative evidence of the Taxes or Other Taxes forming the basis for any such claim; provided that the prior delivery or sufficiency, in the judgment of the UK Borrower Representative, of such evidence shall in no way be a condition of the UK Obligors’ obligations to indemnify the UK Agents or UK Lenders pursuant to this Section 4.1(b). No UK Obligor shall be obligated to make a payment to a UK Agent or UK Lender pursuant to this clause in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes if such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such UK Agent or UK Lender. After a UK Agent or UK Lender receives notice of the imposition of the Taxes or Other Taxes that are subject to this Section, such UK Agent or UK Lender will act in good faith to promptly notify each UK Obligor of its obligations hereunder.

                (c) If any UK Obligor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any UK Lender or any UK Agent, then, without duplication:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including

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deductions and withholdings applicable to additional sums payable under this Section) such UK Lender or such UK Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) such UK Obligor shall make such deductions and withholdings;

(iii) such UK Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) each UK Borrower shall also pay to each UK Lender or such UK Agent for the account of such UK Lender, at the time interest is paid, all additional amounts which the respective UK Lender specifies as necessary to preserve the after-tax yield such UK Lender would have received if such Taxes or Other Taxes had not been imposed.

                (d) At any UK Agent’s request, within 30 days after the date of any payment by any UK Obligor of Taxes or Other Taxes, the UK Borrower shall furnish such UK Agent, if available, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such UK Agent.

                (e) If any UK Obligor is required to pay additional amounts to any UK Lender pursuant to this Section, then such UK Lender shall, upon the request and at the expense of the UK Borrowers, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Obligor which may thereafter accrue, if such change, in the sole judgment of such UK Lender, (i) is not otherwise disadvantageous to such UK Lender and (ii) would avoid the need for or reduce the amount of such additional amounts.

4.2 Illegality.

                (a) If any UK Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or change in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any other Governmental Authority has asserted that it is unlawful, for any UK Lender or its applicable lending office to make or participate in UK LIBOR Revolving Loans, then, on notice thereof by that UK Lender to the UK Borrower Representative through the UK Agent, any obligation of that UK Lender to make or participate in UK LIBOR Revolving Loans shall be suspended until that UK Lender notifies the UK Agent and the UK Borrower that the circumstances giving rise to such determination no longer exist.

                (b) If any UK Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or change in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any other Governmental Authority has asserted that it is unlawful, for any UK Lender or

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its applicable lending office to maintain or participate in any UK LIBOR Revolving Loans, the UK Borrower shall, upon its receipt of notice thereof by that UK Lender to the UK Borrower Representative through the UK Agent and demand from such UK Lender (with a copy to the UK Agent), prepay in full such UK LIBOR Revolving Loans of that UK Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that UK Lender may lawfully continue to maintain or participate in such UK LIBOR Revolving Loans to such day, or immediately, if that UK Lender may not lawfully continue to maintain or participate in such UK LIBOR Revolving Loans. If the UK Borrowers are required to so prepay any UK LIBOR Revolving Loans, then concurrently with such prepayment, the UK Borrowers shall borrow from the affected UK Lender, in the amount of such repayment, a UK Base Rate Revolving Loan. Each UK Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office if such designation will, in the sole judgment of such UK Lender, avoid the need for such notice and will not otherwise be disadvantageous to such Lender.

                (c) Should any UK Lender’s UK LIBOR Revolving Loans be suspended under the provisions of Section 4.2, then without limiting its obligations to reimburse any Lender for compensation claimed pursuant to this Section 4.2, the Applicable UK Borrowers may, within 60 days following such occurrence, treat that UK Lender as an “Affected Lender” under Section 4.6 and exercise the applicable remedies set forth therein, subject to the conditions and limitation set forth therein.

4.3 Increased Costs and Reduction of Return.

                (a) If any UK Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that UK Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such UK Lender of agreeing to make or making, funding or maintaining or participating in any UK LIBOR Revolving Loans, without duplication, then the UK Borrowers shall jointly and severally be liable for, and shall from time to time, within two UK Business Days of demand by such UK Lender (with a copy of such demand to be sent to the UK Agent), pay to the UK Agent for the account of such UK Lender, additional amounts as are sufficient to compensate such UK Lender for such increased costs.

                (b) If any UK Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such UK Lender or any corporation or other entity controlling such UK Lender with any Capital Adequacy Regulation, affects the amount of capital required to be maintained by such UK Lender or any corporation or other entity controlling such UK Lender and (taking into consideration such UK Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such UK Lender’s desired return on capital) determines that the amount of

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such capital is increased as a consequence of its UK Commitments, loans, credits or obligations under this Agreement, then, upon demand of such UK Lender to the UK Borrower Representative in respect of which such UK Lender has a UK Commitment through the UK Agent, the UK Borrowers shall pay to such UK Lender, from time to time as specified by such UK Lender, additional amounts sufficient to compensate such UK Lender for such increase.

                (c) If any UK Obligor is required to pay additional amounts to any UK Lender pursuant to this Section, then such UK Lender shall, upon the request and at the expense of the UK Borrowers, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such UK Obligor which may thereafter accrue, if such change, in the sole judgment of such UK Lender, (i) is not otherwise disadvantageous to such UK Lender and (ii) would avoid the need for or reduce the amount of such additional amounts.

4.4 Funding Losses. Each UK Borrower shall reimburse each UK Lender and hold each UK Lender harmless from any loss or expense which such UK Lender may sustain or incur as a consequence of:

(a) the failure of such UK Borrower to make on a timely basis any payment of principal of any UK LIBOR Revolving Loan;

(b) the failure of such UK Borrower to borrow, continue or convert a Loan after such UK Borrower has given a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any UK LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its UK LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. Each UK Borrower shall also pay any customary administrative fees charged by any UK Lender in connection with the foregoing.

                    4.5 Inability to Determine Rates. If the UK Agent determines that for any reason (a) adequate and reasonable means do not exist for determining the UK LIBOR Rate for any requested Interest Period with respect to a proposed UK Revolver LIBOR Loan or (b) that the UK LIBOR Rate for any requested Interest Period with respect to a proposed UK LIBOR Revolving Loan does not adequately and fairly reflect the cost to the applicable UK Lenders of funding such UK LIBOR Revolving Loan, the UK Agent will promptly so notify such UK Borrower Representative and each such UK Lender. Thereafter, the obligation of the UK Lenders to make or maintain UK LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, in the case of UK Revolving Loans, (I) UK Borrower Representative may revoke any Notice of Borrowing or

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Notice of Continuation/Conversion in respect of UK Revolving Loans then submitted by it without cost or expense to any UK Borrower and (II) if the UK Borrower Representative does not revoke such Notice, the Funding UK Lenders and the UK Fronting Lender shall make, convert or continue the UK Revolving Loans, as proposed by the UK Borrower Representative, in the amount specified in the applicable notice submitted by the UK Borrower Representative, but such UK Revolving Loans shall be made, converted or continued as UK Base Rate Revolving Loans instead of UK LIBOR Revolving Loans.

4.6 Certificates of Lenders.

                (a) Any UK Lender claiming reimbursement or compensation under this Article 4 (an “Affected Lender”) shall determine the amount thereof and shall deliver to the UK Borrower Representative in respect of which such Affected Lender has a UK Commitment (with a copy to the UK Agent) a certificate setting forth in reasonable detail the amount payable to such Affected Lender, and such certificate shall be conclusive and binding on the UK Borrowers in the absence of manifest error.

                (b) Without limiting its obligations to reimburse an Affected Lender for compensation theretofore claimed by an Affected Lender pursuant to this Article 4, UK Borrowers may, within 60 days following any demand by an Affected Lender, request that one or more Persons that are Eligible Transferees and that are approved by the UK Agent (which approval shall not be unreasonably withheld) purchase all (but not part) of the Affected Lender’s then outstanding Loans, and assume its Pro Rata Share of the UK Commitments and its obligations hereunder; provided that such request may not be made, and the UK Agent and the UK Lenders shall have no obligations under this Section 4.6(b), if and to the extent that the basis for any such reimbursement or compensation with respect to such Affected Lender, is, in the judgment of the UK Agent, applicable to the UK Required Lenders or has resulted or could reasonably be expected to result in any claim for reimbursement or compensation under this Article 4 by the UK Required Lenders. If one or more such Eligible Transferees so agree in writing (each, an “Assuming Lender,” and collectively, the “Assuming Lenders”), the Affected Lender shall assign its Pro Rata Share of the Aggregate Commitments (including, for the avoidance of doubt, the US Commitments), together with the outstanding Revolving Loans (including, for the avoidance of doubt, the US Revolving Loans), to the Assuming Lender or Assuming Lenders in accordance with Section 11.2; provided that, unless the Assuming Lender has also agreed to accept the assignment of all US Commitments and US Loans pursuant to the terms of the US Credit Agreement, the UK Lender shall not be required or permitted to assign its UK Commitments or UK Revolving Loans pursuant to this Section and any purported assignment pursuant to this Section shall be null and void. On the date of any such assignment, the Affected Lender which is being so replaced shall cease to be a “Lender” for all purposes of this Agreement and shall receive (x) from the Assuming Lender or Assuming Lenders the principal amount of its outstanding Loans and (y) from UK Borrowers all interest and fees accrued and then unpaid with respect to such UK Revolving Loans, together with any other amounts then payable to such UK Lender by UK Borrowers.

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                    4.7 Survival. The agreements and obligations of the UK Obligors in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                    5.1 Books and Records. Each Credit Party shall maintain in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a), and shall cause each of their Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions. The Credit Parties shall, and shall cause each of their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Credit Parties shall, and shall cause each of their Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent, UK Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, repossession, loss, damage, or destruction of any Rental Fleet Assets, Sales Inventory or Machinery and Equipment included in the Applicable Borrowing Base; and (c) all other material dealings affecting the Collateral.

                    5.2 Financial Information. The Parent Guarantor and the Borrowers shall promptly furnish to each Lender all such financial information regarding any Credit Party or any of their Subsidiaries as the Administrative Agent or the UK Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Administrative Agent and the UK Agent, in sufficient copies for distribution by the Administrative Agent and the UK Agent, as applicable, to each Lender, in such detail as the Administrative Agent, the UK Agent or the Lenders shall reasonably request, the following:

                (a) As soon as available, but in any event not later than ninety (90) days after the end of each Fiscal Year (except as set forth in clause (v) below), (i) consolidated audited balance sheets, income statements, cash flow statements and changes in stockholders’ equity for the Parent Guarantor and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, (ii) consolidating unaudited balance sheets, income statements and cash flow statements for the Parent Guarantor and its consolidated Subsidiaries, (iii) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries (iv) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries and (v) balance sheets and income statements for Ravenstock and its consolidated Subsidiaries audited in accordance with UK GAAP and to be delivered as soon as available, but in any event not later than one hundred and eighty (180) days after the end of each Fiscal Year, setting forth in the case of each of the preceding clauses (i), (iii), (iv) and (v), in comparative form, figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the applicable Persons as at the date thereof and for the Fiscal Year then ended, prepared in accordance with GAAP (other than the absence of footnotes to the Financial Statements delivered pursuant to clauses

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(ii), (iii) and (iv) and other than clause (v) which has been prepared in accordance with UK GAAP) and denominated in Dollars (other than with respect to clauses (iv) and (v), which Financial Statements shall be denominated in Pounds Sterling). The consolidated audited financial statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants of national standing selected by the US Borrower Representative. The US Borrower Representative, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent, the UK Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants’ services and having audited financial statements prepared by them is for use by the Administrative Agent, the UK Agent and the Lenders. At reasonable times and upon reasonable advance notice and the provision of an opportunity for the UK Borrower Representative to participate or accompany the UK Agent and/or the Administrative Agent, each UK Borrower hereby authorizes the Administrative Agent and the UK Agent to communicate directly with the UK Borrowers certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent and the UK Agent any and all financial statements and other supporting financial documents and schedules relating to the Credit Parties and their Subsidiaries and to discuss directly with the Administrative Agent and the UK Agent the finances and affairs of the Credit Parties and their Subsidiaries.

                (b) As soon as available, but in any event not later than forty (40) days after the end of each Fiscal Quarter, (i) consolidated unaudited balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Parent Guarantor and its consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent Guarantor and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, (ii) consolidating unaudited balance sheets and income statements for the Parent Guarantor and its consolidated Subsidiaries, (iii) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries and (iv) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries, in each case prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and denominated in Dollars (other than with respect to clause (iv), which Financial Statements shall be denominated in Pounds Sterling) The Parent Guarantor shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) and fairly present the financial position of the applicable Credit Parties and their Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments.

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                (c) As soon as available, but in any event not later than (30) days after the end of each month, (i) unaudited balance sheets and income statements for the Parent Guarantor and its consolidated US Subsidiaries and (ii) unaudited balance sheets and income statements for Ravenstock and its consolidated Subsidiaries, in each case, prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and denominated in Dollars (other than with respect to clause (ii), which such Financial Statements shall be denominated in Pounds Sterling). The Parent Guarantor shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP (other than the absence of footnotes and subject to normal year- end audit adjustments) and present fairly the financial position of the applicable Credit Parties and their Subsidiaries as at the dates thereof and their results of operations for the periods then ended, subject to normal year-end adjustments.

                (d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and the unaudited Financial Statements delivered pursuant to Section 5.2(b) a certificate of the chief financial officer of the US Borrower Representative (the “Compliance Certificate”) setting forth in reasonable detail the calculations required to establish that the Credit Parties were in compliance with the covenants set forth in Sections 7.23 through 7.26 during the period covered in such Financial Statements and as at the end thereof and a calculation of Pro Forma EBITDA for the Permitted Acquisitions completed during such period, and stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Credit Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such period. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Applicable Borrower has taken or proposes to take with respect thereto.

                (e) No sooner than sixty (60) days before and not later than the beginning of each Fiscal Year, (i) annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Parent Guarantor and its consolidated Subsidiaries, (ii) annual forecasted income statements for the Parent Guarantor and its consolidated US Subsidiaries and (iii) annual forecasted income statements for Ravenstock and its consolidated Subsidiaries as at the end of and for each Fiscal Quarter of such Fiscal Year approved by the board of directors of such entity and in detail reasonably acceptable to the Administrative Agent and the UK Agent.

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                (f) Promptly after filing with the PBGC, the IRS or other Governmental Authority, a copy of each annual report or other filing filed with respect to any Plan of any Credit Party or any of its Subsidiaries.

                (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Credit Party or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Credit Party or any of its Subsidiaries to or from the holders of any publicly traded equity interests of the UK Borrowers or any such Subsidiary (other than routine non-material correspondence sent by shareholders) or of any Debt of the Borrowers or any of their Subsidiaries, including, without limitation, Debt registered under the Securities Act or to or from the trustee under any indenture under which the same is issued.

                (h) As soon as available, but in any event not later than 15 days after any Credit Party’s receipt thereof, a copy of all management reports and management letters prepared for such Credit Party by any independent certified public accountants of any Credit Party or any of its Subsidiaries.

                (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Credit Party or any of its Subsidiaries makes available to its shareholders generally.

                (j) If requested by the Administrative Agent or the UK Agent, promptly after filing with the IRS or any other Governmental Authority, a copy of each tax return filed by any Credit Party or by any of its Subsidiaries.

                (k) As soon as available, but in any event within twenty (20) days after the end of each month (for such month), a Borrowing Base Certificate in the form of Exhibit B to this Agreement for the UK Borrowers and all supporting information required in accordance with Section 9 of the Security Agreement and Section 4.4(c) of the UK Debenture.

                (1) With each of the monthly Financial Statements delivered pursuant to Section 5.2(c), a certificate of the chief financial officer of the US Borrower Representative (the “M&E Disposition Certificate”) setting forth for the most recently completed month in reasonable detail: (i) the nature, equipment identification number and net book value of Eligible Machinery and Equipment that was sold, exchanged or otherwise disposed pursuant to Section 7.9(c) hereof, both individually and in the aggregate, (ii) the amount of proceeds, if any, received in respect of any such sale, exchange or other disposition of Eligible Machinery and Equipment, both individually and in the aggregate and (iii) the purchase price paid, if any, in respect of any Eligible Machinery and Equipment that was purchased, acquired or otherwise received in exchange for any Eligible Machinery and Equipment that was sold, exchanged or otherwise disposed pursuant to Section 7.9(c) hereof, both individually and in the aggregate.

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                (m) Such additional information as the Administrative Agent or the UK Agent may from time to time reasonably request regarding the financial and business affairs of any Credit Party or any of its Subsidiaries.

5.3 Notices to the Lenders. Each Borrower shall notify the Administrative Agent, the UK Agent and the Lenders in writing of the following matters at the following times:

(a) Immediately after becoming aware of any Default or Event of Default;

                (b) Immediately after becoming aware of the assertion by the holder of any Capital Stock of any Credit Party or of any of its Subsidiaries or the holder of any Debt of any Credit Party or any of its Subsidiaries in a face amount in excess of the Sterling Equivalent of $2,000,000 that a default exists with respect thereto or that such Credit Party or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                (d) Promptly after a Responsible Officer of any Credit Party becomes aware of any pending or threatened action, suit, or proceeding by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                (e) Promptly after a Responsible Officer of any Credit Party becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Credit Party or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                (f) Promptly after a Responsible Officer of any Credit Party becomes aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

                (g) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any notice of any violation by any Credit Party or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Credit Party or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating the Credit Party’s or such Subsidiary’s compliance therewith;

                (h) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any written notice that any Credit Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release or that such Credit Party or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to

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respond to the Release or threatened Release which, in either case, is reasonably likely to give rise to liability in excess of the Dollar Equivalent of $2,000,000;

                (i) Promptly after any Responsible Officer of any Credit Party becomes aware of receipt of any written notice of the imposition of any Environmental Lien against any property of any Credit Party or any of its Subsidiaries;

                (j) Any change in a Credit Party’s name as it appears in the jurisdiction of its organization, organizational identification number, chief executive office, locations of branches of any Credit Party or other Real Estate locations owned or leased by any Credit Party, its Subsidiaries or their Agencies at which any Collateral is located, or form of organization, trade names under which any Credit Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                (k) Within ten (10) US Business Days after a Responsible Officer of any Credit Party or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or other applicable Governmental Authority with respect thereto;

                (1) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) US Business Days after the filing thereof with the PBGC, the DOL, the IRS or other Governmental Authority, as applicable, copies of the following: (i) each annual report (Form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Credit Party or any ERISA Affiliate from the PBGC, the DOL, the IRS or other Governmental Authority, with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to each Plan by either any Credit Party or any ERISA Affiliate;

                (m) Upon request, copies of each actuarial report for any Plan, Foreign Pension Plan or Multiemployer Plan and annual report for any Multiemployer Plan; and within three (3) US Business Days after receipt thereof by any Credit Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s or other Governmental Authority’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability;

                (n) Within three (3) US Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Pension Plan which increase the Credit Parties’ annual costs with respect thereto by an amount in excess of the Dollar Equivalent of $250,000, or the establishment of any new Pension Plan or Foreign Pension Plan or the commencement of contributions to any Pension Plan or Foreign Pension Plan to which

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any Credit Party or any of its ERISA Affiliates were not previously contributing; or (ii) any failure by any Credit Party or any of its ERISA Affiliates to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

                (o) Within three (3) US Business Days after a Responsible Officer of any Credit Party or any of its ERISA Affiliates knows that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan has or will occur;

                (p) Promptly after any Borrower has notified any Agent of any intention by any Credit Party to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

                (q) Each UK Borrower shall, immediately upon becoming aware of the same, provide the UK Agent with details in writing of any creditor of any UK Borrower whose terms of business include retention of title provisions; and

                (r) Immediately upon the taking, or immediately following any determination of an intention to take, any corporate action, legal proceedings, application, petition or other procedure or step in relation to any of the matters set out in Section 9.1(s), notify the UK Agent of the same.

                    Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and, if applicable, shall set forth the action that the Applicable Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6
GENERAL WARRANTIES AND REPRESENTATIONS

                    The Parent Guarantor and each UK Borrower warrants and represents as to itself and each of their respective Subsidiaries to the UK Agents and the UK Lenders that, except as hereafter disclosed to and accepted by the UK Agents and the Required Lenders in writing:

                    6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Credit Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents and Transaction Documents to which it is a party, to incur its Obligations, and to grant to the Applicable Agents’ Liens upon and security interests in the Collateral. Each Credit Party has due power and capacity and has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party. This Agreement and the other Loan Documents and

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Transaction Documents to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles. Each Credit Party’s execution, delivery, and performance of this Agreement and the other Loan Documents and Transaction Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of any Credit Party or any of their respective Subsidiaries, by reason of the terms of (a) any contract, mortgage, standard security, pledge, assignation in security, hypothec, lease, agreement, indenture, or instrument to which any Credit Party or any of their respective Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to any Credit Party or any of their respective Subsidiaries, or (c) the certificate or articles of incorporation, by-laws, the limited liability company agreement, limited partnership agreement, memorandum and articles of association or related shareholders’ agreement of any Credit Party or any of their respective Subsidiaries except, in the case of clause (a) only, and without any qualification of the representation above as to the imposition of any Lien on any Collateral other than in favor of the Applicable Security Agent, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, if any, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Applicable Security Agent, for the ratable benefit of the Applicable Security Agent and the Applicable Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in Schedule 6.2 or in clauses (c), (d), and (e) of the definition of Permitted Liens securing all the Obligations of the applicable Credit Party, and enforceable against the applicable Credit Party and all third parties, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles.

                    6.3 Organization and Qualification. Each Credit Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, (b) is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on such Credit Party’s business operations, prospects, property or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

                    6.4 Corporate Name; Prior Transactions. Except as otherwise disclosed on Schedule 6.4, no Credit Party has, during the five (5) years prior to the Closing Date, been known by or used any other corporate or fictitious name, or been a party to any hive-up, merger, amalgamation or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

                    6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent Guarantor of each and all Parent Guarantor’s

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Subsidiaries and other Affiliates. Each Subsidiary of the Credit Parties is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary’s business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

                    6.6 Financial Statements and Projections.

               (a) The Borrowers have delivered to the Administrative Agent and the UK Agent the financial statements and information set forth in Section 5.2(a) in each case as of December 31, 2004, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent Guarantor’s independent certified public accountants, Ernst & Young, LLP. Such financial statements are attached hereto as Exhibit C. Each Borrower has also delivered to the Administrative Agent and the UK Agent, the financial statements and information set forth in Section 5.2(b) as of September 30, 2005. Such financial statements are also attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent Guarantor’s and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended (subject, in the case of the financial statements as of September 30, 2005, to normal year-end adjustments).

               (b) The Latest Projections when submitted to the Lenders as required herein represent each Borrower’s best estimate of the future financial performance of the Parent Guarantor and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which each Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                    6.7 Capitalization. Schedule 6.7 sets forth the authorized and issued and outstanding Capital Stock of the Parent Guarantor and each of its Subsidiaries and, as of the Closing Date, the name of the record owner of the Capital Stock of each direct and indirect subsidiary of the Parent Guarantor. Such Capital Stock is fully paid and non-assessable and has the par value set forth on Schedule 6.7.

                    6.8 Solvency. Each Borrower is Solvent prior to and after giving effect to the Borrowings to be made or continued on the Closing Date and the issuance of the Letters of Credit and Guaranties to be issued or continued on the Closing Date and the consummation of the other transactions on such date, and shall remain Solvent during the term of this Agreement.

                    6.9 Debt. After giving effect to the making of the Loans to be made or continued on the Closing Date and the application of the proceeds thereof, as of such date the Parent Guarantor and its Subsidiaries have no Debt in excess of the Dollar Equivalent of $100,000, except (a) the Obligations, and (b) Debt described on Schedule 6.9.

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                    6.10 Distributions. Since September 30, 2003, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock or other securities of any Credit Party or any of their respective Subsidiaries, except as described on Schedule 6.10 or as permitted by Section 7.10 of this Agreement or the Existing UK Credit Agreement.

                    6.11 Personal Property; Real Estate; Leases

               (a) Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate (including all UK Properties) owned by each Credit Party and all Real Estate owned by each of their respective Subsidiaries, all leases and subleases of real or personal property held by each Credit Party and each of their respective Subsidiaries as lessee or sublessee (other than leases of personal property involving annual payments of less than $50,000), and all leases and subleases of real or personal property held by such Credit Party or any of its Subsidiaries, as lessor, or sublessor (other than leases of Rental Fleet Assets) and such information is true, complete and accurate and not misleading in any material respect. As of the Closing Date each of such leases and subleases in respect of all UK Credit Parties and Subsidiaries is valid and enforceable in accordance with its terms and is in full force and effect, in each case, against all parties thereto, and in respect of all US Credit Parties is valid and enforceable in accordance with its terms and is in full force and effect, in each case, against the applicable Credit Party or any applicable Subsidiary thereof and, to the best knowledge of the Borrowers is valid and enforceable in accordance with its terms and is in full force and effect, against the other parties thereto, except as set forth in Schedule 6.11. To the best of each Borrower’s knowledge no default by any party to any such lease or sublease exists. Each Credit Party has good and marketable title in fee simple to, or valid freeholds in the Real Estate identified in Schedule 6.11 as owned by such Credit Party, or valid leasehold interests in all Real Estate designated therein as “leased” by such Credit Party, and such Credit Party has good, indefeasible, and merchantable title to all of its other property (other than the UK Properties (as to which, see Sections 6.11(b) through (i) below)) reflected on the most recent Financial Statements delivered to the Administrative Agent, the UK Agent and the Lenders, except as disposed of in the ordinary course of business or as permitted by this Agreement or the Existing UK. Credit Agreement since the date thereof, free of all Liens except Permitted Liens.

               (b) Except as disclosed on Schedule 6.11, the UK Properties comprise all the land and buildings owned, controlled, occupied or used by any UK Credit Party or any of its Subsidiaries or in relation to which any UK Credit Party or Subsidiary has any right, interest or actual liability.

               (c) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, the relevant Credit Party or Subsidiary has good and marketable title to each of the UK Properties free from any Lien and all original deeds and documents necessary to prove such title are in the possession or under the control of the Credit Party or Subsidiary (as the case may be) or are the subject of binding acknowledgements for production.

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(d) No UK Property is affected by a subsisting contract for sale or other disposition of any interest in it.

               (e) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, each Credit Party or Subsidiary is the sole legal and beneficial owner of the relevant UK Property and the proceeds of sale thereof.

               (f) The Replies to Enquiries are complete, true and accurate in all material respects and not misleading as at the date given and were given on the basis set out in the notes to such Replies to Enquiries. Nothing has occurred or come to light since the date of the Replies to Enquiries which, if disclosed, would make the Replies to Enquiries untrue, misleading or inaccurate in any material respect.

               (g) Save as disclosed in the UK Properties Report on Title and the UK Supplemental Agreement to the UK Properties Report on Title, the deeds, documents and information supplied to Messrs, BP. Collins in relation to UK Properties in England and Wales and Ledingham Chalmers in relation to UK Properties in Scotland and McGrigors in respect of UK Properties in Northern Ireland for the purpose of preparation of the UK Properties Report on Title comprised all deeds, documents and information necessary for the proper compilation of the UK Supplemental Agreement to the UK Properties Report on Title and were when supplied, and remain now, complete and accurate in all material respects and not misleading.

               (h) The information contained in the UK Properties Report on Title, as supplemented by the UK Supplemental Agreement to the UK Properties Report on Title, is true and accurate in all material respects and not misleading as at the date of the UK Supplemental Agreement to the UK Properties Report on Title. The UK Properties Report on Title, as supplemented by the UK Supplemental Agreement to the UK Properties Report on Title does not fail to disclose or take into account any matter whose omission makes it misleading in any material respect. Nothing has occurred or come to light since the date of the UK Supplemental Agreement to the UK Properties Report on Title which, if disclosed, would make it untrue, misleading or inaccurate in any material respect.

               (i) To the best of the knowledge of the Borrowers, no UK Credit Party or Subsidiary has any actual or contingent obligation or liabilities in relation to any freehold or leasehold property other than under its existing title to the UK Properties.

                    6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of each Credit Party’s Proprietary Rights material to its business. None of the Proprietary Rights set forth on Schedule 6.12 is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of such Borrower’s knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and presently anticipated future conduct of each Credit Party’s business.

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                    6.13 Trade Names. All trade names or styles under which any Credit Party or any of its Subsidiaries will sell Inventory or create Accounts in the conduct of the Credit Party’s business, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

                    6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of each Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

                    6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Credit Party or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Credit Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of each Borrower’s knowledge) threatened, strike, material work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Credit Party or any of its Subsidiaries or their employees.

                    6.16 Environmental Laws. Except as set forth on Schedule 6.16:

               (a) Each Credit Party and its Subsidiaries have complied in all material respects with all Environmental Laws and no Credit Party and none of its Subsidiaries, none of their respective presently owned real property or presently conducted operations, and, to the best of the Borrowers’ knowledge, none of its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release.

               (b) Each Credit Party and its respective Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Credit Party and its respective Subsidiaries are in compliance with all material terms and conditions of such permits.

               (c) No Credit Party and none of their respective Subsidiaries, and, to the best of either Borrower’s knowledge, none of their respective predecessors in interest, has in material violation of applicable law stored, treated or disposed of any hazardous waste.

               (d) No Credit Party and none of their respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release.

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               (e) To the best of each Borrower’s knowledge, none of the present or past operations of any Credit Party or their respective Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release.

(f) To the best of each Borrowers’ knowledge, there is not now, nor has there ever been on or in the Real Estate:

               (1) any underground storage tanks or surface impoundments that have caused or could reasonably be expected to cause any Release or are otherwise not existing on or in the Real Estate in compliance with any applicable Environmental Law,

(2) any asbestos-containing material other than in compliance with all applicable Environmental Laws, or

(3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment other than in compliance with all applicable Environmental Laws.

               (g) No Credit Party and none of their respective Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

               (h) To the best of Borrowers’ knowledge, no Credit Party and none of their respective Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on either Borrower or any of their respective Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i) None of the products manufactured, distributed or sold by either of the Borrowers or any of their respective Subsidiaries contain asbestos containing material.

(j) No Environmental Lien has attached to the Real Estate.

                    6.17 No Violation of Law. No Credit Party and none of their respective Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

                    6.18 No Default. No Credit Party and none of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Credit Party or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                    6.19 ERISA Compliance. Except as specifically disclosed in Schedule 6.19:

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               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. The Borrowers and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are, to the best knowledge of Borrowers, no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Foreign Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Foreign Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There are no known circumstances that may give rise to a liability in relation to any Plan or Foreign Pension Plan which is not funded or insured which could reasonably be likely to have a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and could reasonably be expected to result in a Material Adverse Effect.

               (d) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations, orders and trust documentation and has been maintained, where required, in good standing with applicable regulatory authorities. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made. Except as set forth in Schedule 6.19, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of each such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the fair market value of the assets of such Foreign Pension Plan, and for each Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued on the financial statements of the applicable Credit Party.

(e) Each Foreign Pension Plan is funded to at least the minimum level required by law or, if higher, required by the terms of its governing documentation.

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                    6.20 Taxes. Each Credit Party and its respective Subsidiaries have filed all federal income and other material federal, provincial, state and other tax returns required by law to be filed, and have paid all federal income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien, are being contested in good faith by appropriate proceedings or would not reasonably be expected to result in a Material Adverse Effect. Each Credit Party and its respective Subsidiaries has withheld and paid over all taxes required to have been withheld and paid over, and complied in all material respects with all information reporting requirements in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                    6.21 Regulated Entities. No Credit Party, no Person controlling any Credit Party, or any Subsidiary of any Credit Party, is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal, state or foreign statute or regulation limiting its ability to incur indebtedness.

                    6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other corporate purposes and the repayment of Debt on the Closing Date. No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                    6.23 Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are necessary for the operation of its businesses, and to the best of each Borrower’s knowledge, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary thereof infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                    6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Administrative Agent, the UK Agent and the Lenders.

                    6.25 Full Disclosure. None of the representations or warranties made by any Credit Party or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered

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by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

                    6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which any Borrower or any of its respective Subsidiaries is a party or is bound.

                    6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Credit Party with any bank or other financial institution.

                    6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any of their respective Subsidiaries of this Agreement or any other Loan Document.

                    6.29 Tax Shelter Regulations. No Borrower intends to treat the Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, the Borrowers shall promptly notify the Administrative Agent thereof. If the Borrowers so notify the Administrative Agent, the Borrowers acknowledge that one or more of the Applicable Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Applicable Lender or Applicable Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                    6.30 Non-Guarantor Subsidiaries. Each of the Non-Guarantor Subsidiaries conducts (and shall conduct) no operations and has (and shall have) no assets and no liabilities, in each case, individually or in the aggregate, with a fair market value in excess of the Dollar Equivalent of $100,000 other than, with respect to any Subsidiary that is a subsidiary of the UK Borrower only, Capital Stock of another Subsidiary Guarantor or Intercompany Debt permitted pursuant to, and incurred in compliance with, Section 7.13(g) hereof.

                    6.31 Luxembourg Subsidiaries. The Luxembourg Subsidiary conducts no operations and has no liabilities or assets other than in connection with the Luxembourg Debt (and shall not conduct any operations or have liabilities or assets other than in connection with the Luxembourg Debt).

                    6.32 UK Financial Assistance. Neither the execution, delivery or performance of any of the Loan Documents nor the incurrence of the Obligations and liabilities thereunder by any UK Borrower or any other Credit Party constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act or the equivalent provisions of any other jurisdiction applicable to any Credit Party.

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                    6.33 Subordinated Debt. The Loans and all other Obligations of the Credit Parties constitute “Senior Debt” and “Designated Senior Debt” under the terms of the Subordinated Note Agreement, constitute “Senior Debt” or “Senior Indebtedness” under the terms of all other Permitted Subordinated Debt, and the Loans and all other Obligations of the Credit Parties are entitled to the benefits of the subordination provisions contained in all Permitted Subordinated Debt Agreements, which provisions are enforceable against all holders of Permitted Subordinated Debt.

                    6.34 Sales of Vehicles. Each US Borrower is in the business, and will continue to be in the business of, among other things, selling vehicles of a kind that such US Borrower also leases to customers and which are subject to motor vehicle registration statutes. The US Credit Parties’ business model includes the sale and marketing of each kind of vehicle subject to any motor vehicle registration statute that is leased by any US Borrower to customers. Any and all vehicles owned by the US Borrowers which are subject to motor vehicle registration statutes in any jurisdiction are held for sale or lease by the US Credit Parties or leased by the US Credit Parties to a customer, other than those vehicles for which the Agents’ Lien has been duly perfected under applicable motor vehicle laws.

                    6.35 Anti-Terrorism Laws. None of Credit Parties and their Affiliates is in violation of any Anti-Terrorism Law, or engages in or conspires to engage in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any Anti-Terrorism Law. None of Credit Parties and their Affiliates (a) is a Blocked Person; (b) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (c) has any of its assets in a Blocked Person; (d) deals in, or otherwise engages in any transaction relating to, any property blocked pursuant to Executive Order No. 13224; or (e) derives any of its operating income from investments in or transactions with a Blocked Person.

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS

                    The Parent Guarantor and each UK Borrower covenants as to itself and each of their respective Subsidiaries to the UK Agents and the UK Lenders that so long as any of the Obligations remain outstanding or this Agreement is in effect:

                    7.1 Taxes and Other Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, (a) file when due all federal income, payroll and unemployment and other material tax returns which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, Other Taxes, value added taxes, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Administrative Agent, the UK Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the UK Borrower Representative has notified the Administrative Agent and UK Agent in

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writing, no Credit Party or its Subsidiaries need pay any amount referred to in this Section 7.1 (i) which it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Credit Party or Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

                    7.2 Legal Existence and Good Standing. Except as may be permitted by Section 7.9, each Credit Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

                    7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Credit Party shall comply, and shall cause each of its Subsidiaries to comply with all Anti- Terrorism Laws and, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Credit Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses (including, without limitation, all material registrations and/or licenses required to act as a dealer or seller of any Inventory subject to motor vehicle registration statutes), permits, franchises, and governmental authorizations necessary to own its property and to conduct its business. No Credit Party shall, nor shall it permit any of its Subsidiaries to, modify, amend or alter its certificate or articles of incorporation, its memorandum and articles of association, its limited liability company operating agreement, its limited partnership agreement, or other governing documents, as applicable, other than in a manner which does not adversely affect in any material respect the rights of the Lenders or any Agent or any pledge of or charge over its Capital Stock.

                    7.4 Maintenance of Property; Inspection of Property.

               (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary in the conduct of its business in good operating condition and repair, ordinary wear and tear excepted.

               (b) Each UK Credit Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all obligations imposed on the owner of those of the UK Properties of which the UK Credit Party or Subsidiary is the owner and all obligations imposed on the tenant of those of the UK Properties of which the UK Credit Party or Subsidiary is the tenant.

               (c) Each Credit Party shall permit representatives and independent contractors of the Administrative Agent or UK Agent, as applicable (i) (at the expense of the Borrowers not to exceed three (3) times per year unless an Event of Default has occurred and is continuing or in the event of a Material Compliance Issue) to visit and inspect any of its properties, to inspect and verify Collateral, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent, public or chartered accountants, at such reasonable times during normal business hours

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and (ii) to discuss its affairs, finances and accounts with the Credit Parties’ accountants as soon as may be reasonably desired, upon reasonable advance notice to the Applicable Borrowers and the provision of an opportunity for the US Borrower Representative to participate or accompany the UK Agent and/or the Administrative Agent; provided, however, when an Event of Default exists, the Administrative Agent, the UK Agent or any Lender may do any of the foregoing at the expense of the Applicable Borrowers at any time during normal business hours and without advance notice.

               (d) Each Borrower (at the expense of the Borrowers and not to exceed one time annually unless an Event of Default has occurred and is continuing) shall, upon Administrative Agent’s and UK Agent’s joint request (or, following and during the continuation of an Event of Default, Administrative Agent’s sole request, in respect of the US Borrowers, or UK Agent’s sole request, in respect of the UK Borrowers) supply to the US Borrower Representative and the UK Borrower Representative, provide to Administrative Agent and the UK Agent a recently dated appraisal of such Borrower’s Rental Fleet Assets, Sales Inventory and Machinery and Equipment, which appraisal shall be from the Appraiser and shall be satisfactory in scope, form and substance to the Administrative Agent and the UK Agent; provided, however, when an Event of Default exists, the Administrative Agent, the UK Agent or any Lender may conduct or cause to be conducted additional appraisals at the expense of the Borrowers at any time without advance notice.

(e) Each UK Credit Party shall comply with the covenants set out in Schedule 7.4 in respect of the relevant UK Property.

7.5 Insurance.

               (a) Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having, either alone or pursuant to an insurance endorsement reasonably acceptable to the Administrative Agent and the UK Agent, a rating of at least A or better by Best Rating Guide (or an equivalent rating from a source acceptable to the UK Agent in the United Kingdom (or any other applicable jurisdiction), provided that Royal Sun & Alliance shall be deemed to be an acceptable insurer of the UK Borrower for purposes of this Section 7.5 insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent or the UK Agent, as applicable, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Administrative Agent or the UK Agent, as applicable, and the Required Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by any Mortgages granted by any US Credit Party is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area (“SFHA”), each such Credit Party shall purchase and maintain flood insurance on the improved Real Estate and any Machinery and Equipment and Inventory located on such

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Real Estate. The amount of said flood insurance will be reasonably determined by the Administrative Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. Each Credit Party shall also maintain flood insurance for its Inventory, Machinery and Equipment which is, at any time, located in a SFHA.

               (b) The Borrowers shall cause the Applicable Security Agent, the Responsible Agent and the Applicable Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Administrative Agent and the UK Agent (and, in the case of the UK Borrower, in the manner and circumstances set out in the UK Debenture), on all insurance policies for the Credit Parties and sole loss payee or additional insured in a manner acceptable to the Administrative Agent and the UK Agent (and, in the case of the UK Borrower, in the manner and circumstances set out in the UK Debenture) on all insurance policies for the Collateral. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Applicable Security Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Applicable Security Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers or the applicable Credit Party when due, and certificates of insurance and, if requested by the Administrative Agent or the UK Agent, as applicable, photocopies of the policies, shall be delivered to the Administrative Agent or the UK Agent, as applicable, in each case in sufficient quantity for distribution by the Administrative Agent or the UK Agent, as applicable, to each of the Lenders. If any Credit Party fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans to the Applicable Borrowers.

                    7.6 Insurance and Condemnation Proceeds. The US Borrower Representative shall promptly notify the Administrative Agent, the UK Agent and the Applicable Security Agent and the Applicable Lenders of any loss, damage, or destruction to Collateral having net book value in excess of the Dollar Equivalent of $500,000, whether or not covered by insurance. The Applicable Security Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

               (i) With respect to insurance and condemnation proceeds relating to Collateral (other than Fixed Assets) and business interruption insurance, after deducting from such proceeds the reasonable expenses, if any, incurred by the Applicable Security Agent in the collection or handling thereof, the Applicable Security Agent shall apply such proceeds, ratably, to the reduction of the outstanding Obligations, but not the US Commitments or the UK Commitments, in the order provided for in Section 3.7.

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               (ii) With respect to casualty insurance and condemnation proceeds relating to Collateral (including Fixed Assets), the Applicable Security Agent shall permit or require the Applicable Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (l) no Default or Event of Default has occurred and is continuing and (2) the Applicable Borrowers first (i) provide the Applicable Security Agent and the Lenders with plans and specifications for any such replacement, repair or restoration of Fixed Assets which shall be reasonably satisfactory to the Applicable Security Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Applicable Security Agent and the Required Lenders that the funds available to them will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Applicable Security Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.7.

                    7.7 Environmental Laws.

               (a) Each Credit Party shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Credit Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Administrative Agent with respect to any non-compliance or alleged material non-compliance with Environmental Laws, in each case, alone or in the aggregate, that may have a Material Adverse Effect (each a “Material Compliance Issue”).

               (b) Without limiting the generality of the foregoing, the Borrowers shall submit to the Administrative Agent, the UK Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each Material Compliance Issue. The Administrative Agent, the UK Agent or any Lender may request copies of technical reports prepared by any Credit Party or any of their respective Subsidiaries and such Person’s communications with any Governmental Authority to determine whether such Person or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any such Material Compliance Issue. The Borrowers shall, at the Administrative Agent’s, the UK Agent’s or the Required Lenders’ request and at the Borrowers’ expense, (i) retain an independent environmental engineer acceptable to the Administrative Agent or the UK Agent, as applicable, to evaluate the site, including tests if appropriate, where the Material Compliance Issue has occurred and prepare and deliver to the Administrative Agent or UK Agent, as applicable, in sufficient quantity for distribution by the Applicable Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs

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thereof, and (ii) provide to the Administrative Agent, the UK Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

                    (c) Subject in each case to (i) the rights and the restrictions set forth in Section 7.4 hereof and (ii) the access and entry rights each Credit Party is entitled to grant, each Agent and its representatives will have the right to enter and visit the Real Estate and any other place where any property of any Credit Party is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate; provided, however, to the extent the applicable Credit Party does not have sufficient rights in any such Real Estate or other place where any of its property is located to provide each Agent and its representatives the access, observation and removal rights described in this sentence, such Credit Party will use its reasonable efforts to obtain such rights for itself and each Agent and its representatives within sixty (60) days of a request by the Agents for such access, observation and removal rights for such Real Estate; provided, further, if (A) the applicable Credit Party is unable to obtain such access, observation and removal rights within such sixty (60) day period and (B) the Agents have a good faith reason to believe that a Material Compliance Issue exists with respect to such Real Estate, then the applicable Credit Party shall have the option to either (x) vacate such Real Estate within ninety (90) days of a written request by the Agents to such effect or (y) exclude any Inventory located on such Real Estate from the calculation of Eligible Inventory. No Agent is under any duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by any Agent will be solely for the purposes of protecting the Agents’ Liens and preserving the Agents’ and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by any Agent will result in a waiver of any default of the Borrowers or impose any liability on such Agent or the Lenders. In no event will any site visit, observation or testing by any Agent be a representation by any Credit Party that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. No Credit Party nor any other party is entitled to rely on any site visit, observation or testing by any Agent. No Agent and no Lender owes any duty of care to protect any Credit Party or any other party against, or to inform any Credit Party or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. Each Agent shall disclose to a Credit Party or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by any Agent. Each Credit Party understands and agrees that no Agent makes any warranty or representation to any Credit Party or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Credit Party also understands that depending on the results of any site visit, observation or testing by any Agent and disclosed to a Credit Party, such Credit Party may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Credit Party without advice or assistance from such Agent. In each instance, each Agent will give the relevant Borrower reasonable notice before entering the Real Estate or any other place such Agent is permitted to enter under this Section 7.7(c). Each Agent will make reasonable efforts to avoid interfering

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with a Credit Party’s use of the Real Estate or any other property in exercising any rights provided hereunder.

                    (d) Without prejudice to the generality of the foregoing, the UK Borrowers shall as soon as reasonably practicable after the date hereof, retain an independent environmental engineer acceptable to the UK Agent to evaluate the UK Properties at (i) Horsefair Road Waterton Industrial Estate Bridgend (ii) Area 3 Wharf Road Gravesend and (iii) Stanton Works Lows Lane Stanton-By-Dale Derbyshire and prepare and deliver (within 180 days of the date hereof) to the UK Agent a Phase I environmental report the scope of which shall be agreed in advance by the UK Agent and which shall be addressed to the UK Agent and the UK Borrowers. The UK Borrowers exercising their reasonable commercial judgment and the UK Agent exercising its reasonable credit judgment shall jointly:

          (i) review the recommendations set out in the Phase I reports including (without limitation) any recommendation to commission further invasive investigations and any recommendations (as a consequence of such investigations) to carry out any remedial works or on-going monitoring of Contaminants (“the Works”) (“the Recommendations”);

          (ii) consider the economic effect of the implementation of the Recommendations (or any of them) on the continued operation of the UK Borrowers’ business at the relevant UK Property and any adverse effect on the value of the Collateral and on the interests of the UK Lenders of failure to implement the Recommendations (or any of them);

          (iii) endeavor, having regard to the respective interests of the UK Borrowers and the UK Agent, to determine which (if any) of the Recommendations are to be implemented and/or the Works are to be carried out at the cost of the UK Borrowers.

                    If the UK Borrowers and the UK Agent shall fail to agree within one month after the date of issue of the relevant Phase I report on which (if any) of the Recommendations are to be implemented and which (if any) of the Works are to be carried out the UK Borrowers shall be required at their own cost to implement only those Recommendations and/or to carry out only those Works (together “the Designated Works”) which, if not implemented or carried out, are considered by the UK Agent in the exercise of its reasonable credit judgment to affect adversely the market value of a material part of the Collateral or adversely affect the interests of the UK Lenders. The UK Borrowers shall without delay carry out the Designated Works and shall provide evidence satisfactory to the UK Agent of the completion of such works.

(e) [Intentionally deleted].

                    7.8 Compliance with ERISA and other laws. Each Credit Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan and Foreign Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the

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Code and other federal or state or foreign law; (b) ensure that all liabilities under any Foreign Pension Plan are funded to at least the minimum level required by law or, if higher, to the level required by the governing documents of such plans; (c) ensure that all contributions or premium payments to or in respect of all Foreign Pension Plans are and continue to be promptly paid at no less than the rates required under applicable law or the rules of such arrangements; (d) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (e) make all required contributions to any Plan subject to Section 412 of the Code; (f) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                    7.9 Mergers, Amalgamations, Consolidations or Sales. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, reorganization, amalgamation or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

(a) any of the Non-Guarantor Subsidiaries may be dissolved;

(b) sales and leases of Inventory, including, without limitation, Rental Fleet Assets, in the ordinary course of its business;

                    (c) sales, exchanges or other dispositions of Machinery and Equipment in the ordinary course of its business; provided that any exchange shall be made in exchange for, and any proceeds from any sale or other disposition shall be applied to purchase or acquire, Machinery and Equipment used or useful in a Similar Business; and provided further the US Borrower Representative shall include the details of any such sale, exchange, disposition, purchase and/or acquisition, as applicable, in each certificate delivered to the Administrative Agent and the UK Agent pursuant to Section 5.2(1) hereof.

                    (d) sales, exchanges or other dispositions of Real Estate, Machinery and Equipment and Inventory, including, without limitation, Rental Fleet Assets, in each case, not in the ordinary course of business with a net book value not to exceed, in the aggregate for all Borrowers and their respective Subsidiaries, the Dollar Equivalent of $2,000,000 in any Fiscal Year (taking into account all such sales, exchanges or other dispositions occurring in Fiscal Year 2005 occurring prior to the Closing Date); provided that (i) any exchange of Inventory or Machinery and Equipment shall be for like-kind Inventory or Machinery and Equipment, as applicable, (ii) any Inventory, Real Estate or Machinery and Equipment, as applicable, received as part of an exchange (whether purchased, acquired or otherwise) shall be free and clear of all Liens, except the Agents’ Liens and (iii) any sale or other disposition of assets at any branch location with aggregate net book value in excess of the Dollar Equivalent of $500,000 in any Fiscal Year (taking into account all such sales, exchanges or other dispositions occurring in Fiscal Year 2005 occurring prior to the Closing Date), or any closing of a branch location, shall require prior written notice to the Administrative Agent or the UK Agent, as applicable;

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                    (e) any US Subsidiary of a US Borrower with a positive net worth may be merged with or into a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party, or be liquidated, wound up or dissolved into a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party, or transfer all or any part of its assets to a US Borrower or any Wholly-owned US Subsidiary which is a Credit Party; provided, that (except as permitted in clause (f) below) in any merger with a US Borrower, a US Borrower shall be the surviving entity and in any merger with any other Credit Party, such Credit Party shall be the surviving entity and all Liens in favor of the Administrative Agent shall remain perfected;

                    (f) any Foreign Subsidiary of the US Borrower with a positive net worth may be merged or amalgamated with or into a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party, or be liquidated, wound up, hived up or dissolved into a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party, or transfer all or any part of its assets to a UK Borrower or any Wholly-owned Foreign Subsidiary which is a Credit Party; provided, that in any merger with a UK Borrower, a UK Borrower shall be the surviving entity and in any merger or amalgamation with any other Credit Party, such Credit Party shall be the surviving entity and all Liens in favor of the UK Security Trustee shall remain perfected;

                    (g) (i) any US Borrower and any US Subsidiary may transfer assets to a US Borrower or any Wholly-owned US Subsidiary which is a Borrower or a US Subsidiary Guarantor (including without limitation, Mobile Storage Group (Texas), L.P. for so long as it shall remain a US Subsidiary Guarantor, all of its owned equity interests shall have been pledged in accordance with the Security Documents and it shall have otherwise complied with Section 6.30 hereof); (ii) any Foreign Subsidiary may transfer assets to a UK Borrower or any Wholly-owned UK Subsidiary which is a UK Borrower or a UK Subsidiary Guarantor; (iii) any Subsidiary may make Distributions otherwise permitted pursuant to Section 7.10(a)(ii) hereof and payments upon any Debt otherwise permitted to be incurred pursuant to Section 7.13(g) hereof and (iv) MSG may transfer funds to Ravenstock and Ravenstock may transfer funds to MSG pursuant to Section 7.15(e).

7.10 Distributions; Capital Change; Restricted Investments. No Credit Party nor any of its Subsidiaries shall:

(a) directly or indirectly declare or make, or incur any liability to make, any Distributions, except, without duplication:

(i) Distributions to holders of Capital Stock consisting of dividends payable in Capital Stock, which Capital Stock, if Preferred Stock, is permitted pursuant to Section 7.34;

          (ii) Distributions to a US Borrower or a Wholly-owned Subsidiary of a US Borrower by its Subsidiaries, and Distributions to the UK Borrower or a Wholly-owned Subsidiary of the UK Borrower by its Subsidiaries, in each case other than a Distribution by a Credit Party to a

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Subsidiary which is not a Credit Party; provided, in the case of any Distribution by Ravenstock to MSG (and in the case of any other Distribution by a UK Credit Party to a US Credit Party), that at the time of and after giving effect to each such Distribution: (A) no Default or Event of Default exists under Section 9.1(a), (B) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (C) UK Availability is greater than or equal to £4,000,000;

          (iii) payments to repurchase or retire any Capital Stock (other than Preferred Stock) of the Parent Guarantor made to departed employees, officers or directors of any Credit Party not to exceed $2,000,000 in the aggregate and Distributions by MSG to the Parent Guarantor to enable the Parent Guarantor to make the payments permitted pursuant to this Section 7.10(a)(iii); provided that at the time of and after giving effect to each such Distribution: (i) no Default or Event of Default exists under Section 9.1(a), (ii) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (iii) Total Excess Availability is greater than or equal to the Dollar Equivalent of $10,000,000; and

          (iv) Distributions in respect of Preferred Stock of the Parent Guarantor of up to $5,000,000 in any Fiscal Year (taking into account all such Distributions occurring in Fiscal Year 2005 occurring prior to the Closing Date) and Distributions by MSG to the Parent Guarantor to enable the Parent Guarantor to make the Distributions permitted pursuant to this Section 7.10(a)(iv); provided that such amount shall be increased from time to time (as measured on the date of any such intended Distribution) by the aggregate amount of all net cash proceeds received by the Parent Guarantor from the issuance of any Preferred Stock after the Closing Date in accordance with Section 7.34 hereof during such Fiscal Year; and provided further that both before and after giving effect to any such Distribution: (1) no Default or Event of Default exists under Section 9.1(a), (2) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 though Section 7.26, inclusive and (3) Total Excess Availability is greater than or equal to the Dollar Equivalent of $10,000,000.

(b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect; or

(c) make any Restricted Investment.

                    7.11 Transactions Affecting Collateral or Obligations. No Credit Party nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

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                    7.12 Guaranties. No Credit Party shall make, issue, or become liable on any Guaranty, except

(a) Guaranties of any of the Obligations in favor of the Responsible Agents and/or the Applicable Security Agents for the ratable benefit of the Applicable Lenders.

                    (b) Guaranties (i) by MSG of obligations of Ravenstock or Ravenstock’s UK Subsidiaries under leases or subleases for Real Estate entered into in the ordinary course of such Person’s business and (ii) by MSG of obligations of US Credit Parties and by Ravenstock of obligations of UK Credit Parties, in either case in respect of operating liabilities incurred in the ordinary course of business, in the aggregate not in excess of the Dollar Equivalent of $2,000,000 from time to time;

(c) Guaranties existing on the Closing Date and listed on Schedule 6.9;

                    (d) subordinated Guaranties of the Subordinated Note Debt to the extent required by the Subordinated Note Agreement as in effect on the Closing Date by (i) US Subsidiaries and (ii) the Parent Guarantor; provided that such Guaranties remain subordinated to the Obligations of such US Subsidiaries and the Parent Guarantor in each case under the US Credit Agreement and the UK Credit Agreement, pursuant to subordination provisions no less favorable to any Credit Party, Agent or Lender than the subordination provisions applicable to the Guaranties of the Subordinated Note Debt on the Closing Date; and

(e) Guaranties of Debt permitted by Section 7.13(d) or 7.13(e), if such Guaranties are permitted by such Section.

7.13 Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, incur or maintain any Debt, other than:

(a) the Obligations;

(b) Debt described on Schedule 6.9;

                    (c) Capital Leases of Machinery and Equipment or Rental Fleet Assets and purchase money secured Debt incurred to purchase Machinery and Equipment or Rental Fleet Assets; provided that (i) Liens securing the same attach only to the Machinery and Equipment or Rental Fleet Assets acquired by the incurrence of such Debt and proceeds thereof (but shall not encumber leases of, or payments under leases of, Rental Fleet Assets), and (ii) the aggregate amount of such Debt for all Credit Parties (including Capital Leases) outstanding does not exceed the Dollar Equivalent of $10,000,000 at any time;

                    (d) Debt evidencing a refunding, renewal or extension of the Debt (other than the Subordinated Note Debt); described on Schedule 6.9; provided that (A) the principal amount thereof is not increased, (B) the Liens, if any, securing such

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refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (C) no Credit Party that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, (D) the terms of such refunding, renewal or extension are no less favorable in any material respect to the applicable Credit Party or Subsidiary, any Agent or the Lenders than the original Debt and (E) the final maturity thereof, if presently after the Stated Termination Date, will not become earlier than at least 6 months after the Stated Termination Date;

                    (e) Non-Public Debt, including without limitation the Subordinated Note Debt; and any Non-Public Debt evidencing a refunding, renewal or extension thereof; provided, in each case, that (A) the cash interest rate of such Non-Public Debt shall not exceed 15% per annum, (B) no Credit Party that is not an obligor or guarantor of the Subordinated Note Debt as of the Closing Date shall be or become an obligor or guarantor of any such Non-Public Debt, (C) the restrictive covenants of such Non-Public Debt shall be no less favorable in any material respect to the applicable Credit Party or Subsidiary, any Agent or the Lenders than those contained in the Subordinated Note Debt as of the Closing Date, (D) the final maturity of such Non-Public Debt shall not be or become due earlier than at least six (6) months after the Stated Termination Date, and (E) such Non-Public Debt shall require no payment of principal, and no payment of principal shall be made, prior to the Stated Termination Date.

                    (f) Public Debt; provided that (I) the US Credit Parties and the UK Credit Parties shall have executed and delivered such amendments of this Agreement and the US Credit Agreement as are necessary to provide for the inclusion herein and in the US Credit Agreement of any financial covenants for which compliance is required by the covenants contained in the terms and conditions of any such Public Debt but which, as of the date of incurrence of such Public Debt, are not included in this Agreement or the US Credit Agreement; (II) the fleet utilization rates, financial ratios, capital expenditure levels and other rates, ratios, levels, measures and/or requirements set forth in any additional financial covenants, if any, contained in the terms and conditions of any such Public Debt, in each case, shall be at least (x) 2% less restrictive (with respect to fleet utilization rates) and (y) 10% less restrictive (with respect to financial ratio, capital expenditure and all other additional covenants) than the rates, ratios, levels, measures or requirements set forth in the comparable fleet utilization, financial ratio, capital expenditure and other additional covenants contained in this Agreement and the US Credit Agreement, including, without limitation, Sections 7.23 through 7.26, inclusive, hereof and thereof, as of the date of the incurrence of such Public Debt, (III) the final maturity of such Public Debt shall not be or become due earlier than at least six (6) months after the Stated Termination Date, and (IV) such Public Debt shall require no payment of principal, and no payment of such principal shall be made, prior to the Stated Termination Date.

                    (g) Subject to the following sentence, Intercompany Debt; provided, in each case, that such Debt will be evidenced by a revolving demand promissory note (in form and substance satisfactory to the Agent) pledged and delivered to the Applicable Security Agent for the benefit of the Lenders (or otherwise documented and secured in

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favour of the Applicable Security Agent, in a manner satisfactory to the Applicable Agent) and shall be subordinated to the Obligations of the Credit Parties on terms and conditions satisfactory to the Administrative Agent; provided further that, in the case of any creditors with respect to such Debt which are Foreign Subsidiaries, such Subsidiaries shall have entered into and delivered to the Administrative Agent and the UK Security Trustee for the benefit of the Lenders the UK Intercreditor Deed in the form attached hereto as Exhibit I. Notwithstanding the foregoing, (i) no UK Credit Party nor any of its Subsidiaries shall make, create or acquire any Intercompany Debt owed to any US Credit Party or any US Subsidiary, and (ii) no US Credit Party nor any of its US Subsidiaries shall make, create or acquire any Intercompany Debt owed to any UK Credit Party or any of its Subsidiaries, except, in each case, if and only to the extent that at the time of and after giving effect to each such making, creation or acquisition: (x) no Default or Event of Default exists under Section 9.1(a), (y) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (z) in the case of any Intercompany Debt incurred by any UK Subsidiary, US Availability is greater than or equal to $7,000,000 and in the case of any Intercompany Debt incurred by any US Subsidiary, UK Availability is greater than or equal to £4,000,000.

                    (h) the Luxembourg Debt, provided that (A) such Debt will be evidenced by a revolving credit facility agreement in the form existing as at the date hereof with claims thereunder assigned in favour of the UK Security Trustee and shall be subordinated to the Obligations of the Credit Parties on terms and conditions satisfactory to the Administrative Agent and (B) the creditors with respect to such Debt shall have entered into and delivered to the Administrative Agent and the UK Security Trustee for the benefit of the Lenders the UK Intercreditor Deed in the form attached hereto as Exhibit I;

(i) Guaranties permitted by Section 7.12;

(j) Debt represented by any unsecured Hedge Agreements entered into in order to protect a Borrower against fluctuations in interest rates and currency exchange rates and not for speculative purposes;

                    (k) after the Closing Date, any Capital Leases or purchase money Debt or Debt secured by a mortgage on Real Estate assumed or acquired in connection with a Permitted Acquisition; provided that (A) such Debt existed at the time of such Permitted Acquisition and was not created in anticipation thereof, (B) any Lien securing such Debt does not extend to any assets of any Credit Party other than the assets secured thereby at the time of the Permitted Acquisition and does not encumber leases of, or payments under leases of, Rental Fleet Assets and (C) if the Debt is owed by a Subsidiary acquired, then no other Credit Party shall have any liability therefor;

                    (l) Debt secured by a mortgage on any Real Estate acquired by any UK Credit Party incurred or assumed for the purpose of financing ail or a part of the cost of acquiring such Real Estate; provided that (i) any such mortgage attaches solely to the Real Estate so acquired, (ii) the mortgagee thereunder executes and delivers to the

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Responsible Agent a mortgagee waiver agreement (or, in respect of a UK Property, a deed of priority on terms and conditions acceptable to the UK Agent), in form and substance reasonably satisfactory to the Administrative Agent and (iii) the principal amount of such Debt secured thereby does not exceed 100% of the Credit Party’s cost of such Real Estate; and

(m) other unsecured Debt not to exceed $15,000,000 in the aggregate for all Credit Parties at any time outstanding.

                    For purposes of compliance with this Section 7.13 and Section 7.13 of the US Credit Agreement, in the event any Debt meets the criteria set forth in more than one of clauses (c) through (d), inclusive, or (i) through (m), inclusive, of this Section 7.13 and Section 7.13 of the US Credit Agreement, the US Borrower Representative and the UK Borrower Representative, in their sole collective discretion, may (X) classify or reclassify such Debt in any manner that complies with this Section 7.13 and Section 7.13 of the US Credit Agreement and (Y) divide and classify such Debt among more than one of the clauses of this Section 7.13 and Section 7.13 of the US Credit Agreement and, in each case, such Debt shall be treated as having been permitted pursuant to the clause of this Section 7.13 and Section 7.13 of the US Credit Agreement specified by the US Borrower Representative and UK Borrower Representative; provided that, in each case, the US Borrower Representative and the UK Borrower Representative must classify, reclassify and/or divide such Debt in a manner consistent for purposes of compliance with the UK Credit Agreement and US Credit Agreement.

7.14 Prepayments; Payments on Subordinated Note Debt; Payments on Intercompany Debt.

                    (a) No Credit Party nor any of its Subsidiaries shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of this Agreement and the US Credit Agreement, (ii) prepayment of the Existing Term Loans outstanding under the Existing UK Credit Agreement and the Existing US Credit Agreement and the Luxembourg Debt, and (iii) Capital Leases, and other Debt in an aggregate amount not to exceed $1,000,000 and, after giving effect to the payment thereof, only so long as Total Excess Availability exceeds $10,000,000, (iv) prepayments of the Debt described on Schedule 6.9 with the proceeds of Debt permitted to be issued under Section 7.13(d), (v) prepayments of the Subordinated Note Debt with the proceeds of Debt permitted to be issued under Section 7.13(e) or (f) or Capital Stock issued in accordance with Section 7.34 and (vi) as permitted under (b).

                    (b) No Credit Party nor any of its Subsidiaries shall make any payments on Permitted Subordinated Debt except, subject to the subordination provisions thereof, regularly scheduled payments of interest and (ii) on or before December 30, 2008, MSG may make a principal payment of up to $4,000,000 on the Subordinated Notes, plus accrued but unpaid interest thereon, pursuant to the terms and conditions of the Subordinated Note Agreement; provided, that, in the case of clause (ii), at the time of and after giving effect to such payment by MSG; (A) no Default or Event of Default exists and (B) US Availability is greater than or equal to $5,000,000.

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                    (c) (i) No UK Credit Party nor any of its UK Subsidiaries shall make any payment of principal, interest or any other amount on account of or in respect of any obligation outstanding under any Intercompany Debt owed to any US Credit Party, any US Subsidiary or the Luxembourg Subsidiary, and (ii) no US Credit Party nor any of its US Subsidiaries shall make any payments of principal, interest or any other amounts on account of any obligation outstanding under any Intercompany Debt owed to any UK Credit Party or any UK Subsidiary, except, (A) in each case, subject to the subordination provisions thereof, and (B) in each case, if and only to the extent that at the time of and after giving effect to each such payment: (x) no Default or Event of Default exists under Section 9.1(a), (y) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive and (z) in the case of clause (i), UK Availability is greater than or equal to £4,000,000 or, in the case of clause (ii), US Availability is greater than or equal to $7,000,000; provided, however, nothing in this Section 7.14(c) shall prohibit the making of any payments between MSG and Ravenstock pursuant to Section 7.15(e).

                    7.15 Transactions with Affiliates. Except as set forth below or described on Schedule 7.15, no Credit Party shall, nor shall they permit any of their Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (other than any Guaranties permitted by Section 7.12); provided, however, while no Event of Default has occurred and is continuing, and subject to the limitations set forth in this Agreement, the Credit Parties may engage in transactions or agreements with Affiliates, other than those described on Schedule 7.15, in the ordinary course of business consistent with past practices, in an amount and upon terms fully disclosed to the Agents and the Lenders in advance, and, in any case, no less favorable to such Credit Party or Credit Parties than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate; provided further:

                    (a) if no Default or Event of Default exists under Section 9.1(a), before and after giving effect to the payments, payments may be made when due pursuant to the Windward Management Agreement as in effect on the date hereof; provided that such payments shall not exceed the Dollar Equivalent of $550,000 per year plus reasonable and customary out-of-pocket expenses;

(b) the Credit Parties and their Subsidiaries may enter into such intercompany loan, sales and investments as otherwise expressly permitted by this Agreement;

                    (c) the Credit Parties may enter into transactions with the Non- Guarantor Subsidiaries (i) to cause a Non-Guarantor Subsidiary’s dissolution and (ii) to cause the dissolution of the Luxembourg Subsidiary so long as, in the case of clause (ii), all of the following conditions are met: (A) no Default or Event of Default shall exist at the time of such dissolution and after giving effect to such dissolution, (B) any Subsidiary

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of MSG or Ravenstock that assumes any of the rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution shall become a UK Subsidiary Guarantor and shall become a party to each of the Loan Documents to which the UK Borrower, UK-LP or the Luxembourg Subsidiary, as applicable, was a party immediately prior to the dissolution of the Luxembourg Subsidiary, (C) all other Agent’s Liens on the Collateral immediately prior to the dissolution of the Luxembourg Subsidiary shall remain perfected, and the Borrowers shall cause any Subsidiary of MSG or Ravenstock that assumes any rights or obligations under the Luxembourg Debt in connection with the transactions that effect such dissolution to execute and deliver to the Administrative Agent and the UK Security Trustee such documents, instruments, financing statements, and amendments to Loan Documents as the Administrative Agent and the UK Security Trustee may reasonably request to continue the perfection of the Agent’s Liens, (D) UK Availability is greater than or equal to £4,000,000; (E) such dissolution shall not result in any Debt other than Intercompany Debt permitted to be incurred pursuant to, and incurred in compliance with, Section 7.13(g) hereof; and (F) such dissolution shall otherwise not create any covenants, undertakings or obligations on the part of any Credit Party any more onerous than the covenants, undertakings or obligations contained in the Luxembourg Debt;

(d) the Credit Parties and their Subsidiaries may pay reasonable compensation and provide customary indemnities to directors, officers and employees; and

                    (e) Ravenstock and MSG may make payments to each other as reimbursement for corporate overhead and services plus reasonable and customary out-of-pocket expenses, if and only to the extent that at the time of and after giving effect to each such payment: (w) no Default or Event of Default exists under Section 9.1(a), (x) no Default or Event of Default exists in the observance or performance of any of the covenants and agreements contained in Section 7.23 through Section 7.26, inclusive, (y) in the case of payments from Ravenstock to MSG, UK Availability is greater than or equal to £4,000,000 and (z) in the case of payments from MSG to Ravenstock, (I) US Availability is greater than or equal to $7,000,000 and (II) such amount does not exceed $1,000,000 in any Fiscal Year (taking into account all such payments occurring in Fiscal Year 2005 occurring prior to the Closing Date).

                    7.16 Investment Banking and Finder’s Fees. No Credit Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. The Credit Parties shall defend and indemnify the Agents and the Lenders against and hold them harmless from all claims of any Person that the Credit Parties are obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agents and/or any Lender in connection therewith.

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                    7.17 Business Conducted

                    (a) No Credit Party (other than the Parent Guarantor) shall, nor shall it or the Parent Guarantor permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than a Similar Business.

                    (b) The Parent Guarantor shall not engage in any business activities or have any properties or liabilities, other than (i) holding Capital Stock of MSG, (ii) obligations under the Loan Documents and (iii) activities and properties incidental to the foregoing clauses (i) and (ii).

                    7.18 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9; Liens securing Capital Leases and purchase money Debt permitted under Section 7.13(c); and mortgages securing Debt permitted under Section 7.13(k) and Section 7.13(1).

                    7.19 Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person providing for such Credit Party or Subsidiary to lease or rent property that the Credit Party or such Subsidiary has sold or will sell or otherwise transfer to such Person other than Real Estate both (a) sold or otherwise disposed of to a Person that is not a Credit Party pursuant to Section 7.9 hereof and (b) in respect of which such Credit Party or Subsidiary has delivered a landlord waiver and, if the Real Estate will be subject to a mortgage or deed of trust, a mortgagee waiver, in each case in form and substance satisfactory to the Administrative Agent and the UK Security Trustee, as applicable.

                    7.20 New Subsidiaries. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (i) those listed on Schedule 6.5, (ii) Wholly-owned Subsidiaries acquired in a Permitted Acquisition, or (iii) Wholly-owned Subsidiaries created by a Credit Party so long as the Credit Party shall, and shall cause each such Subsidiary to, comply with the provisions of Section 7.32; provided that no US Credit Party shall, nor shall it permit any US Subsidiary to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary organized under the laws of any jurisdiction other than the United States, other than (A) those Subsidiaries listed on Schedule 6.5 as of the Closing Date and (B) direct and indirect Subsidiaries of Ravenstock; and provided further that no UK Credit Party shall, nor shall it permit any UK Subsidiary to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary organized under the laws of the United States or any State thereof.

                    7.21 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.

                    7.22 Depreciation Method. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its method of calculating depreciation with respect to the preparation of the financial information set forth in the Financial Statements except as required by GAAP,

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the independent accountants of any Credit Party, the SEC or any other Governmental Authority having jurisdiction over such Credit Parties.

                    7.23 Cash Interest Coverage Ratio. The Credit Parties and their Subsidiaries will maintain a Cash Interest Coverage Ratio for each period of four consecutive fiscal quarters ended on the last day of any Fiscal Quarter set forth below of not less than the ratio set forth opposite such period:

Period Ending	Ratio

The last day of each Fiscal Quarter through the Fiscal Quarter ending on December 31, 2006	2.10:1

The last day of each Fiscal Quarter after the Fiscal Quarter ending on December 31, 2006 through the Fiscal Quarter ending on December 31, 2007	2.15:1

The last day of each Fiscal Quarter after the Fiscal Quarter ending on December 31, 2007 through the Fiscal Quarter ending on December 31, 2008	2.20:1

The last day of each Fiscal Quarter thereafter	2.25:1

                    7.24 Maximum Consolidated Total Debt to Pro Forma EBITDA Ratio. The Credit Parties and their Subsidiaries will not permit the Consolidated Total Debt to Pro Forma EBITDA Ratio as of the end of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such period:

Period Ending	Ratio

The last day of each Fiscal Quarter through the Fiscal Quarter ending on June 30, 2008	5.25:1

The last day of each Fiscal Quarter thereafter	5.00:1

                    7.25 Minimum Fleet Utilization Rate. The Credit Parties and their Subsidiaries shall not permit the Fleet Utilization Rate, as of the end of any Fiscal Quarter set forth below, to be less than the rate set forth opposite such period:

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Period	Rate

First Fiscal Quarter of each Fiscal Year	72%

Second Fiscal Quarter of each Fiscal Year	74%

Third Fiscal Quarter of each Fiscal Year	76%

Fourth Fiscal Quarter of each Fiscal Year	76%

                    7.26 Capital Expenditures. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Credit Parties and their Subsidiaries on a consolidated basis would exceed:

(a) the Dollar Equivalent of $30,000,000 in the Fiscal Year ended December 31, 2005 (taking into account all Capital Expenditures occurring in Fiscal Year 2005 occurring prior to the Closing Date);

(b) the Dollar Equivalent of $35,000,000 in the Fiscal Year ended December 31, 2006; and

(c) the Dollar Equivalent of $50,000,000 in the Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter,

in each case plus the Acquisition to CapEx Transfer Amount, if any, and less the Capital Expenditure to Acquisition Transfer Amount, if any; provided that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year (“Year 1”) pursuant to this clause exceeds the aggregate amount of Capital Expenditures actually made during the Fiscal Year, such excess amount, up to the Dollar Equivalent of $12,500,000 (the “Capital Expenditure Excess”), may be carried forward to (but only to) the next succeeding Fiscal Year (“Year 2”) (any such amount to be certified by the US Borrower Representative to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of Year 1). The parties acknowledge and agree that the permitted Capital Expenditure levels set forth above shall be exclusive of Capital Expenditures constituting Permitted Acquisitions.

                    7.27 Use of Proceeds. No Credit Party shall, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Credit Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or Section 14 of the Exchange Act.

                    7.28 Further Assurances. The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Agents, the Applicable Security Agents and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the

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Agents, the Applicable Security Agents or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                    7.29 Bank Accounts. The Borrowers shall establish and maintain a cash management system, reasonably acceptable to the Responsible Agent, including (a) blocked accounts for the UK Credit Parties over which the UK Security Trustee has a fixed charge acceptable to the Responsible Agent and (b) arrangements satisfactory to the Administrative Agent to transfer funds to the Administrative Agent for application to the Obligations on a daily basis, or on such other basis as the Administrative Agent agrees, and blocked accounts for the US Credit Parties over which the US Agent has control (within the meaning of the UCC). Except as may otherwise be agreed by the Administrative Agent and the UK Agent (including, in the case of the UK Borrower, as agreed by the UK Security Trustee pursuant to the terms of the UK Debenture), as applicable, no Credit Party shall maintain any bank account (including without limitation, deposit accounts, disbursement accounts and lockbox accounts) with funds exceeding the Dollar Equivalent of $100,000 per account or $1,000,000 in the aggregate with any person other than the Applicable Security Agent, except as set forth on Schedule 6.27.

                    7.30 Changes Relating to Permitted Subordinated Debt. No Credit Party shall change or otherwise amend the terms of any Permitted Subordinated Debt if the effect of such amendments would be to: (i) increase the interest rate on such Permitted Subordinated Debt or under any Permitted Subordinated Debt Agreement; (ii) change the dates upon which payments of principal or interest are due on such Permitted Subordinated Debt other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Permitted Subordinated Debt; (iv) change the redemption or prepayment provisions of such Permitted Subordinated Debt other than to extend the dates therefore or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Permitted Subordinated Debt or add any guarantor of such Permitted Subordinated Debt; or (vi) change or amend the subordination terms; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of any Credit Party thereunder or confer additional material rights on the holder of such Permitted Subordinated Debt in a manner adverse to any Credit Party, Agent or Lender.

                    7.31 Access Agreements. The Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent and the UK Security Trustee, as applicable a mortgagee waiver (other than in respect of the UK Properties), a landlord waiver or an agent access agreement, as applicable, in form and substance satisfactory to the Administrative Agent and the UK Security Trustee, as applicable, with respect to (i) all owned Real Estate subject to any mortgage, (ii) all Real Estate leased by any Borrower, and (iii) all Real Estate on which Collateral is located which such Real Estate is owned or leased by any Agency of any Borrower, provided, however, that in respect of US Real Estate no such mortgagee waiver, landlord waiver or agent access agreement shall be required (X) for (I) any Real Estate subject to a mortgage, (II) any Real Estate leased by MSG or Ravenstock or (III) any Real Estate on which the Collateral is located which such Real Estate is owned or leased by any Agency of any Borrower, in either case at which the Collateral stored during the last 12 months on any such Real Estate has a net book value less than $250,000, or (Y) if the lease payments, with respect to Real Estate leased by any US Borrower, do not exceed $25,000 on an annual basis.

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                    7.32 Additional Credit Parties

                    (a) MSG may designate additional US Subsidiaries to be US Borrowers under the US Credit Agreement, and Ravenstock may designate additional Foreign Subsidiaries organized under the laws of the United Kingdom to be additional UK Borrowers under the UK Credit Agreement, and thereby include the assets of such Subsidiaries in calculation of the Applicable Borrowing Base, subject to all the terms thereof; provided that there shall be no more than three (3) US Borrowers or UK Borrowers at any time. Such designation shall only become effective at such time as (i) the designated Subsidiary shall have executed and delivered to the Administrative Agent, with sufficient copies for each Applicable Lender, a Joinder Agreement (as amended to be valid and binding under the laws of England and Wales in the case of an additional UK Borrower) and shall have granted to the Applicable Security Agent first priority and fully perfected Liens on its assets, (ii) the Applicable Security Agent shall have received a first priority pledge of or charge over the Capital Stock of such Subsidiary, (iii) the Administrative Agent shall have received such opinions of counsel, corporate documents and other documents and instruments as the Administrative Agent or the Applicable Security Agent may reasonably request, in each case in form and substance satisfactory to the Administrative Agent and the Applicable Security Agent; and (iv) if the additional Subsidiary was acquired or created in connection with any acquisition and the aggregate purchase price in connection with such an acquisition is in excess of $5,000,000 (or if the Rental Fleet Assets owned by such additional Borrower that may be included in any calculation of the US Borrowing Base or the UK Borrowing Base have a value in excess of $5,000,000), the Administrative Agent shall have received a satisfactory “desktop appraisal” of the Rental Fleet Assets owned by such additional Borrower. Upon the satisfaction of such conditions, the applicable Subsidiary shall become a US Borrower or UK Borrower for all purposes of the Loan Documents.

                    (b) If after the Closing Date either any Non-Guarantor Subsidiary or Mobile Storage Group (Texas), L.P. acquires assets with a fair market value of $100,000 or more, or any Borrower or any of its Subsidiaries forms or acquires a Subsidiary (in a Permitted Acquisition, including any merger, amalgamation or consolidation in connection therewith) which has assets with a fair market value of $100,000 or more, then unless such Subsidiary has become a Borrower pursuant to Section 7.32(a), the Borrowers shall promptly (and in any event within 5 Applicable Business Days) cause such Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent and the UK Agent, as applicable, with sufficient copies for each Lender, a Guaranty or a supplement or joinder to a Subsidiary Guaranty to guarantee the Obligations of the Borrowers (in the case of a US Subsidiary) or the UK Borrower (in the case of a Foreign Subsidiary), and grant to the Applicable Security Agent, as applicable, first priority and fully perfected Liens on its assets and the Capital Stock of such Subsidiary (limited in the case of Capital Stock of a Foreign Subsidiary to the extent set forth in the Pledge Agreement) to secure its Obligations, with such opinions of counsel (including without limitation, such opinions of counsel as may be requested in connection with Mobile Storage Group (Texas), L.P. acquiring assets with a fair market value in excess of $100,000), corporate documents and other documents and instruments as the Applicable Security Agent may reasonably request, in each case in form and substance

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satisfactory to the Applicable Security Agent. Notwithstanding the foregoing, Liens on any assets constituting Real Estate shall be subject to the provisions of Section 7.33.

                    7.33 Mortgages.

                    (a) From and after the Closing Date, if a Borrower or any of its Subsidiaries acquires any Real Estate (in the case of US Real Estate which, in the good faith determination of the Administrative Agent has a value in excess of $250,000), then the Applicable Borrower shall, or shall cause its Subsidiary to, (x) notify the Administrative Agent of such acquisition within five (5) days thereof, (y) upon the request of the Administrative Agent, execute and deliver to the Administrative Agent within thirty (30) days after such request a Mortgage encumbering such Real Estate and/or, at the sole election of the Administrative Agent, provide to the Administrative Agent (a) evidence that such Mortgage has been duly recorded and creates a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, (b) (in the case of US Real Estate) an ALTA policy of title insurance in amounts, in form, with endorsements and from an insurer satisfactory to the Applicable Security Agent (in the case of UK Properties) a report on title from the UK Borrower’s Counsel in form and content satisfactory to the UK Security Trustee and no more onerous than the UK Properties Report on Title, (c) evidence satisfactory to the Applicable Security Agent that such Real Estate is not subject to material Environmental Claims, (d) if required by the Administrative Agent, legal opinions in form and substance and from counsel satisfactory to the Administrative Agent and (z) if such Real Estate is subject to any mortgage or other security, the Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent and the UK Security Trustee, as applicable, a mortgagee waiver (other than in respect of the UK Properties), and as the case may require, a heritable creditor consent in form and substance reasonably satisfactory to the Administrative Agent and the UK Agent.

                    (b) Without prejudice to the generality of the above, in respect of future acquired UK Property, the UK Borrowers shall instruct a suitably qualified environmental engineer to prepare a Phase I environmental report which will be addressed to the UK Agent and the UK Borrowers and will take such action (if any) with respect to the future acquired UK Property as was required with respect to the UK Properties owned as at the Closing Date pursuant to Section 7.7(d); provided, that in relation to leasehold UK Property with a term of less than 7 years and where there is a full and sufficient indemnity from the landlord for the benefit of the UK Borrowers and their respective chargees in respect of any Environmental Claims arising from historic contamination, the obligation to obtain such a Phase I environmental report shall not apply.

                    7.34 Preferred Stock. No Credit Party shall, and each Credit Party shall cause its Subsidiaries to not, issue any Preferred Stock having a right of payment of any dividend or other Distribution other than rights to discretionary dividends or other Distributions, in each case permitted by, and made in compliance with, Section 7.10(iv) hereof or a right of mandatory redemption or redemption at the option of the holder, in either case, prior to six (6) months following satisfaction in full in cash of all Obligations.

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                    7.35 [Intentionally deleted].

                    7.36 Center of Main Interest. The UK Borrower shall maintain its center of main interest for purposes of Recital 13 of EC Regulation No. 1346/2000 on Insolvency Proceedings within the United Kingdom.

                    7.37 [Intentionally deleted].

                    7.38 Anti-Terrorism Laws. No Credit Party shall conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property blocked pursuant to Executive Order No. 13224; or engage in on conspire to engage in any transaction that attempts to violate, or evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Each Credit Party shall deliver to Administrative Agent and US Lenders any certification or other evidence requested from time to time by Administrative Agent or any US Lender, in its discretion, confirming each Credit Party’s compliance with this Section.

ARTICLE 8
CONDITIONS OF LENDING

                    8.1 Conditions Precedent to the Effectiveness of this Agreement and the Making of Loans on the Closing Date. The effectiveness of the obligation of the UK Lenders to make and to continue to permit to remain outstanding Revolving Loans on the Closing Date and the obligation of the UK Agent to cause the Letter of Credit Issuer to issue or continue any Letter of Credit on the Closing Date are subject to the following conditions precedent having been satisfied or waived in a manner satisfactory to each UK Agent and each UK Lender:

             (a) This Agreement and the other Loan Documents, including, without limitation and for the avoidance of doubt, the UK Loan Documents shall have been executed by each party thereto and each Credit Party shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Credit Party before or on such Closing Date.

             (b) Upon making the Revolving Loans (including such Revolving Loans made to finance fees, costs and expenses then payable under this Agreement, the Fee Letter or the UK Credit Agreement) and calculated as if all its obligations were current (consistent with past practice), Total Excess Availability shall be at least the Dollar Equivalent of $15,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

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(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

          (e) The Agents and the Lenders shall have received such opinions of counsel for the Credit Parties as the Agents or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agents, the Lenders, and their respective counsel.

(f) The Administrative Agent and the UK Agent shall have received:

          (i) acknowledgment copies, verification statements, or certified copies of proper financing statements or similar filings, duly filed on or before the Closing Date (except in the case of filings in the United Kingdom, which shall be duly filed within 21 days after the Closing Date) under the UCC of all applicable jurisdictions or the Companies Act that the Administrative Agent or the UK Agent may deem necessary or desirable in order to perfect and/or continue the Agents’ Liens;

          (ii) duly executed UCC-3 Termination Statements, financing change statements, voluntary discharges and such other instruments, in form and substance satisfactory to the Administrative Agent or the UK Agent, as applicable, as shall be necessary to terminate and satisfy all Liens on the property of the Borrowers and their respective Subsidiaries except Permitted Liens; and

(iii) all certificates evidencing the Capital Stock and Instruments required to be pledged pursuant to the Loan Documents.

          (g) The Borrowers shall have paid all fees payable to the Agents and the Lenders, all reasonable expenses of the Agents and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(h) The Agents shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agents, of all insurance coverage as required by the Credit Agreements.

          (i) The Administrative Agent and the UK Agent shall have had an opportunity, if it so chooses, to examine the books of account and other records and files of the Credit Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification and status of Inventory, Accounts, the US Borrowing Base and the UK Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Administrative Agent, the UK Agent and the Lenders in all respects.

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          (j) The Credit Parties shall have established a cash management system acceptable to the Administrative Agent and UK Agent and the Applicable Security Agents, as required pursuant to Section 7.29 hereof.

          (k) The Lenders shall be satisfied that each Borrower is Solvent and shall have received a certificate from each Borrower, in form and substance satisfactory to the Administrative Agent and UK Agent confirming the same.

(l) No Material Adverse Effect shall have occurred since September 30, 2005.

          (m) There shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Administrative Agent’s and UK Agent’s judgment (a) could reasonably be expected to have a Material Adverse Effect or which could impair Borrowers’ ability to perform satisfactorily under the Total US Facility or the Total UK Facility, or (b) could reasonably be expected to materially and adversely affect the Total US Facility or the Total UK Facility or the transactions contemplated thereby.

          (n) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and UK Agent and the Lenders.

          (o) The Subordinated Note Agreement shall have been amended to permit the incurrence of $260,000,000 of “Senior Debt” and “Designated Senior Debt” under this Agreement and the US Credit Agreement, all on terms satisfactory to the Administrative Agent and UK Agent.

(p) On the Closing Date, the Borrowers shall have repaid in full all Existing Term Loans under the Existing UK Credit Agreement and the Existing US Credit Agreement.

          (q) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Administrative Agent and UK Agent (in form and substance reasonably satisfactory to the Administrative Agent and UK Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Administrative Agent and UK Agent to the Borrowers prior to the Closing Date.

(r) [Intentionally deleted].

(s) No material disruption of or material adverse change in conditions in the financial, banking or capital markets shall exist that the Agents or the

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Lenders, in their good faith judgment, deem material in connection with the syndication of the Aggregate Commitments.

(t) The delivery to the UK Agent of the UK Supplemental Agreement to the UK Properties Report on Title.

                    (u) An undertaking from UK Borrower’s Counsel addressed to the UK Agent dealing with (amongst other things) the registration of the security created by the UK Debenture over the UK Properties and any other related security.

(v) The Lenders shall be satisfied with all environmental aspects relating to each Borrower and their business, including all environmental reports as may be required by the Lenders.

                    (w) Each Credit Party shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Loan Documents and the transactions contemplated thereby.

                    (x) The Administrative Agent shall have received a duly executed original of a Notice of Borrowing, dated the Closing Date, with respect to each of the U.S. Revolving Loans requested by the US Borrower Representative and the UK Revolving Loans requested by the UK Borrower Representative on the Closing Date which US Revolving Loans and UK Revolving Loans shall be utilized to repay the Existing Term Loans in full on the Closing Date.

                    (y) The Administrative Agent and the UK Agent shall have received the Financial Statements required to be delivered pursuant to Sections 5.2(a), 5.2(b) and 5.2(c) of the Existing US Credit Agreement for the Parent Guarantor and its consolidated US Subsidiaries as well as such other historical financial statements and projections with respect to the US Borrower as the Administrative Agent and the UK Agent deems appropriate, all in form and substance acceptable to Administrative Agent and the UK Agent.

(z) The Agents shall have received the duly executed and delivered Existing Term Lender Exit Consent.

                    The acceptance by any UK Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the UK Borrowers to the effect that all of the conditions precedent to the making of such UK Revolving Loans or the issuance of such Letters of Credit have been satisfied or waived, with the same effect as delivery to the Administrative Agent and the UK Lenders of a certificate signed by a Responsible Officer of the UK Borrowers, dated the Closing Date, to such effect.

                    Execution and delivery to the Administrative Agent by a UK Lender of a counterpart of this Agreement shall be deemed confirmation by such UK Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender and (ii) all documents sent to such UK Lender for approval consent, or satisfaction were acceptable to such UK Lender.

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                    8.2 Conditions Precedent to Each Loan. The obligations of the UK Lenders to make each Loan, including any UK Revolving Loans, as applicable on the Closing Date, and the obligation of the UK Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                    (a) The following statements shall be true, and the acceptance by a UK Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the UK Borrower Representative, dated the date of such extension of credit, stating that:

          (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct in all material respects as of such date) and except to the extent the UK Agent and the UK Lenders have been notified in writing by UK Borrower Representative that any representation or warranty is not correct and the UK Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

                    (b) No such UK Borrowing shall exceed UK Availability or cause the Aggregate Outstandings to exceed the Total Excess Availability (with Total Excess Availability for this purpose only calculated as if Aggregate Outstandings, US Aggregate Outstandings and UK Aggregate Outstandings were equal to zero);

provided, however, that each of the foregoing conditions precedent are not conditions to each UK Lender participating in or reimbursing the Bank or the Administrative Agent for such UK Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) or (i).

ARTICLE 9
DEFAULT; REMEDIES

                    9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

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          (a) any failure by any Borrower to pay the principal of any of its Obligations when due, whether on demand or otherwise, or failure by any Borrower to pay any interest on any of its Obligations or any fee or other amount owing under either Credit Agreement or under any other Loan Document when due, whether upon demand or otherwise, and if such amount is not paid by a charge to the Loan Account of the Applicable Borrowers, such failure (with respect to any Obligation other than the payment of principal) is not cured by the payment in full within 2 Applicable Business Days from the due date;

          (b) any representation or warranty made or deemed made by any Credit Party in either Credit Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Credit Party at any time to any Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, 7.8 through 7.15, inclusive, 7.17 through 7.19, inclusive and 7.21 through 7.36, inclusive, of the US Credit Agreement and the UK Credit Agreement, Section 11 of the Security Agreement or Section 5 of the UK Debenture, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k)) or 5.3 of the US Credit Agreement or the UK Credit Agreement and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of either Credit Agreement or any other Loan Document, or any other agreement entered into at any time to which any Credit Party and any Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

          (d) any default shall occur with respect to any Debt (other than the Obligations) of any Credit Party or any of its Subsidiaries in an outstanding principal amount which exceeds the Dollar Equivalent of $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Credit Party or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (e) any Credit Party or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or application or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation, compromise or readjustment of its debts or seeking a stay which has the effect of staying any creditor or for any other relief under the

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federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding-up, corporate or similar, equivalent, or applicable act or law, state, federal, provincial or foreign, in any jurisdiction, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of an interim receiver, a receiver, a receiver and manager, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (f) an involuntary petition shall be filed or application made or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation, compromise, or readjustment of the debts of any Credit Party or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar, equivalent, or applicable act or law, state, federal, provincial or foreign, in any jurisdiction, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

          (g) an interim receiver, administrator, administrative receiver, receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued in any jurisdiction against any part of the property of any Credit Party or any of their respective Subsidiaries;

          (h) any Credit Party shall file a certificate of dissolution or like process under applicable state, federal, provincial or foreign, law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except for the dissolution of any Non-Guarantor Subsidiary or as otherwise permitted by this Agreement;

          (i) all or any material part of the property of any Credit Party or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Credit Party or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable by a court of competent jurisdiction or the enforceability thereof is challenged by any Credit Party or any of its Subsidiaries or any other obligor;

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          (k) one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party or any of its respective Subsidiaries involving, in the aggregate, liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of the Dollar Equivalent of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

          (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Credit Party or any of its Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

          (m) there is filed against any Credit Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (n) for any reason other than the failure of the Applicable Security Agent to take any action available to it to maintain perfection of the Applicable Agents’ Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void by a court of competent jurisdiction;

          (o) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Dollar Equivalent of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Dollar Equivalent of $1,000,000; or (iii) any Borrower or any of its ERISA Affiliates shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Dollar Equivalent of $1,000,000;

(p) there occurs a Change in Control;

(q) there occurs an event having a Material Adverse Effect;

(r) (i) any UK Credit Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason

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of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (ii) the value of the assets of any UK Credit Party is less than its liabilities (taking into account contingent and prospective liabilities); or (iii) a moratorium is declared in respect of any indebtedness of any UK Credit Party;

          (s) any corporate action, legal proceedings, application, petition or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise and including, without limitation, under or in connection with Chapter 11 of the United States Bankruptcy Code) of any UK Credit Party; (ii) a composition, assignment or arrangement with any creditor of any UK Credit Party; (iii) the appointment of a liquidator, receiver, examiner, administrator, administrative receiver, compulsory manager or other similar officer in respect of any UK Credit Party or any of its assets; or (iv) enforcement of any lien over any assets of any UK Credit Party, (v) or any analogous procedure or step is taken in any jurisdiction; or

(t) there occurs any Event of Default under or in connection with the US Credit Agreement.

                         9.2 Remedies.

                    (a) (i) Subject to clauses (iv) and (v) below, if a Default or an Event of Default exists: (A) the Administrative Agent under the US Credit Agreement and the UK Agent under the UK Credit Agreement may, in their collective discretion, and shall, at the direction of the Required Lenders, without notice to or demand on the Borrowers or any other Credit Party reduce the Maximum Amount; (B) the Administrative Agent, in its capacity as Administrative Agent under the US Credit Agreement, may, in its discretion, and shall, at the direction of the US Required Lenders (I) reduce the Maximum US Amount and/or the advance rates against Eligible Accounts and/or Eligible Rental Fleet Assets and/or Eligible Machinery and Equipment and/or Eligible Sales Inventory used in computing the US Borrowing Base or reduce one or more of the other elements used in computing the US Borrowing Base; (II) restrict the amount of or refuse to make US Revolving Loans to one or more of the US Borrowers; and (III) restrict or refuse to provide Letters of Credit or Credit Support to one or more of the US Borrowers; or (C) the UK Agent, in its capacity as UK Agent under the UK Credit Agreement, may, in its discretion, and shall, at the direction of the UK Required Lenders shall (I) reduce the Maximum UK Amount and/or the advance rates against Eligible Accounts and/or Eligible Rental Fleet Assets and/or Eligible Machinery and Equipment and/or Eligible Sales Inventory used in computing the UK Borrowing Base or reduce one or more of the other elements used in computing the UK Borrowing Base; (II) restrict the amount of or refuse to make UK Revolving Loans to one or more of the UK Borrowers; and (III) restrict or refuse to provide Letters of Credit or Credit Support to one or more of the UK Borrowers.

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                                    (ii) If an Event of Default exists, the Administrative Agent, in its capacity as Administrative Agent under the US Credit Agreement, may, in its discretion, and shall, at the direction of the US Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the US Borrowers or any other Credit Party: (A) terminate the US Commitments with respect to the Total US Facility and the US Credit Agreement; (B) declare any or all US Obligations of the US Borrowers to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g) or 9.1(h) of the US Credit Agreement with respect to any US Borrower, the US Commitments shall automatically and immediately expire and all US Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the US Borrowers to cash collateralize all US Letter of Credit Obligations outstanding under the US Credit Agreement; and (D) pursue its other rights and remedies under the US Loan Documents and applicable law.

                                    (iii) If an Event of Default exists, the UK Agent, in its capacity as UK Agent under the UK Credit Agreement, may, in its discretion, and shall, at the direction of the UK Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the UK Borrowers or any other Credit Party: (A) terminate the UK Commitments with respect to the Total UK Facility, and Agreement; (B) declare any or all UK Obligations of the UK Borrowers to be immediately due and payable; (C) require the UK Borrowers to cash collateralize all Letter of Credit Obligations outstanding under the UK Credit Agreement; and (D) pursue its other rights and remedies under the UK Loan Documents and applicable law.

                         (b) If an Event of Default has occurred and is continuing and without prejudice to all or any rights it may otherwise have under the laws of any jurisdiction or under the terms of any other Loan Document: (i) the UK Security Trustee shall have for the benefit of the UK Agents and the UK Lenders, in addition to all other rights of the UK Agents and the UK Lenders, the rights and remedies of a secured party under the UK Loan Documents and the Companies Act; (ii) the UK Agent may, at any time, take possession of any or all of the UK Collateral and keep it on the applicable UK Credit Party’s premises, at no cost to the UK Agent, any UK Agent or any UK Lender, or remove any part of it to such other place or places as the UK Agent may desire; and (iii) the UK Agent may sell and deliver any UK Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the UK Agent deems advisable, in its sole discretion, and may, if the UK Agent deems it reasonable, postpone or adjourn any sale of the UK Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the UK Borrowers agree that any notice by the UK Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by applicable laws or otherwise, shall constitute reasonable notice to the US Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five UK Business Days prior to such action to the UK Borrowers’ address specified in or pursuant to Section 13.8 of the UK Credit Agreement. If any UK Collateral is sold on terms other than payment in full at the time of sale, no

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credit shall be given against the UK Obligations until the UK Agent or the UK Lenders receive payment, and if the buyer defaults in payment, the UK Agent may resell the UK Collateral without further notice to the Borrowers. In the event the UK Agent seeks to take possession of all or any portion of the UK Collateral by judicial process, the UK Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the UK Security Trustee retain possession and not dispose of any UK Collateral until after trial or final judgment. The UK Borrowers agree that the UK Security Trustee has no obligation to preserve rights to the UK Collateral or marshal any UK Collateral for the benefit of any Person. The UK Agent is hereby granted a license or other right to use, without charge, the UK Borrowers’ labels, patents, copyrights, name, industrial designs, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any UK Collateral, and such UK Borrowers’ rights under all licenses and all franchise agreements shall inure to the UK Security Trustee’s benefit for such purpose. The proceeds of sale of the UK Collateral of any UK Obligor shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations of such UK Obligor. The UK Security Trustee will return any excess to the UK Borrowers and the UK Credit Parties shall remain liable for any deficiency.

                         (c) If an Event of Default occurs, the UK Borrowers hereby waive all rights to notice and hearing prior to the exercise by the UK Security Trustee of the UK Security Trustee’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the UK Collateral without notice or hearing.

ARTICLE 10
TERM AND TERMINATION

                    10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Administrative Agents upon direction from the Required Lenders may terminate the UK Commitments under this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all UK Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Applicable Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full in cash, each UK Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agents and the Lenders shall retain all their rights and remedies hereunder (including the Agents’ Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

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ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

                    11.1 Amendments and Waivers.

                    (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, including, without limitation, the US Credit Agreement and the US Loan Documents, and no consent with respect to any departure by the Credit Parties therefrom shall be effective unless the same shall be consented to in writing by the Required Lenders and executed by the Applicable Required Lenders (or by the Responsible Agent at the written request of the Applicable Required Lenders) and the Applicable Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, including, without limitation, the US Credit Agreement and the US Loan Documents shall be effective unless the same shall be consented to in writing by 100% of the Lenders and executed by the Applicable Lenders (or by the Responsible Agent at the written request of the Applicable Lenders and the Applicable Borrowers), if such waiver, amendment or consent shall do any of the following:

(i) increase or extend the US Commitment or the UK Commitment;

          (ii) postpone or delay any date fixed by this Agreement or any other Loan Document, for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, including, without limitation, the US Credit Agreement;

          (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, including, without limitation, the US Credit Agreement;

          (iv) change the percentage of the US Commitments, the UK Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder or under any other Loan Document;

(v) increase any of the percentages set forth in the definition of the US Borrowing Base or the UK Borrowing Base (other than as the result of delivery of new Appraisals);

(vi) amend this Section 11.1 or any provision of this Agreement or the US Credit Agreement providing for consent or other action by all Lenders;

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(vii) release any Guaranties other than as permitted by Section 12.10;

(viii) change the definition of “Required Lenders”, “US Required Lenders”, “UK Required Lenders” or “Pro Rata Share;”

(ix) increase the Maximum Amount, the Maximum US Amount, the Maximum UK Amount, the Maximum Consolidated Borrowing Base Amount or the Letter of Credit Subfacility; or

(x) release any Collateral other than as permitted by Section 12.11 hereof and Section 12.11 of the US Credit Agreement.

provided, however, that the Responsible Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) hereof or Section 1.2(i) of the US Credit Agreement and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Responsible Agent, affect the rights or duties of the Responsible Agent under this Agreement or any other Loan Document and provided further, that Schedule 1 hereto and Schedule 1 to the US Credit Agreement may be amended from time to time by the Responsible Agent alone to reflect assignments of US Commitments and the UK Commitments or increases or decreases in US Commitments and UK Commitments in accordance herewith and the US Credit Agreement.

(c) [Intentionally deleted]

(d) [Intentionally deleted]

(e) [Intentionally deleted]

(f) [Intentionally deleted]

                    (g) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other UK Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause and being referred to as a “Non-Consenting UK Lender”), then, so long as the UK Agent is not a Non-Consenting UK Lender, at the UK Borrower Representative’s request, the UK Agent or an Eligible Transferee shall have the right (but not the obligation) with the UK Agent’s approval, to purchase from the Non-Consenting UK Lenders, and the Non-Consenting UK Lenders agree that they shall sell, all the Non-Consenting UK Lenders’ US Commitments and UK Commitments and/or US Revolving Loans and UK Revolving Loans (including, for the avoidance of doubt, all of such Non-Consenting US Lender’s UK Commitments and UK Revolving Loans by way of a UK Transfer Agreement) for an amount equal to the principal balances of such Loans and all accrued interest and fees with respect thereto through the date of sale pursuant to the UK Transfer Agreement(s), without premium or discount.

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(h) [Intentionally deleted]

(i) [Intentionally deleted]

                    (j) Notwithstanding any of the foregoing, no amendment or waiver of to Section 1.7 of this Agreement shall be effective unless the same shall be consented to in writing by 100% of the UK Revolver Participants and the UK Fronting Lender and executed by such parties.

                    11.2 Transfers; Participations.

                    (a) Any UK Lender may, with the written consent of the UK Agent (which consent, in each case, shall not be unreasonably withheld), transfer by novation any of its rights and obligations to one or more Eligible Transferees (provided that no consent of the UK Agent shall be required in connection with any novation by a UK Lender to an Affiliate of such Lender) (each a “Transferee”) all, or any ratable part of all, of the UK Revolving Loans, the UK Commitments and the other rights and obligations of such UK Lender hereunder, in the case of the UK Revolver Loans, in a minimum amount of the Sterling Equivalent of $10,000,000 (provided that, unless a transferring UK Lender has novated all of its rights and obligations with respect to all of its Revolving Loans (including its US Revolving Loans and UK Revolving Loans) and/or Aggregate Commitments (including its UK Commitments and US Commitments), no such novation shall be permitted unless, after giving effect thereto, such transferring UK Lender retains a Commitment in a minimum amount of the Sterling Equivalent of $20,000,000 and provided further that any such transfer shall effect a novation of a ratable part of such UK Lender’s Aggregate Commitments and other rights and obligations); provided, however, that the UK Borrowers and the UK Agent may continue to deal solely and directly with such UK Lender in connection with the interest so to a Transferee until (i) written notice of such transfer, together with payment instructions, addresses and related information with respect to the Transferee, shall have been given to the UK Borrowers and the UK Agent by such UK Lender and the Transferee; (ii) such UK Lender and its Transferee shall have delivered to the UK Borrowers and the UK Agent a UK Transfer Agreement in the form of Exhibit F (“UK Transfer Agreement”) together with any note or notes subject to such transfer and (iii) the assignor UK Lender or Transferee has paid to the UK Agent a processing fee in the amount of $3,500 and; provided further that no such assignment shall be effective unless and until the transferor UK Lender, in its capacity as a US Lender, shall also have assigned a pro rata portion of its interest in its US Loans and/or US Commitments under the US Credit Facility pursuant to and in accordance with Section 11.2(a) of the US Credit Facility and delivered to the Administrative Agent an Assignment and Acceptance with respect to such assignment. The UK Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the UK Agent to evidence transfers of the US Loans, the UK Revolving Loans, the US Commitments and the UK Commitments in accordance herewith.

(b) From and after the date that the UK Agent notifies the transferor UK Lender that it has received the executed UK Transfer Agreement and the

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Administrative Agent has received the executed Assignments and Acceptance required hereby and payment of the above-referenced processing fee, and (i) the Transferee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation of a UK Lender to participate in Letters of Credit and Credit Support, have been transferred to it by way of novation to it pursuant to such UK Transfer Agreement, shall have the rights and obligations of a UK Lender under the Loan Documents, and (ii) the transferor UK Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been transferred by it by way of novation pursuant to such UK Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement (and in the case of a UK Transfer Agreement covering all or the remaining portion of a transferor UK Lender’s rights and obligations under this Agreement, such UK Lender shall cease to be a party hereto).

                    (c) By executing and delivering a UK Transfer Agreement, the transferor UK Lender thereunder and the Transferee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such UK Transfer Agreement, such transferor UK Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any UK Borrower or any of its Subsidiaries to the UK Agent or any UK Lender in the Collateral; (ii) such transferor UK Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Transferee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such UK Transfer Agreement; (iv) such Transferee will, independently and without reliance upon the UK Agent, such transferring UK Lender or any other UK Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Transferee appoints and authorizes the UK Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the UK Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a UK Lender.

                    (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Transferee and the resulting adjustment of the UK Commitments arising therefrom. The UK Commitment, if any, allocated to each Transferee shall reduce such UK Commitments of the transferor UK Lender pro tanto.

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                    (e) Any UK Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any UK Revolving Loans, the UK Commitment of that Lender and the other interests of that Lender (the “originating UK Lender”) hereunder and under the other UK Loan Documents; provided, however, that (i) the originating UK Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating UK Lender shall remain solely responsible for the performance of such obligations, (iii) the UK Borrowers and the UK Agents shall continue to deal solely and directly with the originating UK Lender in connection with the originating UK Lender’s rights and obligations under this Agreement and the other UK Loan Documents, and (iv) no UK Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(b) (i), (ii) and (iii), and all amounts payable by the UK Borrowers hereunder shall be determined as if such UK Lender had not sold such participation; provided further that no such sale of a participating interest shall be effective unless and until the originating UK Lender, in its capacity as a US Lender, shall also have sold a pro rata participating portion of its interest in its US Loans and/or US Commitments under the US Facility pursuant to and in accordance with Section 11.2(e) of the US Credit Agreement, Notwithstanding the foregoing, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a UK Lender under this Agreement.

                    (f) Notwithstanding any of the other provisions of this Agreement, no transfer, novation, assignment or participation by any UK Revolver Participant of any of its UK Revolver Participant Commitment shall be made or permitted without the prior written consent of the UK Fronting Lender.

                    (g) Notwithstanding any of the other provisions of this Agreement, the UK Fronting Lender shall be entitled to transfer, novate, assign or participate the UK Revolver Participant Commitment of any Defaulting Participant without the consent of such Defaulting Participant. Each UK Revolver Participant hereby authorizes the UK Fronting Lender (upon such UK Revolver Participant becoming a Defaulting Participant) to execute such documents and instruments on its behalf as may be necessary to transfer, novate, assign or participate such Defaulting Participant’s UK Revolver Participant Commitment.

ARTICLE 12
THE UK AGENT; UK SECURITY TRUSTEE; UK AGENTS; UK FRONTING LENDER

                    12.1 Appointment and Authorization. Each UK Lender hereby redesignates and reappoints Bank as its Administrative Agent, UK Agent and UK Security Trustee under this Agreement and the other Loan Documents and each UK Lender hereby irrevocably authorizes the UK Agents to take such action on its behalf under the provisions of this Agreement and each

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other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The UK Agents agree to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the UK Agents and the UK Lenders and the Credit Parties shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the UK Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the UK Agents have or be deemed to have any fiduciary relationship with any UK Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the UK Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any UK Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each UK Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which an Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the UK Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 92, and any action so taken or not taken shall be deemed consented to by the Lenders. For the avoidance of doubt, nothing contained in this Agreement constitutes the UK Funding Lender as agent, fiduciary or trustee for the UK Revolver Participants.

                    12.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No UK Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

                    12.3 Liability of Agent. (a) None of the Agent-Related Persons shall with respect to any of the Lenders and (b) the UK Fronting Lender shall not (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any UK Borrower or any Subsidiary or Affiliate of any UK Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any UK Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any UK Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any UK Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained

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in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of such UK Borrower or any of the UK Borrowers’ Subsidiaries or Affiliates.

                    12.4 Reliance by Each Agent. Each UK Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, or telex, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such UK Agent. Each UK Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each UK Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the UK Lenders.

                    12.5 Notice of Default. No UK Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such UK Agent shall have received written notice from a Lender or the UK Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Each UK Agent will notify the UK Lenders of its receipt of any such notice. Each UK Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required UK Lenders; provided, however, that unless and until such UK Agent has received any such request, such UK Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                    12.6 Credit Decision. Each UK Lender acknowledges (including each UK Revolver Participant) that none of the Agent-Related Persons has made arty representation or warranty to it, and that no act by any UK Agent hereinafter taken, including any review of the affairs of the UK Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any UK Lender. Each UK Lender (including each UK Revolver Participant) represents to each UK Agent (and each UK Revolver Participant represents to the UK Fronting Lender) that it has, independently and without reliance upon any Agent-Related Person or the UK Fronting Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the UK Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the UK Borrowers. Each UK Lender also represents that it will, independently and without reliance upon any Agent-Related Person (or the UK Fronting Lender) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform

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itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the UK Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the UK Lenders by a UK Agent, such UK Agent shall not have any duty or responsibility to provide any UK Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Credit Parties or any of their Subsidiaries which may be or come into the possession of any of the Agent-Related Persons.

                    12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, (a) the UK Lenders shall indemnify upon demand the Agent-Related Persons and (b) the UK Revolver Participants shall indemnify on demand the UK Fronting Lender, (to the extent not reimbursed by or on behalf of the UK Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11 and any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) related to or resulting from any claim or the assertion of any defense based on equitable subordination; provided, however, that no (i) UK Lender shall be liable for the payment to the Agent-Related Persons or (ii) UK Revolver Participant shall be liable for the payment to the UK Fronting Lender of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each UK Lender shall reimburse each UK Agent and each UK Revolver Participant shall reimburse the UK Fronting Lender upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such UK Agent or the UK Fronting Lender (as applicable) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent such the UK Agent or UK Fronting Lender (as applicable) is not reimbursed for such expenses by or on behalf of the UK Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any UK Agent or UK Fronting Lender.

                    12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though the Bank were not a UK Agent hereunder and without notice to or consent of the UK Lenders. The Bank or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or their Affiliates) and acknowledge that each UK Agent and the Bank shall be under no obligation to provide such information to them. With respect to its UK Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

                    12.9 Successor Agent. Each UK Agent may resign as UK Agent upon at least 30 days’ prior notice to the Lenders and the Applicable Borrower Representative, such

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resignation to be effective upon the acceptance of a successor agent to its appointment as the appropriate Agent; provided that, prior to the occurrence and continuation of a Default or Event of Default, the UK Agent shall not resign unless the Bank shall also resign as Administrative Agent under the US Credit Agreement. In the event the Bank sells all of its Aggregate Commitment and Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio containing this Agreement, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Administrative Agent, UK Agent or UK Security Trustee, as applicable, in each respective capacity, hereunder. Subject to the foregoing, if any UK Agent resigns under this Agreement, the Required Lenders shall appoint from among the UK Lenders a successor agent in such capacity for the UK Lenders. If no successor agent is appointed prior to the effective date of the resignation of an UK Agent, such UK Agent may appoint, after consulting with the UK Lenders and the Borrower, a successor agent in such capacity from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the relevant retiring Agent and the term “Administrative Agent”, “UK Agent” or “UK Security Trustee”, as applicable, shall mean such successor agent and the retiring UK Agent’s appointment, powers and duties as such a UK Agent shall be terminated. After any retiring UK Agent’s resignation hereunder as a UK Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was UK Agent under this Agreement.

                    12.10 [Reserved]

                    12.11 Collateral Matters and Release of Guaranties.

                    (a) The UK Lenders hereby irrevocably authorize the UK Security Trustee, at its option and in its sole discretion, to release any Agents’ Liens upon any UK Collateral (i) upon the termination of the UK Commitments and payment and satisfaction in full by UK Borrowers of all UK Revolving Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the US Credit Agreement (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the UK Borrower Representative certifies to the UK Security Trustee that the sale or disposition is made in compliance with Section 7.9 (and the UK Security Trustee may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the UK Security Trustee will not release any of the Applicable Agents’ Liens without the prior written authorization of the Lenders; provided that the UK Security Trustee may, in its discretion, release the Agents’ Liens on Collateral valued in the aggregate (including all US Collateral so released under the US Credit Agreement) not in excess of the Sterling Equivalent of $2,000,000 in the aggregate for all Borrowers during each Fiscal Year without the prior written authorization of any Lenders and the UK Security Trustee may release the Applicable Agents’ Liens on Collateral valued in the aggregate

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(including all US Collateral so released under the US Credit Agreement) not in excess of the Sterling Equivalent of an additional $4,000,000 in the aggregate for all Borrowers during each Fiscal Year with the prior written authorization of Required Lenders Upon request by the UK Security Trustee or the UK Borrower Representative at any time, the UK Lenders will confirm in writing the UK Security Trustee’s authority to release any Agents’ Liens upon particular types or items of Collateral pursuant to this Section 12.11.

                    (b) Upon receipt by the Applicable Security Agent of any authorization required pursuant to Section 12.11(a) of the UK Agent’s authority to release Agents’ Liens upon particular types or items of UK Collateral, and upon at least five (5) Applicable Business Days prior written request by the UK Borrower Representative, the UK Security Trustee shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agents’ Liens upon such Collateral; provided, however, that (i) the UK Security Trustee shall not be required to execute any such document on terms which, in the UK Security Trustee’s opinion, would expose the UK Security Trustee to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                    (c) The UK Security Trustee shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the applicable Credit Party or is cared for, protected or insured or has been encumbered, or that the UK Security Trustee’ Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the UK Security Trustee pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the UK Security Trustee may act in any manner it may deem appropriate, in its sole discretion given the UK Security Trustee’s own interest in the UK Collateral in its capacity as one of the UK Lenders and that the UK Security Trustee shall have no other duty or liability whatsoever to any UK Lender as to any of the foregoing.

                    (d) The Lenders hereby irrevocably authorize the Administrative Agent and the UK Security Trustee and UK Agent, at their option and in their sole discretion, to release any Subsidiary Guaranty: (i) upon the termination of the UK Commitments and payment and satisfaction in full by UK Borrowers of all UK Revolving Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit or the provision of cash collateral or a Supporting Letter of Credit pursuant to Section 1.4(g) hereof and Section 1.4(g) of the US Credit Agreement (whether or not any of such obligations are due) and all other Obligations; (ii) granted by any Subsidiary Guarantor which is being sold or disposed of if the UK Borrower Representative certifies to the UK Agent that the sale or

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disposition is made in compliance with Section 7.9 (and the UK Agent may rely conclusively on any such certificate, without further inquiry). Except as provided above, the UK Agent will not release any of the Subsidiary Guaranties granted by any Subsidiary Guarantor without the prior written authorization of the Lenders; provided that the UK Agent may, in its discretion, release the Subsidiary Guaranties of any Subsidiary Guarantor if such Subsidiary Guarantor shall own assets with a fair market value of less than $100,000. Upon request by the UK Agent or the UK Borrower Representative at any time, the UK Lenders will confirm in writing the UK Agent’s authority to release any Subsidiary Guaranties pursuant to this Section12.10.

                    12.12 Restrictions on Actions by Lenders; Sharing of Payments.

                    (a) Each of the UK Lenders agrees that it shall not, without the express consent of all UK Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all UK Lenders, set off against the Obligations, any amounts owing by such UK Lender to any UK Credit Party or any accounts of a Credit Party now or hereafter maintained with such UK Lender. Each of the UK Lenders further agrees that it shall not, unless specifically requested to do so by the UK Agent, take or cause to be taken any action to enforce its rights under this Agreement or against a UK Credit Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the UK Collateral.

                    (b) If at any time or times any UK Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of UK Collateral or any payments with respect to the Obligations of any UK Obligor to such UK Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such UK Lender from the Applicable Security Agent pursuant to the terms of this Agreement, or (ii) payments from the Applicable Security Agent in excess of such UK Lender’s ratable portion of all or such portion of any distributions due such UK Lender upon application of the order of payments set forth under Section 3.7 hereof by the Applicable Security Agent, such UK Lender shall promptly turn the same over to the Applicable Security Agent, in kind, and with such endorsements as may be required to negotiate the same to the Applicable Security Agent, or in same day funds, as applicable, for the account of all of the UK Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement.

                    12.13 Agency for Perfection. Each Lender hereby appoints each other UK Lender, the UK Agent and the Applicable Security Agent as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with applicable law can be perfected only by possession. Should any UK Lender (other than the UK Security Trustee) obtain possession of any such UK Collateral, such UK Lender shall notify the UK Security Trustee thereof, and, promptly upon the UK Security Trustee’s request therefor shall deliver such UK Collateral to the UK Security Trustee or in accordance with the UK Security Trustee’s instructions.

                    12.14 Payments by Responsible Agent to Applicable Lenders. All payments to be made by any UK Agent to the UK Lenders shall be made by bank wire transfer or internal

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transfer of immediately available funds to each UK Lender pursuant to wire transfer instructions delivered in writing to the UK Agent on or prior to the Closing Date (or if such UK Lender is an Transferee, on the applicable UK Transfer Agreement), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the UK Agent. Payments shall be made in Sterling. Concurrently with each such payment, the UK Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the UK Revolving Loans, or otherwise. Unless the UK Agent receives notice from the UK Borrower Representative prior to the date on which any payment is due to the UK Lenders that the UK Borrowers will not make such payment in full as and when required, the UK Agent may assume that the UK Borrowers have made such payment in full to the UK Agent on such date in immediately available funds and the UK Agent may (but shall not be so required), in reliance upon such assumption, distribute to each UK Lender on such due date an amount equal to the amount then due to such UK Lender. If and to the extent the UK Borrowers have not made such payment in full to the UK Agent, each UK Lender shall repay to the UK Agent on demand such amount distributed to such UK Lender, together with interest thereon at the Bank of America Reference Rate, for each day from the date such amount is distributed to such UK Lender until the date repaid.

                    12.15 Settlement.

                    (a) (i) Each UK Lender’s (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) funded portion of the UK Revolving Loans is intended by the UK Lenders (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) to be equal at all times to such UK Lender’s Pro Rata Share of the outstanding UK Revolving Loans. Notwithstanding such agreement, each UK Agent, the Bank, and the other UK Lenders (including the UK Fronting Lender and each UK Revolver Participant) agree (which agreement shall not be for the benefit of or enforceable by the UK Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the UK Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                                    (ii) The UK Agent shall request settlement (“Settlement”) with the UK Lenders (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) on at least a weekly basis, or on a more frequent basis at UK Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan made under this Agreement, (B) for itself, with respect to each Agent Advance made under this Agreement, and (C) with respect to collections received, in each case, by notifying the UK Lenders (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) of such requested Settlement in writing by telecopy or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (London time) on the date of such requested Settlement (the “Settlement Date”). Each UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) (other than the Bank, in the case of Non-Ratable Loans and the UK Agent in the case of Agent Advances) shall transfer the amount of such UK Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the UK Agent, to UK Agent’s account in Pounds Sterling not later than 11:00 a.m. (London time) on the UK Business Day following the Settlement Date

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applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the UK Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute UK Revolving Loans of such UK Lenders (including the UK Fronting Lender as fronting lender for the UK Revolver Participants). If any such amount is not transferred to the UK Agent by any UK Lender on the Settlement Date applicable thereto, the UK Agent shall be entitled to recover such amount on demand from such UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) together with interest thereon at the Bank of America Reference Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the UK Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                                    (iii) Notwithstanding the foregoing, not more than one (1) UK Business Day after demand is made by the UK Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the UK Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) (A) shall irrevocably and unconditionally purchase and receive from the Bank or the UK Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such UK Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the UK Agent, as applicable, shall pay to the Bank or the UK Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%), in Pounds Sterling of such UK Lender’s Pro Rata Share (and in the case of the UK Fronting Lender, an amount equal to the aggregate amount of the UK Revolver Participants’ Pro Rata Share) of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the UK Agent by any UK Lender, the UK Agent shall be entitled to recover such amount on demand from such UK Lender together with interest thereon at the Bank of America Reference Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                                    (iv) From and after the date, if any, on which any UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the UK Agent shall promptly distribute to such UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants), such UK Lender’s Pro Rata Share (and in the case of the UK Fronting Lender, an amount equal to the aggregate amount of the UK Revolver Participants’ Pro Rata Share) of all payments of principal and interest and all proceeds of UK Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance

                                    (v) Between Settlement Dates, the UK Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the UK

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Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the UK Revolving Loans, for application to the Bank’s UK Revolving Loans to the UK Borrowers including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s UK Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the UK Agent for the accounts of the UK Lenders, to be applied to the outstanding Revolving Loans to the UK Borrowers of such UK Lenders, an amount such that each UK Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the UK Revolving Loans to the UK Borrowers. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the UK Agent with respect to Agent Advances, and each UK Lender with respect to the UK Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the UK Agent and the other UK Lenders.

                                    (vi) Unless the UK Agent has received written notice from a UK Lender to the contrary, the UK Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and following the requested UK Borrowing, UK Aggregate Outstandings will not exceed UK Availability (with UK Availability for such purpose calculated as if UK Aggregate Outstandings, and UK Aggregate Outstandings were equal to zero) and Aggregate Outstandings will not exceed Total Excess Availability (with Total Excess Availability for this purpose calculated as if Aggregate Outstandings, US Aggregate Outstandings, and UK Aggregate Outstandings were equal to zero) on any Funding Date for a UK Revolving Loan or Non-Ratable Loan.

                    (b) Lenders’ Failure to Perform. All UK Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the UK Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no UK Lender shall be responsible for any failure by any other UK Lender to perform its obligation to make any UK Revolving Loans hereunder, nor shall any UK Commitment of any UK Lender be increased or decreased as a result of any failure by any other UK Lender to perform its obligation to make any UK Revolving Loans hereunder, (ii) no failure by any UK Lender to perform its obligation to make any UK Revolving Loans hereunder shall excuse any other Lender from its obligation to make any UK Revolving Loans hereunder, and (iii) the obligations of each UK Lender hereunder shall be several, not joint and several.

                    (c) Defaulting Lenders. Unless the UK Agent receives notice from an UK Lender on or prior to the Closing Date or, with respect to any UK Borrowing after the Closing Date, at least one UK Business Day prior to the date of such UK Borrowing, that such UK Lender will not make available as and when required hereunder to the UK Agent that UK Lender’s Pro Rata Share of a UK Borrowing, the UK Agent may assume that each UK Lender has made such amount available to the UK Agent in immediately available funds on the Funding Date. Furthermore, the UK Agent may, in reliance upon such assumption, make available to the UK Borrowers on such date a corresponding amount. If any UK Lender has not transferred its full Pro Rata Share of a UK Borrowing

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to the UK Agent in immediately available funds and the UK Agent has transferred a corresponding amount to the UK Borrowers on the Business Day following such Funding Date that UK Lender shall make such amount available to the UK Agent, together with interest at the Bank of America Reference Rate. A notice by the UK Agent submitted to any UK Lender with respect to amounts owing shall be conclusive, absent manifest error. If each UK Lender’s full Pro Rata Share of a UK Borrowing is transferred to the UK Agent as required, the amount transferred to the UK Agent shall constitute that UK Lender’s UK Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the UK Agent on the Business Day following the Funding Date, the UK Agent will notify the UK Borrower Representative of such failure to fund and, upon demand by the UK Agent, the UK Borrowers shall pay such amount to the UK Agent for the UK Agent’s account, together with interest thereon for each day elapsed since the date of such UK Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the UK Revolving Loans comprising that particular UK Borrowing. The failure of any UK Lender to make any UK Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other UK Lender of its obligation hereunder to make a UK Revolving Loan on that Funding Date, No UK Lender shall be responsible for any other UK Lender’s failure to advance such other UK Lenders’ Pro Rata Share of any UK Borrowing.

                    (d) Retention of Defaulting Lender’s Payments. The UK Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a UK Borrower to the UK Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the UK Agent. In its discretion, the Agent may loan the UK Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the UK Borrowers shall bear interest at the rate applicable to UK Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were UK Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the UK Lenders which have funded their respective Pro Rata Shares of such requested UK Borrowing and shall be allocated among such performing UK Lenders ratably based upon their relative UK Commitments, This Section shall remain effective with respect to such UK Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the UK Commitment of any UK Lender, or relieve or excuse the performance by the UK Borrowers of their duties and obligations hereunder.

                    (e) Removal of Defaulting Lender. At the UK Borrower Representative’s request, the UK Agent or an Eligible Transferee reasonably acceptable to the UK Agent shall have the right (but not the obligation) to purchase from any

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Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the UK Agent or such Eligible Transferee, all of the Defaulting Lender’s outstanding UK Commitments and Loans hereunder. Such sale shall be consummated promptly after UK Agent has arranged for a purchase by UK Agent or an Eligible Transferee pursuant to a UK Transfer Agreement, and at a price equal to the outstanding principal balance of the Defaulting Lender’s UK Revolving Loans, plus accrued interest and fees, without premium or discount.

          12.16 Letters of Credit; Intra-Lender Issues, Notice of Letter of Credit Balance. On each Settlement Date the UK Agent shall notify each UK Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

                                        (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such UK Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the UK Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the UK Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                                        (ii) Sharing of Reimbursement Obligation Payments. Whenever the UK Agent receives a payment from a UK Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the UK Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a UK Lender, the UK Agent shall promptly pay to such UK Lender such UK Lender’s Pro Rata Share (and in the case of the UK Fronting Lender, an amount equal to the aggregate amount of the UK Revolver Participants’ Pro Rata Share) of such payment from the UK Borrowers. Each such payment shall be made by the UK Agent on the next Settlement Date.

                                        (iii) Documentation. Upon the request of any UK Lender, the UK Agent shall furnish to such UK Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                                        (iv) Obligations Irrevocable. The obligations of each UK Lender (including, the UK Fronting Lender as fronting lender for the UK Revolver Participants) to make payments to the UK Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the UK Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the UK Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the UK Agent, for the account of the UK Lenders, shall be

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irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                        (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                                        (2) the existence of any claim, setoff, defense or other right which any UK Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any UK Lender, the UK Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the UK Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                        (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                        (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                                        (5) the occurrence of any Default or Event of Default; or

                                        (6) the failure of the UK Borrowers to satisfy the applicable conditions precedent set forth in
Article 8.

                    (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any UK Borrower received by the UK Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the UK Agent to the UK Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the UK Agent in connection with any receivership, liquidation or bankruptcy proceeding, the UK Lenders shall, upon demand by the UK Agent, pay to the UK Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the UK Agent upon the amount required to be repaid by it. Unless the UK Agent receives notice from the UK Borrower Representative prior to the date on which any payment is due to the UK Lenders that the UK Borrowers will not make such payment in full as and when required, the UK Agent may assume that the UK Borrower has made such payment in full to the UK Agent on such date in immediately available funds and the UK Agent may (but shall not be so required), in reliance upon such assumption, distribute to each UK Lender on such due date an amount equal to the amount then due such UK Lender. If and to the extent the UK Borrowers have not made such payment in full to the Responsible Agent, each UK Lender (including the UK Fronting Lender as fronting lender for the UK Revolver Participants) shall repay to the UK Agent on demand such amount distributed to such UK Lender, together with interest thereon at the Bank of America Reference Rate for each day from the date such amount is distributed to such UK Lender until the date repaid.

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                    (d) Indemnification by UK Lenders. To the extent not reimbursed by the UK Borrowers and without limiting the obligations of any UK Borrower hereunder, the UK Lenders agree to indemnify each applicable Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no UK Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each UK Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the UK Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the UK Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

                    12.17 Concerning the Collateral and the Related Loan Documents. The UK Agent and each UK Lender authorizes and directs the UK Security Trustee to enter into the other UK Loan Documents, for the ratable benefit and obligation of the UK Agents and the UK Lenders. The UK Agents and each UK Lender agree that any action taken by any UK Agent or the Required Lenders, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any UK Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the UK Lenders. The UK Lenders acknowledge that the UK Revolving Loans, Agent Advances, Non-Ratable Loans, UK Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the UK Collateral.

                    12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each UK Lender:

          (a) is deemed to have requested that the UK Agent furnish such UK Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the UK Agent;

          (b) expressly agrees and acknowledges that neither the Bank nor any Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any UK Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel;

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(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each UK Agent and any such other UK Lender preparing a Report harmless from any action the indemnifying UK Lender may take or conclusion the indemnifying UK Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying UK Lender has made or may make to any UK Borrower, or the indemnifying UK Lender’s participation in, or the indemnifying UK Lender’s purchase of, a loan or loans of the UK Borrower; and (ii) to pay and protect, and indemnify, defend and hold each UK Agent and any such other UK Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by any UK Agent and any such other UK Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying UK Lender.

                    12.19 Relation Among Lenders. The UK Lenders are not partners or co-venturers, and no UK Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any UK Agent) authorized to act for, any other UK Lender.

                    12.20 Bank as UK Security Trustee. Notwithstanding any other provision of this Agreement, the UK Lenders and the UK Agent have also appointed the Bank as security trustee under and pursuant to the UK Security Documents. Each of the UK Lenders acknowledges that pursuant to the UK Security Documents, the UK Lenders and the UK Agent have irrevocably authorized the UK Security Trustee to execute and deliver the UK Security Documents on each of their respective behalf (thereby, among other things, designating and appointing the UK Security Trustee as their security agent in accordance with the terms thereof and authorizing the UK Security Trustee to execute and deliver the UK Security Documents and to take such action or to refrain from taking such action on their behalf (and otherwise exercising its powers) in accordance with the terms thereof).

                    12.21 Protection of UK Security Trustee. The benefits conferred on the Agents pursuant to this Article 12 regarding rights to indemnification and the exercise of rights, powers, authorizations, discretions, duties and responsibilities pursuant to this Agreement and any other Loan Document shall also be conferred, where appropriate, on the UK Security Trustee in relation to this Agreement and the UK Security Documents and references to UK Security Trustee, as well as references to all or any UK Agents, in this Article 12 shall be read and construed as references to the UK Security Trustee accordingly. The UK Security Trustee, shall have all the powers of an absolute owner of the security constituted by the UK Security Documents and all the rights and powers granted to it by the UK Security Documents.

                    12.22 Co-Agents. (a) None of the UK Lenders identified on the facing page, the preamble or the signature pages to this Agreement as a “Documentation Agent”, if any, shall have any right (except as expressly set forth in this Agreement), power, obligation, liability.

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responsibility or duty under this Agreement or any other Loan Document other than those applicable to all UK Lenders as such. Without limiting the foregoing, none of the UK Lenders identified as a “Documentation Agent”, if any, shall have or be deemed to have any fiduciary relationship with any UK Lender. Each UK Lender acknowledges that it has not relied, and will not rely, on any of the UK Lenders so identified in deciding to enter into this Agreement or in taking any action hereunder or under any Loan Document.

                              (b) Upon consultation with each of the US Borrower and the UK Borrower and for a period of thirty (30) days form the Closing Date in connection with the general syndication of the Facilities, the Administrative Agent shall have the right to appoint and grant titles to additional “Agents” and “Co-Agents” (other than, for the avoidance of doubt, any Administrative Agent, Collateral Agents, Security Agents or other agents with similar responsibilities or functions), which such additional Agents or Co-Agents shall become a party hereto pursuant to appropriate documentation (including by way of any Assignment and Acceptance Agreement or UK Transfer Agreement executed by such Agent or Co-Agents (or any affiliate thereof) in its capacity as a Lender hereunder. Following such appointment, the provisions set forth in the first two sentences of this Section 12.22 shall apply to such Agent or Co-Agent as if such Agent or Co-Agent were a “Documentation Agent” as referred to in this Section 12.22.

                    12.23 [Intentionally deleted]

                    12.24 Withholding Tax

               The UK Lenders (or the UK Agent in its sole discretion on their behalf) will on a written request from the UK Borrower complete and deliver within a reasonable time period such documentation as is reasonably requested by the UK Borrower and is necessary to enable an application to be made to exempt the UK Lenders from UK taxation on interest whether levied by withholding, deduction or otherwise under the double taxation treaty between the UK and the United States.

ARTICLE 13
MISCELLANEOUS

                    13.1 No Waivers; Cumulative Remedies No failure by any UK Agent or any UK Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any UK Borrower or any other UK Obligor and any UK Agent and/or any UK Lender, or delay by any UK Agent, or any UK Lender in exercising the same, will operate as a waiver thereof. No waiver by any UK Agent or any UK Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any UK Agent or the UK Lenders on any occasion shall affect or diminish such UK Agent’s and each UK Lender’s rights thereafter to require strict performance by the UK Borrowers and the other Credit Parties of any provision of this Agreement and the other Loan Documents. The UK Agents and the UK Lenders may proceed directly to collect the UK Obligations without any prior recourse to the UK Collateral. The UK Agents’ and each UK Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which any UK Agent or any UK Lender may have.

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                    13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          13.3 Notices (a) Any demand, notice or other communication or document to be made on or delivered to any of the UK Obligors under this Agreement shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Section 13.7. Each demand, notice, communication or other document to be made on or delivered to any party to this Agreement may (unless that party has by 10 UK Business Days’ written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at the address or fax number set out Section 13.7.

(b) Service of any demand, notice, communication or other document to be made or delivered under this Agreement may be made:

(i) by leaving it at the relevant address for service referred to in Section 13.7;

          (ii) by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the relevant address for service referred to in Section 13.7; or

          (iii) by fax to the relevant fax number referred to in Section 13.7 and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorized representative or agent, to have been signed by or on behalf of the server.

                    (c) Any demand, notice, communication or other document from any of the UK Obligors shall be irrevocable. Any other demand, notice, communication or other document shall be served or treated as served at the following times:

(i) in the case of service personally or in accordance with Subsection (b)(i) above, at the time of such service;

          (ii) in the case of service by post, at 9.00 a.m. on the UK Business Day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00 a.m. on the fifth UK Business Day following the day on which it was posted; and

                    in the case of service by fax, if sent before 9.00 a.m. on a UK Business Day, at 11.00 a.m. on the same day, if sent between 9.00 a.m. and 5.30 p.m. on a UK Business Day, two hours after the time of such service or, if sent after 5.30 p.m. on a UK Business Day, or if sent on a day other than a UK Business Day, at 9.00 a.m. on the next following UK Business Day.

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(d) In proving service of a demand, notice, communication or other document served:

(i) by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

(ii) by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number and the transmission was successful.

                    13.4 Survival of Representations and Warranties. All of the UK Borrowers’ and the other Credit Parties’ representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the UK Agents or the UK Lenders or their respective agents.

                    13.5 Other Security and Guaranties. The UK Agent, may, without notice or demand and without affecting the UK Borrowers’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the UK Collateral) for the payment of all or any part of the UK Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the UK Obligations of any UK Obligor and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the UK Obligations of any UK Obligor, or any other Person in any way obligated to pay all or any part of the UK Obligations of any UK Obligor.

                    13.6 Fees and Expenses

                    (a) Each UK Borrower agrees to pay to the UK Agents for their respective benefit, on demand, all costs and expenses that each UK Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, if any, filing (and similar) financing statements and continuations, and other actions to perfect, protect, and continue each Applicable Agents’ Liens (including costs and expenses paid or incurred by each Responsible Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the UK Borrowers under the Loan Documents that the UK Borrowers fail to pay or take; (f) subject to Section 7.4 hereof, costs of appraisals, environmental audits inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the UK Borrower’s operations by the Applicable Security Agent plus the Applicable Security Agent’s then customary charge for field examinations and audits

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and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Applicable Security Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the UK Borrowers agree to pay costs and expenses incurred by the Applicable Security Agent (including Attorneys’ Costs) to the Applicable Security Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm in each applicable jurisdiction retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Applicable Security Agents’ Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against any Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the UK Borrowers. All of the foregoing costs and expenses shall be charged to the UK Borrower’s Loan Account as Revolving Loans as described in Section 3.6.

                    b) Without prejudice to any other rights that the UK Agents or any of the UK Lenders may have at such time under this UK Credit Agreement or any other UK Loan Document, the UK Borrower agrees that, upon the appointment of a receiver, administrator, administrative receiver, trustee, examiner or any other similar officer or office holder of any UK Credit Party or of any or all of the assets of any UK Credit Party or upon an order being made for the winding-up, liquidation or dissolution of any UK Credit Party (the date of such event or occurrence being the “Insolvency Date”, shall become liable to pay forthwith to the UK Agent for its own account, an additional monitoring and administrative fee (the “Additional Monitoring and Administration Fee”) in an amount equal to two percent. (2%) of the UK Commitments as at the Insolvency Date.

                    13.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail or UK post, as applicable, in each case, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

               If to the Administrative Agent or to the Bank:

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Bank of America, N.A.
55 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Business Credit-Account Executive-Mobile Storage
Facsimile No.: +1 626 397 1273

with copies to:

Bank of America, N.A.
5 Canada Square
London E14 5AQ
Attention: Business Credit
Facsimile No.: +44 (0) 20 7809 5807

and

Latham & Watkins LLP
633 West Fifth Street
Los Angeles, CA 90071
Attention: Andrew A, Fayé
Facsimile No.: +1 213 891 8763

If to UK Agent or the UK Security Trustee:

Bank of America, N.A.
5 Canada Square
London E14 5AQ
Attention: Business Credit
Facsimile No.: +44 (0) 20 7809 5807

with copies to:

Bank of America, N.A.
55 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Business Credit-Account Executive-Mobile Storage
Facsimile No.: +1 626 397 1273

and

Latham & Watkins LLP
633 West Fifth Street
Los Angeles, CA 90071
Attention: Andrew A. Fayé
Facsimile No.: +1 213 891 8763

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If to any US Borrower or any other Credit Party:

Mobile Storage Group, Inc.
7590 North Glenoaks Boulevard
Burbank, CA 91504
Attention: Allan Villegas
Facsimile No.: (818) 253-3154

with copies to:

Christopher A, Wilson, Esq.
Mobile Storage Group, Inc.
7590 North Glenoaks Boulevard
Burbank, CA 91504
Facsimile No.: (818) 253-3154

and

Munger, Tolles and Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Facsimile No.: (213) 687-3702
Attention: Judith Kitano, Esq.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding any terms or provisions herein to the contrary, the UK Borrowers shall simultaneously deliver to the Administrative Agent any notice, report, certificate, document or other information delivered to any UK Agent pursuant to the terms hereof, and the UK Borrowers shall cause the US Borrowers to simultaneously deliver to the UK Agent any notice, report, certificate, document or other information delivered to any US Agent pursuant to the terms of the US Credit Agreement.

                    13.8 Waiver of Notices. Unless otherwise expressly provided herein, the UK Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the UK Obligations and notice of acceleration of the UK Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the UK Borrowers which any UK Agent or any UK Lender may elect to give shall entitle the UK Borrowers to any or further notice or demand in the same, similar or other circumstances.

                    13.9 Waiver of Counterclaims. Each Credit Party waives all rights to interpose any claims, deductions, setoffs, or counterclaims of any nature (other then compulsory

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counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

                    13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any UK Borrower without prior written consent of the UK Agent and each Lender. The rights and benefits of each UK Agent and the UK Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the UK Obligations or any part thereof.

                    13.11 Indemnity of the Agents and the Lenders by the Borrowers.

                    (a) The UK Borrowers agree, jointly and severally, to defend, indemnify and hold each UK Agent, the Agent-Related Persons, and each UK Lender (including, for the avoidance of doubt any UK Revolver Participant and the UK Fronting Lender) and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any UK Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the UK Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person as determined in a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

                    (b) The UK Borrowers agree, jointly and severally, to indemnify, defend and hold harmless each UK Agent and the UK Lenders (including, for the avoidance of doubt, each UK Revolver Participant and the UK Fronting Lender) from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the operations, business or property of each UK Borrower or any of its respective Subsidiaries. This indemnity will apply whether the hazardous substance is on, under or about the property or operations of or property leased to any UK Borrower or any of its Subsidiaries. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agents and the UK Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste

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that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

                    (c) Notwithstanding any of the other provisions of this Agreement or any other Loan Document, nothing contained herein or in any of the other Loan Documents shall require the UK Borrowers or any of their Subsidiaries to take any action which constitutes or will constitute unlawful financial assistance for the purposes of sections 151 to 158 (inclusive) of the Companies Act.

                    13.12 Rights of Third Parties. Any person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999.

                    13.13 Law and Jurisdiction

(a) Law. This Agreement and the rights and obligations of the parties to this Agreement are governed by and to be construed in accordance with English law.

(b) Jurisdiction.

          (i) Submission. MSG and the UK Borrowers agree for the benefit of the UK Agents that the courts of England shall have jurisdiction to hear and determine, any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

          (ii) Forum. MSG and the UK Borrowers irrevocably waive any objection which it might now or hereafter have to the courts referred to in subsection (b)(i) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

          (iii) Other competent jurisdictions. The submission to the jurisdiction of the courts referred to in subsection (b)(i) shall not (and shall not be construed so as to) limit the right of the UK Agents to take proceedings against any of the Credit Parties in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of the proceedings in any other jurisdiction, whether currently or not.

                    (c) Consent of enforcement. MSG and the UK Borrowers hereby consent generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief of the issue of any process in

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connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever of any of the Credit Party (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

                    13.14 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY UK BORROWER, ANY UK LENDER OR OTHER PERSON AGAINST ANY UK AGENT, ANY UK LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH UK BORROWER AND EACH UK LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                    13.15 Final Agreement. This Agreement and the other Loan Documents, including without limitation the US Credit Agreement and the US Loan Documents are intended by the UK Borrowers, the UK Agents, and the UK Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof between the UK Borrowers and the UK Agent or any Lender. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the UK Borrowers and a duly authorized officer of each of the UK Agents and the Required Lenders (or where required hereunder, all Lenders).

                    13.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, the UK Agent, each UK Lender and each UK Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                    13.17 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                    13.18 Right of Setoff. In addition to any rights and remedies of the UK Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each UK Lender is authorized at any time and from time to time, without prior notice to the UK Borrowers, any such notice being waived by the UK Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such UK Lender or any Affiliate of such UK Lender to or for the credit or the account of either UK Borrower against any

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and all Obligations owing to such UK Lender by a UK Borrower, now or hereafter existing, irrespective of whether or not the UK Agent or such UK Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each UK Lender agrees promptly to notify the UK Borrowers and the UK Agent after any such set-off and application made by such UK Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding the foregoing, no UK Lender shall exercise any right of set-off, banker’s lien, or the like against any deposit account or property of any UK Borrower held or maintained by such UK Lender without the prior written unanimous consent of the UK Lenders.

                    13.19 Confidentiality.

                    (a) The UK Borrowers hereby consent that each UK Agent and each UK Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the UK Borrowers and a general description of the UK Borrowers’ businesses and may use the UK Borrowers’ name in advertising and other promotional material.

                    (b) Each UK Agent and each UK Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the UK Borrowers and provided to such UK Agent or UK Lender by or on behalf of the UK Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by such UK Agent or UK Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the UK Borrowers, provided that such source is not bound by a confidentiality agreement with the UK Borrowers known to such UK Agent or UK Lender; provided, however, that any UK Agent and any UK Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which such UK Agent or UK Lender is subject or in connection with an examination of such UK Agent or UK Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which any UK Agent, any UK Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to such UK Agent’s or such UK Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Transferee in connection with the syndication of the Loans and the Aggregate Commitments under any UK Transfer Agreement, actual or potential, provided that such prospective Participant or Transferee agrees to keep such information confidential to the same extent required of any UK Agent and the UK Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any UK Borrower is party with such UK Agent or such UK Lender, and (9) to its Affiliates, provided that any UK Lender agrees to cause its Affiliate to keep such information confidential to the same extent required of any UK Agent or UK Lender hereunder. Notwithstanding anything

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herein to the contrary, the information subject to this subsection (b) shall not include, and each UK Agent and each UK Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such UK Agent or such UK Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

                    13.20 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

                    13.21 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Spot Rate at which the UK Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Applicable Business Day before the day on which judgment is given. In the event that there is a change in the rate of Exchange Rate prevailing between the Applicable Business Day before the day on which the judgment is given and the date of receipt by the UK Agent of the amount due, the UK Borrowers will, on the date of receipt by the UK Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the UK Agent and the UK Lenders on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the UK Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due. If the amount of the Currency Due which the UK Agent is able to purchase is less than the amount of the Currency Due originally due to it, the UK Borrowers shall indemnify and save the UK Agent and the UK Lenders harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the UK Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.

                    13.22 Reinstatement. To the maximum extent permitted by law, this UK Credit Agreement, and the UK Obligations, shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Agent or Lender in respect of the UK

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Obligations is rescinded or must otherwise be restored or returned by any such Person upon the insolvency, administration, bankruptcy, dissolution, liquidation or reorganization of UK Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the UK Borrower or any other Person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                    13.23 Incorporation. For the purposes of Section 2 of the Law of Property (Miscellaneous Provisions) Act 1994, the terms of the Loan Documents shall be deemed to be incorporated in this Agreement.

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                    IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“US BORROWER”

MOBILE STORAGE GROUP, INC.

“UK BORROWER”

RAVENSTOCK MSG LIMITED

“PARENT GUARANTOR”

MOBILE SERVICES GROUP, INC.

“ADMINISTRATIVE AGENT”

BANK OF AMERICA, N.A., as the Administrative Agent

“UK AGENT”

BANK OF AMERICA, N.A., as the UK Agent

“UK FRONTING LENDER”

BANK OF AMERICA, N.A., as the UK Fronting Lender

“LENDERS”

BANK OF AMERICA, N.A., as a Lender